FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286596-05

July 9, 2026

SUBJECT TO CHANGE

Information in these materials may be amended or completed prior to sale.

Structural and Collateral Term Sheet

STRICTLY CONFIDENTIAL

CGCMT 2026-MFAM1

$816,850,000
(Approximate Initial Mortgage Pool Balance)

$706,575,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2026-MFAM1
 As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
 As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2026-MFAM1

Citi Real Estate Funding Inc.
 As Sponsor and Mortgage Loan Seller

Citigroup Global Markets Inc.
 Lead Manager and Sole Bookrunner

Academy Securities, Inc. Co-Manager	Bancroft Capital, LLC Co-Manager	Drexel Hamilton, LLC Co-Manager	Mischler Financial Group, Inc. Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about July 9, 2026, included as part of our registration statement (SEC File No. 333-286596) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., or Bancroft Capital, LLC. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the headings “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., or Bancroft Capital, LLC provides accounting, tax or legal advice.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY
OFFERED CERTIFICATES
Offered Classes	Expected Ratings (Moody’s / Fitch / Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	(6)	30.000%	%	(7)	(6)	(6)
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	(6)	30.000%	%	(7)	(6)	(6)
Class X-A	NR/AAAsf/AAA(sf)	$619,784,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	Aa2(sf)/AAAsf/AAA(sf)	$47,989,000	24.125%	%	(7)	4.96	07/31 – 07/31
Class B	NR/AA-sf /AA(high)(sf)	$49,011,000	18.125%	%	(7)	4.96	07/31 – 07/31
Class C	NR/A-sf/A(high)(sf)	$37,780,000	13.500%	%	(7)	4.96	07/31 – 07/31

NON-OFFERED CERTIFICATES(10)
Non-Offered Classes	Expected Ratings (Moody’s / Fitch / Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class D	NR/BBBsf/BBB(high)(sf)	$22,463,000	10.750%	%	(7)	4.96	07/31 – 07/31
Class E	NR/BBB-sf/BBB(high)(sf)	$10,211,000	9.500%	%	(7)	4.96	07/31 – 07/31
Class F(11)	NR/BB-sf/BBB(low)(sf)	$19,400,000	7.125%	%	(7)	4.96	07/31 – 07/31
Class G-RR(11)	NR/B-sf/BB(sf)	$12,253,000	5.625%	%	(7)	4.96	07/31 – 07/31
Class J-RR(11)	NR/NR/NR	$45,948,000	0.000%	%	(7)	4.96	07/31 – 07/31
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“Morningstar DBRS”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest-only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and Morningstar DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amount of the Class X-A certificates (also referred to in this Term Sheet as the “Class X Certificates”) may vary depending upon the final pricing of the respective classes of Principal Balance Certificates (as defined in footnote (7) below) whose certificate balances comprise such notional amount, and, if as a result of such pricing (a) the pass-through rate of such class of Class X Certificates would be equal to zero at all times, such class of Class X Certificates will not be issued on the closing date of this securitization (the “Closing Date”) or (b) the pass-through rate of any class of Principal Balance Certificates whose certificate balance comprises the notional amount of such class of Class X Certificates is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time (the “WAC Rate”), the certificate balance of such class of Principal Balance Certificates may not be part of, and there may be a corresponding reduction in, such notional amount of such class of Class X Certificates. Notwithstanding anything in this Term Sheet to the contrary, the Class X-A certificates will be the sole class of Class X Certificates.
(3)	“Approximate Initial Credit Support” means, with respect to any class of Principal Balance Certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of Principal Balance Certificates, if any, junior to such class of Principal Balance Certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of Principal Balance Certificates. The approximate initial credit support percentages set forth for the Class A-2 and Class A-3 certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the Closing Date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $571,795,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 – $245,000,000	N/A – 4.73	N/A / 04/31 – 05/31
Class A-3	$326,795,000– $571,795,000	4.86 – 4.81	05/31 – 07/31 / 04/31 – 07/31

(7)	For any distribution date, the pass-through rate for each class of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates (collectively, the “Principal Balance Certificates”, and collectively with the Class X and Class R certificates, the “Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified per annum rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage, but no less than 0.000%. The Certificates, other than the Class R certificates, are collectively referred to in this term sheet as the “Regular Certificates”. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

3

CERTIFICATE SUMMARY (continued)
(8)	The Class X Certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X Certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X Certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-2, Class A-3 and Class A-S

(9)	The pass-through rate for each class of Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the WAC Rate over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(10)	The classes of Certificates set forth below “Non-Offered Certificates” in the table are not offered by this Term Sheet.
(11)	In satisfaction of the risk retention obligations of Citi Real Estate Funding Inc. (as “retaining sponsor” with respect to this securitization transaction (i.e., the securitization transaction constituted by the offer and sale of the Certificates)), GCP III CGCMT MF, LLC is expected to acquire and retain (directly or through one or more of its “majority-owned affiliates”), in accordance with the credit risk retention rules applicable to this securitization transaction, all of the Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), which will collectively constitute an “eligible horizontal residual interest” with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the Certificates (other than the Class R certificates)) issued by the issuing entity. The certificate balances of the Class F and Class G-RR certificates may be reallocated between those classes based on the determination of the respective aggregate fair values, as of the closing date for this transaction, of (i) all of the HRR Certificates and (ii) all of the Certificates (other than the Class R certificates), in order to satisfy the foregoing. “Retaining sponsor,” “majority-owned affiliate,” “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

4

MORTGAGE POOL CHARACTERISTICS
Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$816,850,000
Number of Mortgage Loans	27
Number of Mortgaged Properties	27
Average Cut-off Date Balance	$30,253,704
Weighted Average Mortgage Rate	5.90674%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	59
Weighted Average Cut-off Date LTV Ratio(4)	70.5%
Weighted Average Maturity Date/ARD LTV Ratio(3)(4)	70.6%
Weighted Average UW NCF DSCR(5)	1.27x
Weighted Average Debt Yield on Underwritten NOI(6)	7.7%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	0.0%

(1)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per Unit information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. See “Description of the Mortgage Loans—The Whole Loans” in the Preliminary Prospectus for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date. However, no such mortgage loans will be included in the Citigroup Commercial Mortgage Trust 2026-MFAM1.
(4)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be calculated based on (i) “as-stabilized” or similar values other than “as-is” in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (iii) an “as-is” appraised value for a portfolio of mortgaged properties that includes a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(5)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that, with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance is net of the related economic holdback reserve.
(6)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided, that with respect to any mortgage loan structured with an economic holdback reserve, each of the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the cut-off date balance that would be in effect for such mortgage loan assuming that the related cut-off date balance is net of the related economic holdback reserve.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

5

KEY FEATURES OF THE CERTIFICATES
Lead Manager and Bookrunner:	Citigroup Global Markets Inc.
Co-Managers:	Drexel Hamilton, LLC Academy Securities, Inc. Mischler Financial Group, Inc. Bancroft Capital, LLC
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$816,850,000
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Citibank, N.A.
Trustee:	Wilmington Savings Fund Society, FSB
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy European or United Kingdom risk retention and due diligence requirements.
Closing Date:	On or about July 29, 2026
Cut-off Date:	With respect to each mortgage loan, the due date in July 2026 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to July 2026, the date that would have been its due date in July 2026 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)
Determination Date:	The 11th day of each month or next business day, commencing in August 2026
Distribution Date:	The 4th business day after the Determination Date, commencing in August 2026
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	July 2059
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (other than the Class X-A certificates); $1,000,000 minimum for the Class X-A certificates; and integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX, BLOOMBERG and Moody’s Analytics

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

6

TRANSACTION HIGHLIGHTS
■	$706,575,000 (Approximate) New-Issue Multi-Borrower CMBS:
—	Overview: The mortgage pool consists of 27 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $816,850,000 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $30,253,704 and are secured by 27 mortgaged properties located throughout 14 states.
—	LTV: 70.5% weighted average Cut-off Date LTV Ratio
—	DSCR: 1.27x weighted average Underwritten NCF Debt Service Coverage Ratio
—	Debt Yield: 7.7% weighted average Debt Yield on Underwritten NOI
—	Credit Support: 30.000% credit support to Class A-2 / A-3
■	Collateral Characteristics:
—	Vintage: 22 mortgaged properties representing 84.6% of the Initial Pool Balance were either built or most recently renovated since 2020.
—	Major Markets: 23 mortgaged properties representing 83.9% of the Initial Pool Balance are located inside of the top 25 MSAs in the United States by estimated 2025 population.
—	Geographic Diversity: The 27 mortgaged properties are located throughout 14 states, with only New York (21.2%), California (16.8%), and Florida (14.2%) having greater than 10.0% of the allocated Initial Pool Balance.
■	Loan Structural Features:
—	Cash Traps: 100.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x debt service coverage ratio that fund an excess cash flow reserve.
—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:
-	Replacement Reserves: 27 mortgage loans representing 100.0% of the Initial Pool Balance
-	Real Estate Taxes: 26 mortgage loans representing 98.2% of the Initial Pool Balance
-	Insurance: 16 mortgage loans representing 54.5% of the Initial Pool Balance
—	Predominantly Defeasance Mortgage Loans: 61.2% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

7

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc. (“CREFI”)	27	27	$816,850,000	100.0%
Total	27	27	$816,850,000	100.0%

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size (Units)	Cut-off Date Balance Per Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	The Leo	$65,000,000	8.0%	High Rise	168	$386,905	1.20x	7.2%	73.9%
2	Solterra at Civic Center	54,000,000	6.6%	Garden	192	$281,250	1.23x	7.4%	70.3%
3	Edge at Novi	50,000,000	6.1%	Garden	264	$189,394	1.22x	7.4%	77.6%
4	The Dutton	47,500,000	5.8%	Garden	312	$152,244	1.39x	8.5%	67.4%
5	Edison Grand	47,000,000	5.8%	High Rise	327	$235,474	1.20x	7.3%	69.8%
6	Ridgeline Apartments	46,000,000	5.6%	Garden	160	$287,500	1.31x	7.7%	76.8%
7	237 Madison	45,750,000	5.6%	High Rise	107	$427,570	1.20x	7.4%	68.3%
8	194 East 2nd Street	44,500,000	5.4%	Mid Rise	61	$729,508	1.36x	7.7%	64.4%
9	7403 Living	37,000,000	4.5%	Mid Rise	140	$264,286	1.22x	7.3%	67.3%
10	Innovo at Waters	35,250,000	4.3%	Garden	196	$179,847	1.31x	8.1%	75.0%
	Top 10 Total / Wtd. Avg.	$472,000,000	57.8%				1.26x	7.6%	71.2%
	Remaining Total / Wtd. Avg.	344,850,000	42.2%				1.28x	7.9%	69.5%
	Total / Wtd. Avg.	$816,850,000	100.0%				1.27x	7.7%	70.5%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)	With respect to each mortgage loan that is part of a whole loan, the Cut-off Date Balance Per Unit, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness.
(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

8

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Solterra at Civic Center	CREFI	Norwalk	California	Garden	$54,000,000	6.6%	FNA 2020-M6
Edge at Novi	CREFI	Novi	Michigan	Garden	$50,000,000	6.1%	MF1 2022-FL8
The Dutton	CREFI	Murfreesboro	Tennessee	Garden	$47,500,000	5.8%	ARCLO 2021-FL3, ARCLO 2021-FL4
Edison Grand	CREFI	Fort Myers	Florida	High Rise	$47,000,000	5.8%	PRPM 2026-CRE1
Ridgeline Apartments	CREFI	San Bernardino	California	Garden	$46,000,000	5.6%	GNR 2021-28, GNR 2021-36, GNR 2021-113, GNR 2021-190, GNR 2021-51, GNR 2022-41, GNR 2021-43
7403 Living	CREFI	Los Angeles	California	Mid Rise	$37,000,000	4.5%	INFN 2025-1
Greenrock Estates	CREFI	Charlotte	North Carolina	Garden	$33,000,000	4.0%	SCMS 2025-BNC1
Palms at Sunset Lakes	CREFI	Zachary	Louisiana	Garden	$22,200,000	2.7%	MCIRT 2022-1
Cypress Lake	CREFI	Houston	Texas	Garden	$20,500,000	2.5%	BDS 2021-FL7
Citizens Square Villas	CREFI	Dallas	Georgia	Garden	$18,500,000	2.3%	ARCLO 2020-FL1

(1)	The table above includes mortgage loans secured by mortgaged properties for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan seller.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

9

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)	Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Multifamily	27	$816,850,000	100.0%	1.27x	70.5%	7.7%
Garden	13	435,450,000	53.3	1.27x	72.1%	7.9%
Mid Rise	10	203,650,000	24.9	1.30x	67.2%	7.8%
High Rise	4	177,750,000	21.8	1.21x	70.3%	7.3%
Total / Wtd. Avg.	27	$816,850,000	100.0%	1.27x	70.5%	7.7%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

10

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
New York	7	$173,150,000	21.2%	$258,300,000	21.5%	$13,386,927	20.5%
California	3	$137,000,000	16.8%	$191,660,000	15.9%	$10,235,730	15.7%
Florida	3	$116,250,000	14.2%	$204,100,000	17.0%	$11,053,415	16.9%
Michigan	2	$77,250,000	9.5%	$101,975,000	8.5%	$5,829,390	8.9%
Illinois	1	$65,000,000	8.0%	$87,900,000	7.3%	$4,687,972	7.2%
Texas	2	$48,250,000	5.9%	$68,400,000	5.7%	$3,879,564	5.9%
Tennessee	1	$47,500,000	5.8%	$70,500,000	5.9%	$4,055,127	6.2%
New Jersey	1	$34,000,000	4.2%	$49,300,000	4.1%	$2,563,484	3.9%
North Carolina	1	$33,000,000	4.0%	$47,700,000	4.0%	$2,676,756	4.1%
Louisiana	1	$22,200,000	2.7%	$29,590,000	2.5%	$1,680,526	2.6%
Georgia	1	$18,500,000	2.3%	$28,500,000	2.4%	$1,590,539	2.4%
Pennsylvania	2	$16,250,000	2.0%	$23,475,000	2.0%	$1,369,511	2.1%
Washington	1	$15,000,000	1.8%	$22,750,000	1.9%	$1,187,642	1.8%
Delaware	1	$13,500,000	1.7%	$19,600,000	1.6%	$1,076,929	1.6%
Total	27	$816,850,000	100.0%	$1,203,750,000	100.0%	$65,273,513	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).
(3)	For multi-property loans that do not have underwritten cash flow information reported on a property level basis, Underwritten NOI is allocated based on each respective property’s allocated loan amount.

WA
CA
TX
LA
IL
MI
TN
NC
GA
FL
NY
PA
NJ
DE
Percent of
Initial Pool Balance
>10.0%
>5.0 – 10.0%
>2.0 – 5.0%
0.0 – 2.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

11

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7,250,000 - 9,999,999	2	$16,250,000	2.0%
10,000,000 - 19,999,999	7	109,900,000	13.5
20,000,000 - 29,999,999	5	117,700,000	14.4
30,000,000 - 39,999,999	5	173,250,000	21.2
40,000,000 - 49,999,999	5	230,750,000	28.2
50,000,000 - 65,000,000	3	169,000,000	20.7
Total	27	$816,850,000	100.0%
Distribution of UW NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.20 - 1.24	9	$380,000,000	46.5%
1.25 - 1.29	9	139,600,000	17.1
1.30 - 1.34	5	152,750,000	18.7
1.35 - 1.39	4	144,500,000	17.7
Total	27	$816,850,000	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	27	$816,850,000	100.0%
Total	27	$816,850,000	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable.
Distribution of Lockbox Types
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Springing	27	$816,850,000	100.0%
Total	27	$816,850,000	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
63.1 - 64.9	4	$96,000,000	11.8%
65.0 - 69.9	11	311,400,000	38.1
70.0 - 74.9	8	256,000,000	31.3
75.0 - 77.6	4	153,450,000	18.8
Total	27	$816,850,000	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
63.1 - 64.9	4	$96,000,000	11.8%
65.0 - 69.9	10	$291,900,000	35.7
70.0 - 74.9	9	$275,500,000	33.7
75.0 - 77.6	4	$153,450,000	18.8
Total	27	$816,850,000	100.0%
(1) See footnotes (1), (3), and (4) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	27	$816,850,000	100.0%
Total	27	$816,850,000	100.0%
Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
5.3800 - 5.4999	1	$34,000,000	4.2%
5.5000 - 5.9999	15	601,700,000	73.7
6.0000 - 6.4600	11	181,150,000	22.2
Total	27	$816,850,000	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

12

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.2 - 7.4	6	$298,750,000	36.6%
7.5 - 7.9	10	276,450,000	33.8
8.0 - 8.4	8	166,650,000	20.4
8.5 - 8.6	3	75,000,000	9.2
Total	27	$816,850,000	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.1 - 7.4	9	$375,450,000	46.0%
7.5 - 7.9	11	309,250,000	37.9
8.0 - 8.5	7	132,150,000	16.2
Total	27	$816,850,000	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	27	$816,850,000	100.0%
Total	27	$816,850,000	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
57 - 58	13	$368,000,000	45.1%
59 - 60	14	448,850,000	54.9
Total	27	$816,850,000	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	20	$500,100,000	61.2%
Yield Maintenance	7	316,750,000	38.8
Total	27	$816,850,000	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves	27	$816,850,000	100.0%
Real Estate Tax	26	$801,850,000	98.2%
Insurance	16	$444,850,000	54.5%

Distribution of Current Occupancy (%)
Occupancy (%)(1)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
89.2 - 94.9	4	$108,500,000	13.3%
95.0 - 99.9	20	670,700,000	82.1
100.0	3	37,650,000	4.6
Total	27	$816,850,000	100.0%
(1) Occupancy (%) represents physical occupancy for the multifamily component at each mortgaged property.

Distribution of Most Recent Year Built / Renovated
Most Recent Year Built / Renovated	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2002	1	$20,000,000	2.4%
2015 - 2019	4	105,750,000	12.9
2020 - 2026	22	691,100,000	84.6
Total	27	$816,850,000	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

13

STRUCTURAL OVERVIEW
Amount and Order of Distributions	The aggregate amount available for distribution to holders of the Certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.
On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1.	Class A-2, Class A-3 and Class X-A certificates: to interest on the Class A-2, Class A-3 and Class X-A certificates, up to, and pro rata in accordance with, their respective interest entitlements.
2.	Class A-2 and Class A-3 certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, then (ii) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (i) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.
3.	Class A-2 and Class A-3 certificates: to reimburse the Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.
4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
7.	After the Class A-2, Class A-3, Class X-A, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest and principal and to reimburse (with interest at the related pass-through rate) any unreimbursed losses to (i) the Class D certificates, (ii) the Class E certificates, (iii) the Class F certificates, (iv) the Class G-RR certificates and (v) the Class J-RR certificates, sequentially in that order and with respect to each such class or group of classes in a manner analogous to the Class C certificates pursuant to clause 6 above.
Realized Losses	The certificate balances of the respective classes of Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of its Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

14

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges

On each Distribution Date, until the notional amount of the Class X-A certificates and the certificate balances of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds is required to be distributed to holders of the Regular Certificates (excluding holders of the Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class X-A, Class A-2, Class A-3 and Class A-S certificates, and (ii) the group (the “YM Group B/C/D/E/F” and, together with the YM Group A, the “YM Groups”) comprised of the Class B, Class C, Class D, Class E and Class F certificates, pro rata based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to the subject class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of Principal Balance Certificates (for each class of which the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and the subject class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates, if any, in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amount of the Class X-A certificates and the certificate balances of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated to the holders of the Class G-RR and Class J-RR certificates as provided in the CGCMT 2026-MFAM1 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

Advances	The master servicer and, if it fails to do so, the back-up advancing agent (which will initially be the certificate administrator), will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the CGCMT 2026-MFAM1 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any other related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the back-up advancing agent will each be entitled to receive interest on advances they make at the prime rate (and, solely with respect to the master servicer, subject to a floor rate of 2.0% per annum), compounded annually.

Serviced Mortgage

Loans/Outside Serviced

Mortgage Loans	All mortgage loans transferred to the issuing entity that are being serviced by the master servicer and the special servicer under the CGCMT 2026-MFAM1 pooling and servicing agreement are sometimes referred to in this Term Sheet as the “serviced mortgage loans”. In the case of any such mortgage loan that is part of a whole loan, such related whole loan constitutes a “serviced whole loan” and any related companion loan constitutes a “serviced companion loan”. The serviced mortgage loans, together with any related serviced companion loans, constitute the “serviced loans”.

One or more whole loans may be identified in the Preliminary Prospectus as an “outside serviced whole loan”, in which case the related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan”. Any outside serviced whole loan will be serviced pursuant to the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the securitization for a related companion loan, which agreement will constitute an “outside servicing agreement”.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the CGCMT 2026-MFAM1 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the CGCMT 2026-MFAM1 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amount will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Regular Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-2, Class A-3 and Class X-A certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, as well as the allocation and/or exercise of voting rights for certain purposes, any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-2 and Class A-3, certificates, pro rata based on certificate balance.

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect with respect to the mortgage loans, and (ii) with respect to any mortgage loans that are AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any serviced mortgage loan that is an AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties, plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. In the case of an outside serviced mortgage loan, any Collateral Deficiency Amount will be calculated pursuant to, and by a party to, the related outside servicing agreement. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Collateral Deficiency Amounts with respect to the mortgage loans will be allocable to the respective classes of Control Eligible Certificates (as defined below) (or for purposes of determining an Operating Advisor Consultation Trigger Event, the HRR Certificates), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any mortgage loan (1) that became a corrected loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)
Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the related outside servicing agreement, any related subordinate companion loan(s), together as one defaulted loan.
Directing Holder	The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the CGCMT 2026-MFAM1 pooling and servicing agreement will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and
●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”), provided, that with respect to any serviced whole loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is a mortgage loan or whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the most senior class of outstanding Control Eligible Certificates will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, GCP III CGCMT MF, LLC, a Cayman Islands limited liability company, is expected (i) to purchase the HRR Certificates, and (ii) appoint Greystar Credit Management III, LLC as the initial Controlling Class Representative; and it or its affiliates may purchase additional Certificates.

Control Termination

Event	A “Control Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Consultation Termination Event will be deemed to exist.

Control/Consultation

Rights	With respect to any serviced loan, the applicable Directing Holder, if any, will be entitled to have consent and/or consultation rights under the CGCMT 2026-MFAM1 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to such serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the CGCMT 2026-MFAM1 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan, and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the CGCMT 2026-MFAM1 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Termination of

Special Servicer	At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the CGCMT 2026-MFAM1 pooling and servicing agreement.

Except in the case of a serviced outside controlled whole loan, and solely if a Control Termination Event has occurred and is continuing, the special servicer under the CGCMT 2026-MFAM1 pooling and servicing agreement may be terminated and replaced pursuant to a vote of applicable certificateholders, with or without cause, in accordance with the procedures described under “The Pooling and Servicing Agreement—Removal of the Special Servicer by Certificateholders Following a Control Termination Event” in the Preliminary Prospectus, upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates entitled to vote on the matter evidencing more than 50% of the voting rights allocable to each class of such Non-Reduced Certificates.

At any time, the special servicer under the CGCMT 2026-MFAM1 pooling and servicing agreement may be terminated and replaced with respect to all the serviced loans, if (i) the operating advisor (A) determines, in its sole discretion exercised in good faith, that the special servicer has failed to comply with the Servicing Standard and a replacement of the special servicer would be in the best interest of the holders of the Certificates (as a collective whole), and (B) recommends the replacement of the special servicer with respect to such serviced loans, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the special servicer in such capacity in accordance with the procedures set forth under “The Pooling and Servicing

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Agreement—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor” in the Preliminary Prospectus.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the CGCMT 2026-MFAM1 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders or beneficial owners of Certificates evidencing at least 20% of the aggregate outstanding principal balance of all the Principal Balance Certificates, with such quorum including at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the CGCMT 2026-MFAM1 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the CGCMT 2026-MFAM1 pooling and servicing agreement.

Voting Rights	At all times during the term of the CGCMT 2026-MFAM1 pooling and servicing agreement, the voting rights for the Certificates will be allocated among the respective classes of holders thereof in the following percentages:
(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and
(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of Certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

19

STRUCTURAL OVERVIEW (continued)

servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within three months of the maturity default, but the special servicer may collect from the related borrower and retain (x) a liquidation fee or workout fee, as applicable, and (y) such other fees as are provided for in the related loan documents.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the CGCMT 2026-MFAM1 pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the CGCMT 2026-MFAM1 pooling and servicing agreement and identifying any material deviations therefrom;
●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the holders of the Certificates (as a collective whole); and
●	after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the CGCMT 2026-MFAM1 pooling and servicing agreement) in respect of the applicable serviced loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

20

STRUCTURAL OVERVIEW (continued)

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the CGCMT 2026-MFAM1 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders of the Certificates (other than the Class R certificates) evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CGCMT 2026-MFAM1 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan seller will be subject to the dispute resolution provisions set forth in the CGCMT 2026-MFAM1 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller, and the mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other holder or beneficial owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other holder or beneficial owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other holder or beneficial owner of Certificates may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other holder or beneficial owner of Certificates may deliver, within the time frame provided in the CGCMT 2026-MFAM1 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request in connection with a mortgage loan, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the mortgage loan purchase agreement, (iv) the mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CGCMT 2026-MFAM1 pooling and servicing agreement. If a Repurchase Request is Resolved in a manner contemplated by clause (v) above, and if the enforcing servicer determines in its reasonable judgment that the applicable contractually binding agreement to be entered into between the enforcing

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

21

STRUCTURAL OVERVIEW (continued)

servicer, on behalf of the issuing entity, and the mortgage loan seller, as contemplated by such clause (v), could reasonably be expected to result in losses or other shortfalls on or in respect of the related mortgage loan directly attributable to such contractually binding agreement, then the enforcing servicer will be required, prior to the occurrence of a Control Termination Event, to obtain the consent of the Directing Holder before entering into such contractually binding agreement (other than in connection with any mediation (including non-binding arbitration) or arbitration brought in accordance with the CGCMT 2026-MFAM1 pooling and servicing agreement); provided, however, that no such consent will be required (i) if the related mortgage loan is an excluded mortgage loan with regard to the Directing Holder, or (ii) if no such determination is made by the enforcing servicer. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase by a third-party purchaser (directly or through one or more majority-owned affiliates) of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy European or United Kingdom risk retention and due diligence requirements.
Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CGCMT 2026-MFAM1 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CGCMT 2026-MFAM1 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan(s) with a stated maturity date later than July 2031, but in each case only if the option described below is exercised after the distribution date in July 2031), certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding Certificates.

If the aggregate certificate balances of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E and Class F certificates and the notional amount of the Class X-A certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2026-MFAM1 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding Certificates (excluding the Class R certificates) for the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

22

Multifamily – High Rise 741 North Wells Street Chicago, IL 60654	Collateral Asset Summary – Loan No. 1 The Leo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 73.9% 1.20x 7.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

23

Multifamily – High Rise 741 North Wells Street Chicago, IL 60654	Collateral Asset Summary – Loan No. 1 The Leo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 73.9% 1.20x 7.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

24

Multifamily – High Rise 741 North Wells Street Chicago, IL 60654	Collateral Asset Summary – Loan No. 1 The Leo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 73.9% 1.20x 7.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	MS Chicago 741 LLC	Collateral:	Fee
Borrower(s):	Chicago 741 LLC, RJF 370 N Morgan LLC and RF110 370 N Morgan LLC	Location:	Chicago, IL
Original Balance:	$65,000,000	Year Built / Renovated:	2024 / NAP
Cut-off Date Balance:	$65,000,000	Property Management:	Cagan Management Group, Inc.
% by Initial UPB:	8.0%	Size(2):	168 Units
Interest Rate:	5.85000%	Appraised Value / Per Unit:	$87,900,000 / $523,214
Note Date:	June 1, 2026	Appraisal Date:	March 31, 2026
Original Term:	60 months	Occupancy(2):	95.2% (as of May 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$4,687,972
Interest Only Period:	60 months	Underwritten NCF:	$4,637,934
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$4,274,160 (TTM March 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$4,201,026
Call Protection:	L(25),YM0.5(28),O(7)	2024 NOI(3):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(3):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$386,905
Taxes:	$437,500	$72,917	NAP	Maturity Date Loan / Unit:	$386,905
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	73.9%
Replacement Reserves:	$0	$3,571	NAP	Maturity Date LTV:	73.9%
TI / LC Reserves:	$0	Springing	NAP	UW NOI DY:	7.2%
				UW NCF DSCR:	1.20x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$65,000,000	100.0%	Loan Payoff	$59,704,110	91.9%
			Borrower Sponsor Equity	3,292,025	5.1
			Closing Costs	1,566,365	2.4
			Upfront Reserves	437,500	0.7
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Size and Occupancy represent the multifamily component of The Leo Property (as defined below). The Leo Property also includes 3,914 SF of ground floor retail space accounting for 3.0% of total NRA and 3.3% of underwritten effective gross income. The commercial space is 100.0% leased by two tenants, including a sauna/spa and fitness center as of the underwritten rent roll dated April 17, 2026.
(3)	2023 and 2024 NOI information are not available because The Leo Property was constructed in 2024.

The Loan. The largest mortgage loan (“The Leo Mortgage Loan”) is secured by the borrowers’ fee simple interest in a 168-unit, high-rise multifamily property located in Chicago, Illinois (“The Leo Property”). The Leo Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $65,000,000. The Leo Mortgage Loan was originated on June 1, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.85000% per annum on an Actual/360 basis. The Leo Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of The Leo Mortgage Loan is June 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

25

Multifamily – High Rise 741 North Wells Street Chicago, IL 60654	Collateral Asset Summary – Loan No. 1 The Leo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 73.9% 1.20x 7.2%

The Property. The Leo Property is a 168-unit, high-rise multifamily property with ground-floor retail located in the River North neighborhood of Chicago, Illinois. The Leo Property was constructed in 2024 and is comprised of a single, 21-story residential tower situated on an approximately 0.39-acre site. Community amenities at The Leo Property include a rooftop pool, fitness center, business center, co-working spaces, and an outdoor roof deck with grills. The Leo Property also features 53 enclosed parking spaces, resulting in a parking ratio of approximately 0.32 spaces per unit. The ground-floor retail space at The Leo Property comprises 3,914 square feet, representing approximately 3.3% of underwritten effective gross income, and was 100.0% leased as of April 17, 2026 to two tenants, including a sauna/spa and a fitness class provider, with leases extending to 2036.

The residential unit mix at The Leo Property consists of 34 studio units, 101 one-bedroom / one-bathroom units, 17 one-bedroom / one and a half-bathroom units, and 16 two-bedroom / two-bathroom units, with an average unit size of approximately 741 square feet. Of the 168 units, four are designated as affordable units as required pursuant to a local ordinance, which must be leased to households earning not more than 60% of area median income at restricted rents published by the City of Chicago Department of Housing. Unit amenities include full stainless steel appliance packages, granite countertops, in-unit washer/dryers, walk-in closets, garbage disposals, and balconies in select units. As of May 6, 2026, the residential portion of The Leo Property was 95.2% leased.

The following table presents certain information relating to the residential unit mix at The Leo Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit(2)
Studio	33	19.6%	97.0%	471	$2,317	$2,350
Studio - Affordable	1	0.6%	100.0%	476	$1,201	$1,201
1BR / 1BA - Affordable	2	1.2%	100.0%	740	$1,276	$1,276
1BR / 1BA(3)	99	58.9%	92.9%	745	$3,357	$3,425
1BR / 1.5BA	17	10.1%	100.0%	968	$4,082	$4,150
2BR / 2BA	15	8.9%	100.0%	1,052	$4,962	$4,925
2BR / 2BA - Affordable	1	0.6%	100.0%	1,052	$1,531	$1,531
Total/Wtd. Avg.	168	100.0%	95.2%	741	$3,325	$3,380
(1)	Based on the underwritten rent roll dated May 6, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units. For Affordable units, the Average Monthly Market Rent Per Unit has been assumed to equal the Average Monthly Rent Per Unit.
(2)	Source: Appraisal.
(3)	1 BR / 1 BA includes one guest suite unit that is occupied but as to which no rent is attributable. The guest suite unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

26

Multifamily – High Rise 741 North Wells Street Chicago, IL 60654	Collateral Asset Summary – Loan No. 1 The Leo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 73.9% 1.20x 7.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Leo Property:

Cash Flow Analysis(1)
	2025	TTM 3/31/2026	U/W(2)	U/W Per Unit
Base Rent	$6,586,688	$6,631,149	$6,344,748	$37,766
Potential Income from Vacant Units	0	0	315,900	$1,880
Gross Potential Income	$6,586,688	$6,631,149	$6,660,648	$39,647
Other Apartment Income(3)	569,928	576,600	663,504	$3,949
Net Rental Income	$7,156,616	$7,207,749	$7,324,152	$43,596
(Vacancy / Credit Loss)	(397,506)	(373,102)	(333,032)	($1,982)
Effective Gross Income - Apartments	$6,759,109	$6,834,647	$6,991,120	$41,614

Commercial Rental Income	$0	$3,165	$191,612	$1,141
Other Commercial Income(4)	0	0	60,355	$359
(Vacancy / Credit Loss)	0	0	(12,598)	($75)
Effective Gross Income - Commercial	$0	$3,165	$239,368	$1,425
Total Effective Gross Income	$6,759,109	$6,837,812	$7,230,488	$43,039

Real Estate Taxes	$782,320	$782,320	$875,000	$5,208
Insurance	86,034	87,494	82,434	$491
Management Fee	133,865	135,664	216,915	$1,291
Utilities	225,706	211,877	216,954	$1,291
Other Expenses(5)	1,330,158	1,346,297	1,151,213	$6,852
Total Expenses	$2,558,083	$2,563,653	$2,542,516	$15,134

Net Operating Income	$4,201,026	$4,274,160	$4,687,972	$27,905
Replacement Reserves	0	0	42,857	$255
TI/LC	0	0	7,181	$43
Net Cash Flow	$4,201,026	$4,274,160	$4,637,934	$27,607

Occupancy	94.0%	94.4%	95.0%(6)
NCF DSCR	1.09x	1.11x	1.20x
NOI Debt Yield	6.5%	6.6%	7.2%
(1)	2023 and 2024 financial and occupancy information are not available because The Leo Property was constructed in 2024.
(2)	Based on the underwritten rent rolls dated May 6, 2026 for the multifamily component and April 17, 2026 for the commercial component.
(3)	Other Apartment Income includes parking, forfeited deposits, vending machines, laundry income, late charges, cable television, and other miscellaneous sources, including ratio utility building system (“RUBS”) income.
(4)	Other Commercial Income is underwritten per each tenant’s reimbursement structure, which is made up of the pro-rata share of common area maintenance and taxes.
(5)	Other Expenses includes payroll and benefits, repairs and maintenance, advertising and marketing, and general and administrative.
(6)	Represents economic occupancy.

Appraisal. According to the appraisal, The Leo Property had an “as-is” appraised value of $87,900,000 as of March 31, 2026.

The Leo Appraised Value(1)
Property	Value	Capitalization Rate
The Leo	$87,900,000	5.25%
(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

27

Multifamily – High Rise 741 North Wells Street Chicago, IL 60654	Collateral Asset Summary – Loan No. 1 The Leo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 73.9% 1.20x 7.2%

Environmental Matters. According to the Phase I environmental report dated May 4, 2026, there is a controlled recognized environmental condition at The Leo Property relating to a release from four gasoline underground storage tanks. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Leo Property is located at 741 North Wells Street in the River North neighborhood of Chicago, Illinois which is part of the Chicago metropolitan statistical area (the “Chicago MSA”). The River North neighborhood is located immediately north of the Chicago central business district and is one of the city’s primary residential and retail corridors, providing access to a variety of restaurants, entertainment venues, and cultural attractions, as well as proximity to major employment centers. Major employers in the Chicago MSA include Amazon, Walmart, Advocate Health, and the federal government. Primary access to The Leo Property is provided by Interstate 90 as well as multiple public transportation options, including Chicago Transit Authority rail and bus lines.

According to a third-party market research report, The Leo Property is located within the Downtown Chicago multifamily submarket of the Chicago multifamily market. As of May 4, 2026, the Downtown Chicago multifamily submarket had inventory of 64,360 units, a vacancy rate of 5.4%, and average asking rent of $3,134 per month.

The following table presents certain information relating to certain multifamily properties that are comparable to The Leo Property:

Multifamily Rent Comparables(1)
Property Name / Location	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit(2)(3)
The Leo(2) Chicago, IL	-	2024 / NAP	168	95.2%	Studio	471 SF	$2,317
					Studio - Affordable	476 SF	$1,201
					1BR / 1BA - Affordable	740 SF	$1,276
					1BR / 1BA	745 SF	$3,357
					1BR / 1.5BA	968 SF	$4,082
					2BR / 2BA	1,052 SF	$4,962
					2BR / 2BA - Affordable	1,052 SF	$1,531
Marlowe Chicago, IL	0.1 mi	2018 / NAP	176	95.5%	Studio / 1 BA	470 SF	$2,186
					1 BR / 1 BA	670 SF	$2,949
					2 BR / 2 BA	1,183 SF	$4,432
Exhibit on Superior Chicago, IL	0.1 mi	2017 / NAP	298	98.0%	Studio / 1 BA	492 SF	$2,317
					1 BR / 1 BA	668 SF	$2,463
					2 BR / 1-2 BA	775-951 SF	$3,139-$3,598
					3 BR / 3 BA	1,492 SF	$5,382
Aurelien Chicago, IL	0.2 mi	2017 / NAP	368	98.1%	Studio / 1 BA	654 SF	$2,797
					1 BR / 1 BA	768 SF	$3,464
					2 BR / 2 BA	1,204 SF	$5,103
					3 BR / 2 BA	2,890 SF	$11,895
The Gallery on Wells Chicago, IL	1.0 mi	2017 / NAP	442	96.0%	1 BR	602 SF	$2,263
					2 BR	1,171 SF	$4,697
					2 BR	1,573 SF	$8,292
920 N Wells St Chicago, IL	1.0 mi	2024 / NAP	240	95.4%	Studio / 1 BA	526 SF	$2,409
					1 BR / 1 BA	785 SF	$3,511
					2 BR / 2 BA	1,114 SF	$4,961
					3 BR / 3-3.5 BA	1,782-2,213 SF	$11,710-$12,114
Hugo River North Chicago, IL	0.3 mi	2023 / NAP	227	95.2%	Studio / 1 BA	480 SF	$2,122
					1 BR / 1 BA	652 SF	$2,792
					2 BR / 2 BA	976 SF	$3,956
					3 BR / 2-2.5 BA	1,301-1,580 SF	$4,969-$5,500
					4 BR / 3.5 BA	1,998 SF	$7,110
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 6, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.
(3)	Average Monthly Rent Per Unit excludes one guest suite unit that is occupied but as to which no rent is attributable. The guest suite unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

28

Multifamily – High Rise 741 North Wells Street Chicago, IL 60654	Collateral Asset Summary – Loan No. 1 The Leo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 73.9% 1.20x 7.2%

The Borrowers and the Borrower Sponsor. The borrowers are Chicago 741 LLC, RJF 370 N Morgan LLC and RF110 370 N Morgan LLC, as tenants in common, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Leo Mortgage Loan.

The borrower sponsor is MS Chicago 741 LLC, the manager of each of the borrowers. The non-recourse carve-out guarantors are Hymie Mishan and Saul Sutton, co-founders of Vista Property. Vista Property is a family-owned investment firm with a portfolio of urban retail, office, and multifamily properties located in Chicago, New York, Florida, North Carolina, Virginia, New Jersey, Pennsylvania, Washington, D.C., Massachusetts, and London. Vista Property’s current multifamily portfolio in Chicago includes 413 units between two properties with 494 additional units under development.

Property Management. The Leo Property is managed by Cagan Management Group, Inc., a third party property management company.

Initial and Ongoing Reserves. At origination of The Leo Mortgage Loan, the borrowers deposited approximately $437,500 into a reserve account for real estate taxes.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $72,917).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrowers covering The Leo Property does not constitute an approved blanket or umbrella policy pursuant to The Leo Mortgage Loan documents, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, The Leo Property was covered by an approved blanket policy.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $3,571.

Leasing Reserve – During a Trigger Period (as defined below), the borrowers are required to deposit into a leasing reserve, on a monthly basis, approximately $326 for future tenant improvements and leasing commissions.

Lockbox / Cash Management. The Leo Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all non-residential tenants under non-residential leases at The Leo Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred each week to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with The Leo Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Leo Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Leo Mortgage Loan. Upon the expiration of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under The Leo Mortgage Loan documents, the lender may apply funds to The Leo Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under The Leo Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.10x (a “DSCR Trigger Period”) (provided, however, that no Trigger Period is deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Leo Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrowers deposit cash into an account with the lender or deliver to the lender a letter of credit which, in either case, will serve as additional collateral for The Leo Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrowers elect to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period on a quarterly basis after the date the borrowers made said deposit (or delivered said letter of credit), the borrowers are required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrowers, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.15x for one calendar quarter.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

29

Multifamily – High Rise 741 North Wells Street Chicago, IL 60654	Collateral Asset Summary – Loan No. 1 The Leo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 73.9% 1.20x 7.2%

“Collateral Deposit Amount” means an amount which, as of each date of calculation, if applied to the lender’s underwritable cash flow (which, for the purposes of this definition, is calculated using (i) in-place gross rents, annualized and (ii) a vacancy allowance equal to the greater of actual vacancy and 4%), would result in a debt service coverage ratio of 1.15x.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

30

Multifamily – Garden 12630 Bloomfield Avenue Norwalk, CA 90650	Collateral Asset Summary – Loan No. 2 Solterra at Civic Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.3% 1.23x 7.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

31

Multifamily – Garden 12630 Bloomfield Avenue Norwalk, CA 90650	Collateral Asset Summary – Loan No. 2 Solterra at Civic Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.3% 1.23x 7.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

32

Multifamily – Garden 12630 Bloomfield Avenue Norwalk, CA 90650	Collateral Asset Summary – Loan No. 2 Solterra at Civic Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.3% 1.23x 7.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	The LK 2024 Trust, Michael H. Scott Revocable Trust, Michael H. Scott and Lee M. Kort	Collateral:	Fee
Borrower(s):	Solterra at Civic Center, LP	Location:	Norwalk, CA
Original Balance:	$54,000,000	Year Built / Renovated:	1987 / 2026
Cut-off Date Balance:	$54,000,000	Property Management:	Sares Regis Management Company, L.P.
% by Initial UPB:	6.6%	Size:	192 Units
Interest Rate:	5.84000%	Appraised Value / Per Unit:	$76,760,000 / $399,792
Note Date:	July 1, 2026	Appraisal Date:	June 19, 2026
Original Term:	60 months	Occupancy:	96.4% (as of June 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$3,990,558
Interest Only Period:	60 months	Underwritten NCF:	$3,934,172
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,725,772 (TTM May 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$3,831,659
Call Protection:	L(24),YM1(29),O(7)	2024 NOI(2):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(2):	NAV
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$281,250
Taxes:	$287,240	$95,747	NAP	Maturity Date Loan / Unit:	$281,250
Insurance:	$112,687	$11,269	NAP	Cut-off Date LTV:	70.3%
Replacement Reserves:	$0	$4,699	NAP	Maturity Date LTV:	70.3%
Deferred Maintenance:	$226,985	$0	NAP	UW NOI DY:	7.4%
				UW NCF DSCR:	1.23x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$54,000,000	95.2%	Loan Payoff	$54,274,007	95.7%
Borrower Sponsor Equity	2,722,017	4.8	Closing Costs	1,821,098	3.2
			Upfront Reserves	626,911	1.1
Total Sources	$56,722,017	100.0%	Total Uses	$56,722,017	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Historical financial information prior to 2025 is not available because the Solterra at Civic Center Property (as defined below) was renovated from 2022 to 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

33

Multifamily – Garden 12630 Bloomfield Avenue Norwalk, CA 90650	Collateral Asset Summary – Loan No. 2 Solterra at Civic Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.3% 1.23x 7.4%

The Loan. The second largest mortgage loan (the “Solterra at Civic Center Mortgage Loan”) is secured by the borrower’s fee simple interest in a 192-unit, garden style multifamily property located in Norwalk, California (the “Solterra at Civic Center Property”). The Solterra at Civic Center Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $54,000,000. The Solterra at Civic Center Mortgage Loan was originated on July 1, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.84000% per annum on an Actual/360 basis. The Solterra at Civic Center Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Solterra at Civic Center Mortgage Loan is July 6, 2031.

The Property. The Solterra at Civic Center Property is a 192-unit, garden-style multifamily property located in Norwalk, California, approximately 16.2 miles southeast of Los Angeles. The Solterra at Civic Center Property was originally constructed in 1987, most recently renovated from 2022 to 2026, and consists of 12, two-story residential buildings and two common area buildings situated on an approximately 8.47-acre site. Community amenities at the Solterra at Civic Center Property include a gated entry system, fitness center, clubhouse, two swimming pools and spas, a tennis and basketball court, a playground, and outdoor grilling areas. The Solterra at Civic Center Property also features 323 surface and garage parking spaces resulting in a parking ratio of approximately 1.68 spaces per unit.

The unit mix at the Solterra at Civic Center Property consists of 96 one-bedroom / one-bathroom units and 96 two-bedroom / two-bathroom units, with an average unit size of approximately 904 square feet. Unit amenities include in-unit washer/dryers, stainless steel appliances, garbage disposals, central air and heat, gas stoves, quartz countertops, and private patios or balconies. As of June 1, 2026, the Solterra at Civic Center Property was 96.4% leased. Approximately 56 of the 192 units at the Solterra at Civic Center Property are leased on a month-to-month basis.

The Solterra at Civic Center Mortgage loan is subject to the California Tenant Protection Act, which limits annual increases for existing tenants to the lower of (i) 5% plus the local consumer price index increase and (ii) 10%, and requires a landlord to have “just cause” to terminate a tenancy.

The following table presents certain information relating to the unit mix at the Solterra at Civic Center Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit(2)
1 BR / 1 BA - Renovated	32	16.7%	96.9%	751	$2,582	$2,500
1 BR / 1BA	64	33.3%	96.9%	751	$2,420	$2,500
2 BR / 2 BA - Renovated(3)	31	16.1%	93.5%	1,058	$3,197	$3,102
2 BR / 2 BA	65	33.9%	96.9%	1,056	$2,989	$3,087
Total/Wtd. Avg.	192	100.0%	96.4%	904	$2,763	$2,796
(1)	Based on the underwritten rent roll dated June 1, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
(3)	2 BR / 2 BA - Renovated includes two employee occupied units for which no underwritten rent is attributable.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

34

Multifamily – Garden 12630 Bloomfield Avenue Norwalk, CA 90650	Collateral Asset Summary – Loan No. 2 Solterra at Civic Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.3% 1.23x 7.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Solterra at Civic Center Property:

Cash Flow Analysis(1)
	2025	TTM 5/31/2026	UW(2)	UW Per Unit
Base Rent	$6,332,086	$6,379,441	$6,133,644	$31,946
Potential Income from Vacant Units	0	0	237,600	$1,238
Gross Potential Income	$6,332,086	$6,379,441	$6,371,244	$33,184
Other Income(3)	494,652	532,449	589,020	$3,068
Net Rental Income	$6,826,738	$6,911,890	$6,960,264	$36,251
(Vacancy / Credit Loss)	(482,736)	(542,391)	(318,562)	($1,659)
Effective Gross Income	$6,344,002	$6,369,500	$6,641,702	$34,592

Real Estate Taxes	$1,081,566	$1,094,246	$1,094,246	$5,699
Insurance	132,041	129,535	128,785	$671
Management Fee	190,320	191,085	199,251	$1,038
Utilities	376,764	362,678	362,678	$1,889
Payroll & Benefits	399,969	372,602	372,602	$1,941
Repairs & Maintenance	206,037	334,194	334,194	$1,741
Other Expenses(4)	125,647	159,388	159,388	$830
Total Expenses	$2,512,343	$2,643,728	$2,651,144	$13,808

Net Operating Income	$3,831,659	$3,725,772	$3,990,558	$20,784
Replacement Reserves	0	0	56,386	$294
Net Cash Flow	$3,831,659	$3,725,772	$3,934,172	$20,490

Occupancy (%)	93.9%	93.9%	95.0%(5)
NCF DSCR	1.20x	1.17x	1.23x
NOI Debt Yield	7.1%	6.9%	7.4%
(1)	Historical financial information prior to 2025 is not available because the Solterra at Civic Center Property was most recently renovated from 2022 to 2026.
(2)	Based on the underwritten rent roll dated June 1, 2026.
(3)	Other Income includes parking income, utility reimbursements, and other sources of miscellaneous income.
(4)	Other Expenses includes advertising and marketing and general and administrative expenses.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, the Solterra at Civic Center Property had an “as-is” appraised value of $76,760,000 as of June 19, 2026.

Solterra at Civic Center Appraised Value(1)
Property	Value	Capitalization Rate
Solterra at Civic Center	$76,760,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated March 20, 2026, there were no recognized environmental conditions at the Solterra at Civic Center Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

35

Multifamily – Garden 12630 Bloomfield Avenue Norwalk, CA 90650	Collateral Asset Summary – Loan No. 2 Solterra at Civic Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.3% 1.23x 7.4%

The Market. The Solterra at Civic Center Property is located at 12630 Bloomfield Avenue in Norwalk, California and is part of the Los Angeles–Long Beach–Anaheim metropolitan statistical area (the “Los Angeles MSA”). According to the appraisal, the Los Angeles MSA had a population of approximately 12.9 million as of 2024. According to the appraisal, the city of Norwalk is a suburban community of the Los Angeles MSA and is influenced by its location in the middle of an expanding transportation network, home to educational institutions, recreational areas, eateries, hotels and retail stores. According to the appraisal, the top economic sectors in the area include education, public administration, healthcare and retail. Primary access to the area is provided by Interstate 5, located approximately two miles west of the Solterra at Civic Center Property, State Route 91 and Interstate 105.

According to a third-party market research report, the Solterra at Civic Center Property is located within the Southeast Los Angeles multifamily submarket of the Los Angeles multifamily market. As of May 22, 2026, the Southeast Los Angeles multifamily submarket had inventory of approximately 26,945 units, a vacancy rate of approximately 3.6%, and average asking rent of approximately $2,081 per month.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Solterra at Civic Center Property was approximately 19,193, 199,318, and 592,429, respectively, and the estimated average household income within the same radii was approximately $108,613, $123,456, and $125,135, respectively.

The following table presents certain information relating to multifamily properties that are comparable to the Solterra at Civic Center Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
Solterra at Civic Center 12630 Bloomfield Avenue Norwalk, CA 90650	-	1987 / 2026	192(2)	96.4%(2)	1 BR / 1 BA - Renovated	751 SF(2)	$2,582(2)
					1 BR / 1BA	751 SF(2)	$2,420(2)
					2 BR / 2 BA - Renovated(3)	1,058 SF(2)	$3,197(2)
					2 BR / 2 BA	1,056 SF(2)	$2,989(2)
Imperial Palms Apartments 12016 Imperial Highway Norwalk, CA 90650	0.8 mi	1961 / NAP	64	98.4%	Studio	488 SF	$1,777
					1BR / 1BA	529 SF	$1,869
					2BR / 1BA	770 SF	$1,995
Capistrano Gardens 13811 Shoemaker Avenue Norwalk, CA 90650	0.8 mi	1968 / NAP	120	95.0%	1BR / 1BA	700 SF	$2,133
					2BR / 1BA	904 SF	$2,629
					3BR / 2BA	1,100 SF	$3,179
Shoemaker Court Apartments 14121 Shoemaker Avenue Norwalk, CA 90650	1.0 mi	1962 / NAP	94	97.9%	1BR / 1BA	560 SF	$1,930
					2BR / 1BA	725 SF	$2,495
Norwalk Metropointe(4) 11615 Firestone Boulevard Norwalk, CA 90650	1.3 mi	1989 / NAP	249	93.6%	1BR / 1BA	688 SF	$2,074
					2BR / 2BA	1,076 SF	$2,859
					3BR / 2BA	1,100 SF	$3,633
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 1, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.
(3)	2 BR / 2 BA - Renovated includes two employee occupied units for which no underwritten rent is attributable.
(4)	Borrower sponsor owned.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

36

Multifamily – Garden 12630 Bloomfield Avenue Norwalk, CA 90650	Collateral Asset Summary – Loan No. 2 Solterra at Civic Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.3% 1.23x 7.4%

The Borrower and the Borrower Sponsors. The borrower is Solterra at Civic Center, LP, a California limited partnership and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Solterra at Civic Center Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are The LK 2024 Trust, Michael H. Scott Revocable Trust, Michael H. Scott and Lee M. Kort. Lee M. Kort and Michael H. Scott are co-founders of Kort & Scott Financial Group (“K&S”). K&S is a Southern California-based real estate investment and operating firm with over three decades of experience acquiring and managing residential communities throughout the Western United States. Founded in 1989, K&S has built a vertically integrated platform spanning both manufactured housing communities and conventional multifamily, with a current portfolio of over 9,000 units.

Property Management. The Solterra at Civic Center Property is managed by Sares Regis Management Company, L.P., a third party property management company.

Initial and Ongoing Reserves. At origination of the Solterra at Civic Center Mortgage Loan, the borrower deposited (i) approximately $287,240 into a reserve account for real estate taxes, (ii) approximately $112,687 into a reserve account for insurance premiums and (iii) $226,985 into a deferred maintenance reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $95,747).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Solterra at Civic Center Property does not constitute an approved blanket or umbrella policy pursuant to the Solterra at Civic Center Mortgage Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $11,269).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $4,699.

Lockbox / Cash Management. The Solterra at Civic Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Solterra at Civic Center Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Solterra at Civic Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Solterra at Civic Center Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Solterra at Civic Center Mortgage Loan documents, the lender may apply funds to the Solterra at Civic Center Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Solterra at Civic Center Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.10x (a “DSCR Trigger Period”) (provided, however, that no Trigger Period is deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Solterra at Civic Center Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender which will serve as additional collateral for the Solterra at Civic Center Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period, on each one year anniversary of the date the borrower made said deposit, the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Amount. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit) is equal to or greater than 1.15x for two consecutive calendar quarters.

“Collateral Deposit Amount” means the amount of funds which, if the outstanding principal balance were reduced thereby, would cause the debt service coverage ratio to be equal to 1.15x.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

37

Multifamily – Garden 42101 Fountain Park Drive North Novi, MI 48375	Collateral Asset Summary – Loan No. 3 Edge at Novi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 77.6% 1.22x 7.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

38

Multifamily – Garden 42101 Fountain Park Drive North Novi, MI 48375	Collateral Asset Summary – Loan No. 3 Edge at Novi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 77.6% 1.22x 7.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

39

Multifamily – Garden 42101 Fountain Park Drive North Novi, MI 48375	Collateral Asset Summary – Loan No. 3 Edge at Novi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 77.6% 1.22x 7.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Ira Mondry and Robert Stone	Collateral:	Fee
Borrower(s):	Edge at Novi Acquisition LLC	Location:	Novi, MI
Original Balance:	$50,000,000	Year Built / Renovated:	1988 / 2026
Cut-off Date Balance:	$50,000,000	Property Management:	LR Management Services Corporation
% by Initial UPB:	6.1%	Size:	264 Units
Interest Rate:	5.86000%	Appraised Value / Per Unit:	$64,400,000 / $243,939
Note Date:	May 5, 2026	Appraisal Date:	March 16, 2026
Original Term:	60 months	Occupancy:	96.2% (as of March 12, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$3,677,486
Interest Only Period:	60 months	Underwritten NCF:	$3,611,486
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,434,208 (TTM March 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$3,403,283
Call Protection:	L(26),D(27),O(7)	2024 NOI:	$3,342,284
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	NAV
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$189,394
Taxes:	$224,683	$44,937	NAP	Maturity Date Loan / Unit:	$189,394
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	77.6%
Replacement Reserves:	$0	$5,500	NAP	Maturity Date LTV:	77.6%
				UW NOI DY:	7.4%
				UW NCF DSCR:	1.22x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Loan Payoff	$47,169,816	94.3%
			Closing Costs	1,547,077	3.1
			Borrower Sponsor Equity	1,058,424	2.1
			Upfront Reserves	224,683	0.4
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The third largest mortgage loan (the “Edge at Novi Mortgage Loan”) is secured by the borrower’s fee simple interest in a 264-unit, garden style multifamily property located in Novi, Michigan (the “Edge at Novi Property”). The Edge at Novi Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $50,000,000. The Edge at Novi Mortgage Loan was originated on May 5, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.86000% per annum on an Actual/360 basis. The Edge at Novi Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Edge at Novi Mortgage Loan is May 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

40

Multifamily – Garden 42101 Fountain Park Drive North Novi, MI 48375	Collateral Asset Summary – Loan No. 3 Edge at Novi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 77.6% 1.22x 7.4%

The Property. The Edge at Novi Property is a 264-unit, garden-style multifamily property located in Novi, Michigan. The Edge at Novi Property was originally constructed in 1988, most recently renovated in 2026, and is comprised of 18 two-story residential buildings and a clubhouse/leasing office situated on an approximately 25.9-acre site. Recent renovations totaled approximately $3,909,752 and included unit renovations, equipment updates, common area furnishings, and exterior improvements. Community amenities at the Edge at Novi Property include a swimming pool with sundeck, fitness center, business center, clubhouse, and picnic areas. The Edge at Novi Property also features 576 surface parking spaces, resulting in a parking ratio of approximately 2.18 spaces per unit.

The unit mix at the Edge at Novi Property consists of 120 one-bedroom units, 80 two-bedroom/one-bathroom units, and 64 two-bedroom/two-bathroom units, with an average unit size of approximately 952 square feet. The Edge at Novi Property includes 3 units leased to tenants which use Section 8 rental assistance vouchers, and 7 units leased to Medical Alternatives, an organization that provides services for adults recovering from traumatic brain injuries in residential and home and community settings. Unit amenities include stainless steel appliances, quartz countertops, walk-in closets, washer/dryer hookups in select units, plank flooring, and private patios or balconies. As of March 12, 2026, the Edge at Novi Property was 96.2% leased with an average monthly rent of approximately $1,614 per unit.

The following table presents certain information relating to the unit mix at the Edge at Novi Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BD/1BA	34	12.9%	94.1%	845	$1,427	$1,450
1BD/1BA - Renovated	86	32.6%	97.7%	845	$1,515	$1,525
2BD/1BA	20	7.6%	95.0%	973	$1,567	$1,650
2BD/1BA - Renovated	60	22.7%	96.7%	976	$1,673	$1,725
2BD/2BA	14	5.3%	92.9%	1,132	$1,744	$1,775
2BD/2BA - Renovated	50	18.9%	96.0%	1,123	$1,825	$1,850
Total/Wtd. Avg.	264	100.0%	96.2%	952	$1,614	$1,645
(1)	Based on the underwritten rent roll dated March 12, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

41

Multifamily – Garden 42101 Fountain Park Drive North Novi, MI 48375	Collateral Asset Summary – Loan No. 3 Edge at Novi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 77.6% 1.22x 7.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Edge at Novi Property:

Cash Flow Analysis
	2024	2025	TTM 3/31/2026	U/W(1)	U/W Per Unit
Base Rent	$4,971,793	$5,056,181	$5,078,685	$4,919,220	$18,633
Potential Income from Vacant Units	0	0	0	198,300	$751
Gross Potential Income	$4,971,793	$5,056,181	$5,078,685	$5,117,520	$19,385
Other Income(2)	352,314	376,918	382,231	451,580	$1,711
Net Rental Income	$5,324,107	$5,433,099	$5,460,916	$5,569,100	$21,095
(Vacancy / Credit Loss)	(391,680)	(396,729)	(376,989)	(255,876)	($969)
Total Effective Gross Income	$4,932,427	$5,036,370	$5,083,927	$5,313,224	$20,126

Real Estate Taxes	$496,419	$513,561	$517,354	$513,561	$1,945
Insurance	126,000	118,219	114,608	95,313	$361
Management Fee	147,973	151,091	154,992	159,397	$604
Utilities	172,985	181,436	183,612	183,612	$695
Other Expenses(3)	646,766	668,781	679,153	683,855	$2,590
Total Expenses	$1,590,143	$1,633,088	$1,649,719	$1,635,738	$6,196

Net Operating Income	$3,342,284	$3,403,283	$3,434,208	$3,677,486	$13,930
Replacement Reserves	0	0	0	66,000	$250
Net Cash Flow	$3,342,284	$3,403,283	$3,434,208	$3,611,486	$13,680

Occupancy	94.0%	94.4%	95.0%	95.0%(4)
NCF DSCR	1.13x	1.15x	1.16x	1.22x
NOI Debt Yield	6.7%	6.8%	6.9%	7.4%
(1)	Based on the underwritten rent roll dated March 12, 2026.
(2)	Other Income includes forfeited deposits, vending machines, laundry income, late charges, cable television, parking income and RUBS income.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance, advertising and marketing, and general and administrative expenses.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the Edge at Novi Property had an “as-is” appraised value of $64,400,000 as of March 16, 2026.

Edge at Novi Appraised Value(1)
Property	Value	Capitalization Rate
Edge at Novi	$64,400,000	5.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated March 20, 2026, there were no recognized environmental conditions at the Edge at Novi Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

42

Multifamily – Garden 42101 Fountain Park Drive North Novi, MI 48375	Collateral Asset Summary – Loan No. 3 Edge at Novi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 77.6% 1.22x 7.4%

The Market. The Edge at Novi Property is located at 42101 Fountain Park Drive North in Novi, Michigan and is part of the Detroit-Warren-Dearborn, Michigan metropolitan statistical area (the “Detroit MSA”). According to the appraisal, the Detroit MSA has an estimated population of approximately 4.4 million as of 2025. Major employers in the Detroit MSA include General Motors, Ford Motor Company, Stellantis, Rocket Companies, and Henry Ford Health System. Primary access to the Edge at Novi Property is provided by Interstate 96, which is located approximately one mile from the Edge at Novi Property, as well as nearby thoroughfares including Novi Road and Grand River Avenue. Demand generators in the Detroit MSA include the automotive manufacturing sector, healthcare systems, technology and engineering industries, and universities.

According to a third-party market research report, the Edge at Novi Property is located within the Farmington Hills/Novi multifamily submarket of the Detroit multifamily market. As of June 26, 2026, the Farmington Hills/Novi multifamily submarket had inventory of 17,702 units, a vacancy rate of 5.8%, average asking rent of $1,589 per month, and positive absorption of 37 units.

According to the appraisal, the estimated 2025 population within a one-, three-, and five- mile radius of the Edge at Novi Property was 6,607, 66,567, and 177,435, respectively, and the estimated 2025 average household income within the same radii was $136,269, $150,012, and $142,076, respectively.

The following table presents certain information relating to multifamily properties that are comparable to the Edge at Novi Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
Edge at Novi 42101 Fountain Park Drive North Novi, MI 48375	-	1988 / 2026	264(2)	96.2%(2)	1BD / 1BA	845 SF(2)	$1,427(2)
					1BD / 1BA Renovated	845 SF(2)	$1,515(2)
					2BD / 1BA	973 SF(2)	$1,567(2)
					2BD / 1BA Renovated	976 SF(2)	$1,673(2)
					2BD / 2BA	1,132 SF(2)	$1,744(2)
					2BD / 2BA Renovated	1,123 SF(2)	$1,825(2)
Mainstreet Village 25300 Constitution Novi, MI 48375	0.3 mi	2003 / NAP	389	96.4%	1BR / 1BA	862 SF	$1,851
					2BR / 1BA	1,044 SF	$1,947
					2BR / 2BA	1,357 SF	$2,192
Novi Ridge 23640 Chipmunk Trl Novi, MI 48375	1.0 mi	1974 / NAP	204	100.0%	1BR / 1BA	688 SF	$688
					2BR / 1BA	900 SF	$900
The Heights of Novi 22123 Solomon Blvd Novi, MI 48375	2.1 mi	1987 / NAP	160	98.1%	1BR / 1BA	900 SF	$1,379
					2BR / 2BA	1,150 SF	$1,614
Innova 39500 Champion Circle Novi, MI 48377	2.2 mi	2023 / NAP	272	86.0%	1BR / 1BA	814 SF	$1,855
					2BR / 2BA	1,177 SF	$2,238
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 12, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

43

Multifamily – Garden 42101 Fountain Park Drive North Novi, MI 48375	Collateral Asset Summary – Loan No. 3 Edge at Novi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 77.6% 1.22x 7.4%

The Borrower and the Borrower Sponsors. The borrower is Edge at Novi Acquisition LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Edge at Novi Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Ira Mondry and Robert Stone. Ira Mondry is a principal of the M Group, a real estate investment company with over 30 years of experience. Since inception, M Group has acquired over 200 properties totaling more than 20 million square feet. Robert Stone is the Founder and Chief Executive Officer of Andover Real Estate Partners, a real estate investment firm focused on multifamily investments. Founded in 2010, Andover Real Estate Partners has acquired, developed, and invested in more than 5,000 units.

Property Management. The Edge at Novi Property is managed by LR Management Services Corporation, a third party property management company.

Initial and Ongoing Reserves. At origination of the Edge at Novi Mortgage Loan, the borrower deposited approximately $224,683 into a reserve account for real estate taxes.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $44,937).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Edge at Novi Property does not constitute an approved blanket or umbrella policy pursuant to the Edge at Novi Mortgage Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, an approved blanket policy was in place for the Edge at Novi Property.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $5,500.

Lockbox / Cash Management. The Edge at Novi Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Edge at Novi Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with Edge at Novi Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Edge at Novi Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Edge at Novi Mortgage Loan documents, the lender may apply funds to the Edge at Novi Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Edge at Novi Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.10x (a “DSCR Trigger Period”) (provided, however, that no Trigger Period is deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Edge at Novi Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the Edge at Novi Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period, on each one year anniversary of the date the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.10x for two consecutive calendar quarters.

“Collateral Deposit Amount” means the amount of funds which would have otherwise been swept over a 12 month period (i.e., if the debt service was $100,000 and the Trigger Period debt service coverage ratio is 1.10x, the cash flow needed to maintain a 1.10x debt service coverage ratio would be $110,000 and the amount swept would be $10,000 per annum. Accordingly, upon the occurrence of a Trigger Period, $10,000 would be deposited as the Collateral Deposit Amount annually until the Trigger Period no longer exists).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

44

Multifamily – Garden 42101 Fountain Park Drive North Novi, MI 48375	Collateral Asset Summary – Loan No. 3 Edge at Novi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 77.6% 1.22x 7.4%

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

45

Multifamily – Garden 1345 Wenlon Drive Murfreesboro, TN 37130	Collateral Asset Summary – Loan No. 4 The Dutton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 67.4% 1.39x 8.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

46

Multifamily – Garden 1345 Wenlon Drive Murfreesboro, TN 37130	Collateral Asset Summary – Loan No. 4 The Dutton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 67.4% 1.39x 8.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

47

Multifamily – Garden 1345 Wenlon Drive Murfreesboro, TN 37130	Collateral Asset Summary – Loan No. 4 The Dutton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 67.4% 1.39x 8.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Michael Schofel and Peter Schofel	Collateral:	Fee
Borrower(s):	1345 Wenlon Property LLC, 1345 Wenlon TIC 2 LLC and 1345 Wenlon TIC 3 LLC	Location:	Murfreesboro, TN
Original Balance:	$47,500,000	Year Built / Renovated:	2006 / 2025
Cut-off Date Balance:	$47,500,000	Property Management:	Freeman Webb Company, Realtors
% by Initial UPB:	5.8%	Size:	312 Units
Interest Rate:	5.92000%	Appraised Value / Per Unit:	$70,500,000 / $225,962
Note Date:	March 13, 2026	Appraisal Date:	February 4, 2026
Original Term:	60 months	Occupancy:	95.2% (as of February 23, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	93.0%
Original Amortization:	NAP	Underwritten NOI(2):	$4,055,127
Interest Only Period:	60 months	Underwritten NCF:	$3,977,127
First Payment Date:	May 6, 2026
Maturity Date:	April 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$3,108,185 (TTM January 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(2):	$2,998,745
Call Protection:	L(27),D(26),O(7)	2024 NOI(2):	$1,798,392
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$1,517,079
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$152,244
Taxes:	$58,613	$29,306	NAP	Maturity Date Loan / Unit:	$152,244
Insurance:	$133,579	$13,358	NAP	Cut-off Date LTV:	67.4%
Replacement Reserves:	$0	$6,500	NAP	Maturity Date LTV:	67.4%
Deferred Maintenance:	$45,438	$0	NAP	UW NOI DY:	8.5%
				UW NCF DSCR:	1.39x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,500,000	100.0%	Loan Payoff	$39,918,078	84.0%
			Sponsor Equity	5,789,220	12.2
			Closing Costs	1,555,072	3.3
			Upfront Reserves	237,630	0.5
Total Sources	$47,500,000	100.0%	Total Uses	$47,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The increase from Most Recent NOI to Underwritten NOI and from 2024 NOI to 2025 NOI is primarily attributable to The Dutton Property (as defined below) completing lease-up following renovations completed in 2025.

The Loan. The fourth largest mortgage loan (“The Dutton Mortgage Loan”) is secured by the borrowers’ fee simple interest in a 312-unit, garden style multifamily property located in Murfreesboro, Tennessee (“The Dutton Property”). The Dutton Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $47,500,000. The Dutton Mortgage Loan was originated on March 13, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.92000% per annum on an Actual/360 basis. The Dutton Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of The Dutton Mortgage Loan is April 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

48

Multifamily – Garden 1345 Wenlon Drive Murfreesboro, TN 37130	Collateral Asset Summary – Loan No. 4 The Dutton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 67.4% 1.39x 8.5%

The Property. The Dutton Property is a 312-unit, recently renovated, garden-style multifamily property located in Murfreesboro, Tennessee. The Dutton Property was originally constructed in 2006 as a student housing property serving students from Middle Tennessee State University and was repositioned to a traditional multifamily asset between 2023 and 2025. The Dutton Property is comprised of eight, three-story residential buildings and a single-story clubhouse/leasing office situated on an approximately 21.99-acre site. Community amenities at The Dutton Property include a swimming pool with a sundeck, fitness center, co-working space, business center, barbecue areas, clubhouse, and a tennis/pickleball court. The Dutton Property also features 703 surface parking spaces, resulting in a parking ratio of approximately 2.25 spaces per unit.

Recent renovations at The Dutton Property totaled $9,955,000 ($31,907 per unit) and included the conversion of former four-bedroom student housing units into one- and two-bedroom units, full renovation of all unit interiors, and upgrades to common areas and amenities. Interior improvements included new flooring, granite countertops, stainless steel appliances, cabinetry, and lighting fixtures, while exterior and amenity upgrades included the addition of a dog park and pickleball court, landscaping improvements, pool refurbishment, and other recreational facility upgrades. As of February 23, 2026, less than 5% of the units at The Dutton Property are currently leased to students.

The unit mix at The Dutton Property consists of 96 one-bedroom units, 144 two-bedroom units, and 72 three-bedroom units, with an average unit size of approximately 905 square feet. Unit amenities include stainless steel appliances, hardwood floors, central air and heating, in-unit washer/dryers, nine-foot ceiling heights, granite countertops, and balconies/patios. As of February 23, 2026, The Dutton Property was 95.2% leased at an average monthly rent of $1,514 per unit.

The following table presents certain information relating to the unit mix at The Dutton Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR / 1BA	96	30.8%	86	89.6%	682	$1,258	$1,225
2BR / 2BA	144	46.2%	143	99.3%	879	$1,547	$1,541
3BR / 2BA	72	23.1%	68	94.4%	1,256	$1,769	$1,835
Total/Wtd. Avg.	312	100.0%	297	95.2%	905	$1,514	$1,512
(1)	Based on the underwritten rent roll dated February 23, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

49

Multifamily – Garden 1345 Wenlon Drive Murfreesboro, TN 37130	Collateral Asset Summary – Loan No. 4 The Dutton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 67.4% 1.39x 8.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Dutton Property:

Cash Flow Analysis
	2023	2024(1)	2025(1)	TTM 1/31/2026(1)	U/W(1)(2)	U/W Per Unit
Base Rent	$4,683,803	$5,312,174	$5,608,171	$5,610,756	$5,395,698	$17,294
Potential Income from Vacant Units	0	0	0	0	249,720	$800
Gross Potential Income	$4,683,803	$5,312,174	$5,608,171	$5,610,756	$5,645,418	$18,094
Other Income(3)	574,052	524,137	553,087	553,245	553,245	$1,773
Net Rental Income	$5,257,855	$5,836,311	$6,161,258	$6,164,001	$6,198,663	$19,868
(Vacancy / Credit Loss)	(1,895,092)	(2,190,810)	(1,428,286)	(1,314,207)	(395,179)	($1,267)
Total Effective Gross Income	$3,362,763	$3,645,501	$4,732,971	$4,849,793	$5,803,483	$18,601

Real Estate Taxes	$320,215	$334,930	$334,930	$334,930	$334,930	$1,073
Insurance	81,997	101,262	136,037	139,369	152,662	$489
Management Fee	100,883	109,365	141,989	145,494	174,105	$558
Utilities	530,020	306,987	235,399	226,932	186,720	$598
Other Expenses(4)	812,569	994,565	885,871	894,883	899,940	$2,884
Total Expenses	$1,845,684	$1,847,109	$1,734,226	$1,741,609	$1,748,356	$5,604

Net Operating Income	$1,517,079	$1,798,392	$2,998,745	$3,108,185	$4,055,127	$12,997
Replacement Reserves	0	0	0	0	78,000	$250
Net Cash Flow	$1,517,079	$1,798,392	$2,998,745	$3,108,185	$3,977,127	$12,747

Occupancy	69.0%	66.5%	81.2%	83.2%	93.0%(5)
NCF DSCR	0.53x	0.63x	1.05x	1.09x	1.39x
NOI Debt Yield	3.2%	3.8%	6.3%	6.5%	8.5%
(1)	The increase from TTM 1/31/2026 Net Operating Income to U/W Net Operating Income and from 2024 Net Operating Income to 2025 Net Operating Income is primarily attributable to The Dutton Property completing lease-up following renovations completed in 2025.
(2)	Based on the underwritten rent roll dated February 23, 2026.
(3)	Other Income includes lates charges, and other miscellaneous income, as well as cable/internet income and RUBS income.
(4)	Other Expenses includes payroll and benefits, contract services, repairs and maintenance, advertising and marketing, general and administrative, and employee units expense.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, The Dutton Property had an “as-is” appraised value of $70,500,000 as of February 4, 2026.

The Dutton Appraised Value(1)
Property	Value	Capitalization Rate
The Dutton	$70,500,000	5.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated February 12, 2026, there were no recognized environmental conditions at The Dutton Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

50

Multifamily – Garden 1345 Wenlon Drive Murfreesboro, TN 37130	Collateral Asset Summary – Loan No. 4 The Dutton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 67.4% 1.39x 8.5%

The Market. The Dutton Property is located at 1345 Wenlon Drive in Murfreesboro, Tennessee and is part of the Nashville-Davidson-Murfreesboro-Franklin, Tennessee metropolitan statistical area (the “Nashville MSA”). According to the appraisal, the Nashville MSA is one of the fastest-growing metropolitan areas in the United States, with an estimated population exceeding 2.1 million as of 2025 and an unemployment rate of approximately 2.8%, supported by a diverse economy anchored by healthcare, technology, manufacturing, and corporate operations. According to the appraisal, the Nashville MSA is home to nearly 120,000 students attending higher education institutions, with approximately 60% remaining in the area after graduation, which has helped attract major employers such as Amazon, Oracle, General Motors, HCA Healthcare, and Nissan. Additional demand drivers in the Nashville MSA include its growing healthcare industry, which comprises over 900 companies and contributes significantly to regional employment, as well as its established music and entertainment industry and professional sports presence.

According to a third-party market research report, The Dutton Property is located within the Murfreesboro multifamily submarket of the Nashville multifamily market. As of June 25, 2026, the Murfreesboro multifamily submarket had inventory of 19,212 units, a vacancy rate of 6.3%, average asking rent of $1,527 per month, and positive net absorption of 297 units over the trailing twelve months.

According to the appraisal, the estimated 2025 population within a one-, three-, and five- mile radius of The Dutton Property was 18,740, 68,571, and 104,735, respectively, and the estimated 2025 average household income within the same radii was $95,997, $95,010, and $101,031, respectively.

The following table presents certain information relating to multifamily properties that are comparable to The Dutton Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
The Dutton 1345 Wenlon Drive Murfreesboro, TN	-	2006 / 2025	312(2)	95.2%(2)	1BR / 1BA	682 SF(2)	$1,258(2)
					2BR / 2BA	879 SF(2)	$1,547(2)
					3BR / 2BA	1,256 SF(2)	$1,769(2)
The Slate at NinetySix 1841 Lascassas Pike Murfreesboro, TN	0.2 mi	1996 / NAP	176	96.0%	1BR / 1BA	600 SF	$1,169-$1,199
					2BR / 1BA	800-900 SF	$1,365
					3BR / 2BA	1,230 SF	$1,665
Northfield Commons 2325 Willowbrook Drive Murfreesboro, TN	0.6 mi	1997 / NAP	152	94.0%	2BR / 1BA	850 SF	$1,439
					2BR / 2BA	1,012 SF	$1,499
					3BR / 2BA	1,235 SF	$1,679
Crossings at Hazelwood 1350 Hazelwood Street Murfreesboro, TN	0.7 mi	2002 / NAP	96	97.0%	2BR / 2BA	866 SF	$1,468
					3BR / 3BA	1,140 SF	$1,703-$1,785
					4BR / 4BA	1,396 SF	$2,100
Dana Downs 1400 Lascassas Pike Murfreesboro, TN	0.8 mi	2006 / 2016	54	91.0%	1BR / 1BA	777 SF	$1,299
					2BR / 2.5BA	1,100 SF	$1,204
					3BR / 2.5BA	1,340 SF	$1,340
The Preserve Murfreesboro 2315 North Tennessee Boulevard Murfreesboro, TN	1.0 mi	2005 / 2023	216	89.0%	1BR / 1BA	568-751 SF	$1,217-$1,339
					2BR / 1-2BA	912-1,363 SF	$1,447-$1,846
					3BR / 3BA	1,363 SF	$2,016-$2,086
Albion at Murfreesboro 285 North Rutherford Boulevard Murfreesboro, TN	1.9 mi	2006 / 2022	360	88.0%	1BR / 1BA	705 SF	$1,399-$1,425
					2BR / 2BA	879-900 SF	$1,775-$1,875
					3BR / 3BA	1,126-1,305 SF	$1,890-$2,065
Landmark Apartments 2827 South Rutherford Boulevard Murfreesboro, TN	2.7 mi	2001 / 2022	264	97.0%	1BR / 1BA	474-665 SF	$1,274-$1,420
					2BR / 1-2BA	763-960 SF	$1,440-$1,563
					3BR / 2BA	1,107-1,290 SF	$1,896-$1,917
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 23, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

51

Multifamily – Garden 1345 Wenlon Drive Murfreesboro, TN 37130	Collateral Asset Summary – Loan No. 4 The Dutton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 67.4% 1.39x 8.5%

The Borrowers and the Borrower Sponsors. The borrowers are 1345 Wenlon Property LLC, 1345 Wenlon TIC 2 LLC and 1345 Wenlon TIC 3 LLC, as tenants in common, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Dutton Mortgage Loan.

The borrower-sponsors and non-recourse carveout guarantors are Michael Schofel and Peter Schofel of Eastman Companies. Headquartered in Livingston, New Jersey, Eastman Companies is a full-service real estate development, construction, and management firm. Eastman Companies and its affiliates have been in business for approximately 39 years and maintain a diversified portfolio of real estate investments. The Eastman Companies’ current portfolio includes 12 multifamily properties totaling approximately 2,135 units, as well as eight office properties and nine retail properties.

Property Management. The Dutton Property is managed by Freeman Webb Company, Realtors, a third party property management group.

Initial and Ongoing Reserves. At origination of The Dutton Mortgage Loan, the borrowers deposited (i) approximately $58,613 into a reserve account for real estate taxes, (ii) approximately $133,579 into a reserve account for insurance premiums and (iii) approximately $45,438 into a reserve account for deferred maintenance.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $29,306).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrowers covering The Dutton Property does not constitute an approved blanket or umbrella policy pursuant to The Dutton Mortgage Loan documents, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $13,358).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, $6,500.

Lockbox / Cash Management. The Dutton Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all non-residential tenants under non-residential leases at The Dutton Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with The Dutton Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Dutton Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Dutton Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under The Dutton Mortgage Loan documents, the lender may apply funds to The Dutton Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under The Dutton Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x (a “DSCR Trigger Period”) (provided, however, that no Trigger Period is deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Dutton Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrowers deposit cash into an account with the lender or deliver to the lender a letter of credit which, in either case, will serve as additional collateral for The Dutton Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrowers elect to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period, on each one year anniversary of the date the borrowers made said deposit (or delivered said letter of credit), the borrowers are required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrowers, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.20x for one calendar quarter.

“Collateral Deposit Amount” means an amount equal to the positive difference between the underwritable cash flow that produces a debt service coverage ratio of 1.20x and the underwritable cash flow that produces a debt service coverage ratio of 1.00x, in each case as debt service coverage ratio is calculated under The Dutton Mortgage Loan documents as of the date such amount is determined.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

52

Multifamily – Garden 1345 Wenlon Drive Murfreesboro, TN 37130	Collateral Asset Summary – Loan No. 4 The Dutton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 67.4% 1.39x 8.5%

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

53

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

54

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

55

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	SF Executive Company LLC	Collateral:	Fee
Borrower(s):	2500 Edwards Drive Owner, LLC	Location:	Fort Myers, FL
Original Balance(1):	$47,000,000	Year Built / Renovated:	1986 / 2026
Cut-off Date Balance(1):	$47,000,000	Property Management:	Casenta LLC
% by Initial UPB:	5.8%	Size(5):	327 Units
Interest Rate:	5.89000%	Appraised Value / Per Unit:	$110,300,000 / $337,309
Note Date:	June 24, 2026	Appraisal Date:	June 1, 2026
Original Term:	60 months	Occupancy(5):	96.0% (as of June 23, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	90.4%
Original Amortization:	NAP	Underwritten NOI(6):	$5,653,972
Interest Only Period:	60 months	Underwritten NCF:	$5,525,328
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(6):	$3,430,119 (TTM May 31, 2026)
Additional Debt Balance(1):	$30,000,000	2025 NOI(7):	NAV
Call Protection(2):	L(3),YM1(50),O(7)	2024 NOI(7):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(7):	NAV
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$235,474
Taxes:	$239,232	$59,808	NAP	Maturity Date Loan / Unit:	$235,474
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	69.8%
Replacement Reserves:	$0	$7,322	NAP	Maturity Date LTV:	69.8%
TI / LC Reserves:	$242,375	$3,398	NAP	UW NOI DY:	7.3%
Deferred Maintenance:	$1,650	$0	NAP	UW NCF DSCR:	1.20x
Other(4):	$702,978	Springing	$112,827
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$77,000,000	96.7%	Loan Payoff	$62,603,401	78.7%
Borrower Sponsor Equity	2,593,765	3.3	Preferred Equity Payoff	10,663,000	13.4
			Closing Costs	5,141,129	6.5
			Upfront Reserves	1,186,235	1.5
Total Sources	$79,593,765	100.0%	Total Uses	$79,593,765	100.0%
(1)	The Edison Grand Mortgage Loan (as defined below) is part of the Edison Grand Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $77,000,000. Financial Information presented in the chart above is based on the Edison Grand Whole Loan.
(2)	Prepayment of the Edison Grand Whole Loan (together with, if prior to the open period, a prepayment fee equal to the greater of 1.00% and a yield maintenance premium) is permitted at any time on or after the end of the 90-day period commencing on the closing date of the last securitization involving any portion of the Edison Grand Whole Loan. The prepayment lockout period of 3 payments is based on the anticipated closing date of the CGCMT 2026-MFAM1 securitization trust in July 2026. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other Reserves are comprised of (i) an initial free rent reserve of $235,600, (ii) an initial capex reserve of approximately $219,763, (iii) an initial unfunded obligations reserve of approximately $134,789, (iv) an initial gap rent reserve of $112,827, and (v) a springing monthly gap rent reserve capped at $112,827.
(5)	Size and Occupancy represent the multifamily component of the Edison Grand Property (as defined below). The Edison Grand Property also includes 40,777 SF of commercial and storage space accounting for 16.4% of total NRA and 10.0% of underwritten effective gross income. The commercial space is 83.0% leased as of June 15, 2026, by three tenants, including Seakeeper, Inc,. a marine stabilization company, a salon, and a café. Seakeeper, Inc. leases 77.2% of the commercial space and represents approximately 7.7% of underwritten effective gross income. The landlord work for Seakeeper, Inc. has not yet been completed, and the tenant has not yet accepted its space and is not in occupancy. The lease commencement date and the rent commencement date will not occur until the landlord work is completed in accordance with the lease. Gap and free rent for Seakeeper, Inc. was reserved for at origination.
(6)	The increase from Most Recent NOI to Underwritten NOI is due to lease-up of the Edison Grand Property following renovations.
(7)	Historical financial information prior to the TTM May 31, 2026 period is not available as the borrower renovated the Edison Grand Property from 2021 to 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

56

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%

The Loan. The fifth largest mortgage loan (the “Edison Grand Mortgage Loan”) is part of a whole loan (the “Edison Grand Whole Loan”) evidenced by two pari passu promissory notes that are secured by the borrower’s fee simple interest in a 327-unit, high-rise multifamily property located in Fort Myers, Florida (the “Edison Grand Property”). The Edison Grand Whole Loan was originated on June 24, 2026 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 5.89000% per annum on an Actual/360 basis. The Edison Grand Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Edison Grand Whole Loan is July 6, 2031. The Edison Grand Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $47,000,000.

The table below identifies the promissory notes that comprise the Edison Grand Whole Loan. The relationship between the holders of the Edison Grand Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Edison Grand Whole Loan will be serviced under the pooling and servicing agreement for the CGCMT 2026-MFAM1 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$47,000,000	$47,000,000	CGCMT 2026-MFAM1	Yes
A-2(1)	$30,000,000	$30,000,000	CREFI	No
Whole Loan	$77,000,000	$77,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The Edison Grand Property is a 24-story, 327-unit, high-rise multifamily property with ground-floor commercial space located in Fort Myers, Florida. The Edison Grand Property is situated on a 3.42-acre waterfront site along the Caloosahatchee River in the downtown Fort Myers central business district. The Edison Grand Property was originally constructed as a hotel in 1986 and was converted to multifamily use in 2017. The borrower sponsor acquired the Edison Grand Property in 2021 from a prior lender, which had foreclosed on the property via a Uniform Commercial Code foreclosure. Following such acquisition, the borrower began an $8.0 million renovation plan from 2021 to 2026, which included upgrades to unit interiors, building systems, amenities, and common areas.

Community amenities at the Edison Grand Property include a resort-style pool and sun deck, fitness center, resident lounge, co-working spaces, movie theater, structured parking, and ground-floor retail. The Edison Grand Property features a multi-level parking garage which includes 521 parking spaces, resulting in a parking ratio of approximately 1.59 spaces per unit.

The residential unit mix at the Edison Grand Property consists of four studios, 235 one-bedroom / one-bathroom units, 44 one-bedroom / one and a half bathroom units, and 44 two-bedroom / two bathroom units, with an average unit size of 638 square feet. Unit amenities include stainless steel appliances, in unit washer/dryers, walk-in closets, and granite/stone countertops. As of June 23, 2026, the residential portion of the Edison Grand Property was 96.0% leased. Ten units at the Edison Grand Property are required by the planned unit development of which the Edison Grand Property is a part to be reserved for qualified renters earning no more than 120% of the area median income for Lee County, Florida at rent limits published by the Florida Housing Finance Corporation.

The commercial space at the Edison Grand Property totals 40,777 square feet and represents approximately 10.0% of underwritten effective gross income, and, as of June 15, 2026, was 83.0% leased to three tenants, including Seakeeper, Inc,. a marine stabilization company, a salon, and a café. Seakeeper, Inc. leases 77.2% of the commercial space on a lease through August 2033 and represents approximately 7.7% of underwritten effective gross income. The landlord work for Seakeeper, Inc. has not yet been completed, and the tenant has not yet accepted its space and is not in occupancy. The lease commencement date and the rent commencement date will not occur until the landlord work is completed in accordance with the lease. Gap and free rent for Seakeeper, Inc. was reserved for at origination. See “Initial and Ongoing Reserves” below. There can be no assurance that Seakeeper, Inc. will take occupancy and start paying rent as expected, or at all.

The following table presents certain information relating to the residential unit mix at the Edison Grand Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit(2)
Studio	4	1.2%	50.0%	360	$950	$1,325
1 Bed / 1 Bath	235	71.9%	95.7%	576	$1,571	$1,674
1 Bed / 1.5 Bath	44	13.5%	100.0%	694	$1,776	$1,826
2 Bed / 2 Bath	44	13.5%	97.7%	933	$2,212	$2,216
Total/Wtd. Avg.	327	100.0%	96.0%	638	$1,684	$1,763
(1)	Based on the underwritten rent roll dated June 23, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

57

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%

TIF Rebate. The Edison Grand Property benefits from a development agreement (the “TIF Agreement”) with The Community Redevelopment Agency of the City of Fort Myers, Florida (the “CRA”), which provides that the Edison Grand Property is entitled to a tax increment rebate (“TIF Rebate”) that runs through the earlier of the date the cumulative TIF Rebate reaches $9,726,407 and 2041. The outstanding available amount of the rebate as of June 22, 2026 was $8,714,963.85. The TIF Rebate for 2025 was estimated to be $261,848. Receipt of the TIF Rebate is contingent on actual increment revenues generated. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for more information.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Edison Grand Property:

Cash Flow Analysis(1)
	TTM 5/31/2026(2)	U/W(2)(3)	U/W Per Unit
Base Rent	$6,571,348	$6,343,944	$19,400
Potential Income from Vacant Units	0	259,259	$793
Gross Potential Income	$6,571,348	$6,603,203	$20,193
Other Apartment Income(4)	932,972	1,237,519	$3,784
Net Rental Income	$7,504,320	$7,840,722	$23,978
(Vacancy / Credit Loss)	(1,687,685)	(557,616)	($1,705)
Effective Gross Income - Apartments	$5,816,635	$7,283,107	$22,272

Commercial Rental Income	$683,508	$813,216	$2,487
Potential Income from Vacant Space	0	173,125	$529
(Vacancy / Credit Loss)	(617,942)	(173,125)	($529)
Effective Gross Income - Commercial	$65,567	$813,216	$2,487
Total Effective Gross Income	$5,882,202	$8,096,323	$24,759

Real Estate Taxes(5)	$375,694	$394,327	$1,206
Insurance	270,361	175,573	$537
Management Fee	176,466	242,890	$743
Utilities	657,722	657,722	$2,011
Other Expenses(6)	971,840	971,840	$2,972
Total Expenses	$2,452,083	$2,442,351	$7,469

Net Operating Income	$3,430,119	$5,653,972	$17,290
Replacement Reserves	0	87,867	$269
TI/LC	0	40,777	$125
Net Cash Flow	$3,430,119	$5,525,328	$16,897

Occupancy (%)	80.0%	90.4%(7)
NCF DSCR(8)	0.75x	1.20x
NOI Debt Yield(8)	4.5%	7.3%
(1)	Historical financial information prior to the TTM 5/31/2026 period is not available as the borrower renovated the Edison Grand Property from 2021 to 2026.
(2)	The increase from TTM 5/31/2026 Net Operating Income to U/W Net Operating Income is due to the lease-up of the Edison Grand Property following renovations.
(3)	Based on the underwritten rent roll dated as of June 23, 2026.
(4)	Other Apartment Income includes revenues from forfeited deposits, application fees, administration fees, pet fees, storage, vending machines, late charges, and miscellaneous sources as well as utilities, RUBS reimbursements and cable income.
(5)	Real Estate Taxes were underwritten based on the 2025 estimated real estate taxes of $656,175, net of the estimated TIF rebate of $261,848.
(6)	Other Expenses includes payroll and benefits, repairs and maintenance, advertising and marketing, and general and administrative.
(7)	Represents economic occupancy.
(8)	Metrics are based on the Edison Grand Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

58

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%

Appraisal. According to the appraisal, the Edison Grand Property had an “as-is” appraised value of $110,300,000 as of June 1, 2026.

Edison Grand Appraised Value(1)
Property	Value	Capitalization Rate
Edison Grand	$110,300,000	5.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated March 16, 2026, there were no recognized environmental conditions at the Edison Grand Property.

The Market. The Edison Grand Property is located at 2500 Edwards Drive in Fort Myers, Florida and is part of the Cape Coral metropolitan statistical area (the “Cape Coral MSA”). According to the appraisal, the Cape Coral MSA had an estimated 2025 population of approximately 859,348 and has experienced an average population growth of 19,705 residents per year from 2020 to 2025.

According to the appraisal, the Edison Grand Property is located within Fort Myers and is in proximity to areas that serve as a center for employment and government activity. The surrounding area includes a mix of residential, retail, and hospitality uses and benefits from proximity to employment centers and waterfront amenities. Primary access to the area is provided by U.S. Route 41 (Tamiami Trail), which serves as the primary north-south commercial corridor through Fort Myers, as well as Interstate 75, which provides regional connectivity to Naples, Tampa, and the broader Gulf Coast. Additional access is provided by State Road 82 and Colonial Boulevard, which connect the area to inland and coastal communities within Lee County.

According to a third-party market research report, the Edison Grand Property is located within the Western Lee County multifamily submarket of the Cape Coral multifamily market. As of June 26, 2026, the Western Lee County multifamily submarket had an inventory of 9,571 units, a vacancy rate of 15.8%, and average asking rent of $1,556 per month.

According to the appraisal, the estimated 2025 population within a one-, three-, and five- mile radius of the Edison Grand Property was 6,564, 58,898, and 158,747, respectively, and the estimated 2025 average household income within the same radii was $88,621, $81,115, and $85,708, respectively.

The following table presents certain information relating to multifamily properties that are comparable to the Edison Grand Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit(2)
Edison Grand 2500 Edwards Drive Fort Myers, FL	-	1986 / 2026	327(2)	96.0%(2)	Studio	360 SF(2)	$950(2)
					1BR / 1BA	576 SF(2)	$1,571(2)
					1BR / 1.5BA	694 SF(2)	$1,776(2)
					2BR / 2BA	933 SF(2)	$2,212(2)
The Ivy - Fort Myers 2480 First Street Fort Myers, FL	0.1 mi	2024 / NAP	275	96.6%	Studio / 1BA	726 SF	$1,857
					1BR / 1BA	743-796 SF	$1,599-$1,892
					2BR / 2BA	1,072-1,242 SF	$2,274-$2,499
					3BR / 2BA	1,445 SF	$3,095
West End at City Walk 2250 McGregor Boulevard Fort Myers, FL	1.0 mi	2021 / NAP	318	87.0%	Studio / 1BA	630 SF	$1,265
					1BR / 1BA	742-812 SF	$1,442-$1,449
					2BR / 2BA	1,038-1,225 SF	$1,645-$2,300
Triton Cay Fort Myers 2220 West 1st Street Fort Myers, FL	1.0 mi	2022 / NAP	319	92.1%	1BR / 1BA	668-1,112 SF	$1,575-$1,925
					2BR / 2BA	1,054-1,304 SF	$2,210-$2,585
					3BR / 2-3BA	1,452-1,887 SF	$2,695-$3,470
Lumen Luxury Apartments 3500 Star Lane Fort Myers, FL	3.2 mi	2021 / NAP	324	95.4%	1BR / 1BA	566-866 SF	$1,709-$1,970
					2BR / 1-2BA	1,024-1,115 SF	$2,171-$2,286
					3BR / 2BA	1,197 SF	$2,613-$2,649
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 23, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

59

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%

The Borrower and the Borrower Sponsor. The borrower is 2500 Edwards Drive Owner, LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Edison Grand Whole Loan.

The borrower sponsor is SF Executive Company LLC and the non-recourse carveout guarantor is SF Properties I LLC. SF Properties I LLC is affiliated with Westside Capital Group, which is a Miami based real estate private equity company that invests in underutilized real estate companies and assets, including real estate development, distressed properties, real estate operating businesses, and public-private partnerships. Since its inception in 2016, Westside Capital Group has accumulated assets, primarily across the Southeastern and Sunbelt United States. Westside Capital Group also owns entitled land and maintains a development pipeline consisting primarily of multifamily and mixed-use assets.

Property Management. The Edison Grand Property is managed by Casenta LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of the Edison Grand Whole Loan, the borrower deposited (i) approximately $239,232 into a reserve account for real estate taxes, (ii) $242,375 into a reserve for future tenant improvements, improvements to spaces designated for future lease (“Spec Improvements”), and leasing commissions, (iii) $112,827 into a reserve for gap rent for SeaKeeper, Inc. (together with any other lessees of such tenant’s space or any portion thereof, and any guarantors of the foregoing leases, the “Specified Tenant”), (iv) $235,600 into a reserve for free rent for the Specified Tenant, (v) $1,650 into a reserve for deferred maintenance, (vi) approximately $219,763 into a reserve for specified capital expenditures for repairs and replacements, and (vii) approximately $134,789 into a reserve for unfunded obligations for tenant improvement costs and landlord work for the Specified Tenant.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $59,808).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Edison Grand Property does not constitute an approved blanket or umbrella policy pursuant to the Edison Grand Whole Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, an approved blanket policy was in place with respect to the Edison Grand Property.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $7,322.

Leasing Reserve – The borrower is required to deposit into a reserve for future tenant improvements, Spec Improvements and leasing commissions, on a monthly basis, approximately $3,398.

Gap Rent Reserve – If the balance of funds in the gap rent reserve falls below $37,609 at any time prior to the occurrence of a Gap Rent Disbursement Event (as defined below), the borrower is required to deposit an amount sufficient to bring the balance in such reserve to $112,827.

A “Gap Rent Disbursement Event” means the receipt by the lender of reasonably satisfactory evidence, including without limitation a reasonably acceptable tenant estoppel certificate, that the Specified Tenant has taken possession of its space and opened for business.

Lockbox / Cash Management. The Edison Grand Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into a lender-controlled lockbox account (which was established at origination). Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver (x) a notice to all non-residential tenants under non-residential leases at the Edison Grand Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account, (y) a notice to all credit card companies or clearing banks with respect to which the borrower or property manager has entered into a merchant’s agreement with respect to the Edison Grand Property, directing them to remit all payments into the lender-controlled lockbox account, and (z) a notice to the CRA directing it to remit all project payments under the TIF Agreement into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Edison Grand Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Edison Grand Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Edison Grand Whole Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower, provided that any such funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained until the Specified Tenant Stabilization Conditions (as defined below) have been satisfied. Upon an event of default under the Edison Grand Whole Loan documents, the lender may apply funds to the Edison Grand Whole Loan in such priority as it may determine.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

60

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Edison Grand Whole Loan documents, (ii) the debt service coverage ratio being less than 1.10x (a “DSCR Trigger Period”) (provided, however, that no Trigger Period is deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied), and (iii) a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Edison Grand Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the Edison Grand Whole Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period, on each one year anniversary of the date the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.10x for two consecutive calendar quarters.

“Collateral Deposit Amount” means approximately $2,299,145.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) Specified Tenant being in default under its lease beyond applicable notice and cure periods, (ii) at any time after December 21, 2026, Specified Tenant failing to be in actual, physical possession of its space, (iii) at any time after December 21, 2026, Specified Tenant failing to be open for business during customary hours and/or “going dark” in its space, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) Specified Tenant failing to extend or renew its lease on or prior to the earlier of the deadline for such extension set forth in its lease and the date that is 12 months prior to the stated maturity date of the Edison Grand Whole Loan, in each case in accordance with the applicable terms and conditions of such lease and of the Edison Grand Whole Loan documents for a term of five years (provided that, from July 6, 2030 through the maturity date, so long as the then debt yield (which calculation excludes the income attributable to the Specified Tenant lease) exceeds 7.18%, no Specified Tenant Trigger Period will be deemed to have occurred solely due to a failure of Specified Tenant to renew its lease pursuant to this clause (vii)); and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (which must include, without limitation, an acceptable estoppel certificate from the Specified Tenant) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Edison Grand Whole Loan documents, the applicable tenant(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under its lease and no other default under such Specified Tenant lease occurs for three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of its space (or applicable portion thereof) and open for business during customary hours and not “dark”, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew its lease, the applicable Specified Tenant has renewed or extended its lease in accordance with the terms of the Edison Grand Whole Loan documents and such lease for a term of five years, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or its lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under its lease.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by either retenanting the Specified Tenant’s space or by renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow reserve (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such retenanting or any such renewal/extension.

“Specified Tenant Stabilization Conditions” means with respect to curing any Specified Tenant Trigger Period by either retenanting the Specified Tenant’s space or by renewal/extension of any Specified Tenant lease, that all leasing commissions payable in connection with each such lease have been paid and all tenant improvement obligations or other similar landlord obligations have been completed and paid in full, each such tenant has actually commenced paying full contractual rent under the applicable lease and any free rent period or period of partial rent abatements has expired, and each such tenant is open for business in the entirety of its leased premises.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

61

Multifamily – High Rise 2500 Edwards Drive Fort Myers, FL 33901	Collateral Asset Summary – Loan No. 5 Edison Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 69.8% 1.20x 7.3%

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

62

Multifamily – Garden 1925 West College Avenue San Bernardino, CA 92407	Collateral Asset Summary – Loan No. 6 Ridgeline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 76.8% 1.31x 7.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

63

Multifamily – Garden 1925 West College Avenue San Bernardino, CA 92407	Collateral Asset Summary – Loan No. 6 Ridgeline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 76.8% 1.31x 7.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

64

Multifamily – Garden 1925 West College Avenue San Bernardino, CA 92407	Collateral Asset Summary – Loan No. 6 Ridgeline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 76.8% 1.31x 7.7%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Andrew Gi and Dax T.S. Mitchell	Collateral:	Fee
Borrower(s):	Ridgeline Investors LLC	Location:	San Bernardino, CA
Original Balance:	$46,000,000	Year Built / Renovated:	1985 / 2026
Cut-off Date Balance:	$46,000,000	Property Management:	Guardian Asset Management Group LLC
% by Initial UPB:	5.6%	Size:	160 Units
Interest Rate:	5.73000%	Appraised Value / Per Unit:	$59,900,000 / $374,375
Note Date:	June 29, 2026	Appraisal Date:	June 4, 2026
Original Term:	60 months	Occupancy:	96.3% (as of June 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(2):	$3,542,279
Interest Only Period:	60 months	Underwritten NCF:	$3,496,001
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$3,068,080 (TTM May 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,862,994
Call Protection:	L(24),YM1(29),O(7)	2024 NOI:	$2,524,084
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	NAV
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$287,500
Taxes:	$123,541	$30,885	NAP	Maturity Date Loan / Unit:	$287,500
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	76.8%
Replacement Reserves:	$0	$3,857	NAP	Maturity Date LTV:	76.8%
				UW NOI DY:	7.7%
				UW NCF DSCR:	1.31x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	100.0%	Loan Payoff	$38,742,520	84.2%
			Borrower Sponsor Equity	5,142,485	11.2
			Closing Costs	1,991,454	4.3
			Upfront Reserves	123,541	0.3
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to lease-up following recent renovations at the Ridgeline Apartments Property (as defined below).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

65

Multifamily – Garden 1925 West College Avenue San Bernardino, CA 92407	Collateral Asset Summary – Loan No. 6 Ridgeline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 76.8% 1.31x 7.7%

The Loan. The sixth largest mortgage loan (the “Ridgeline Apartments Mortgage Loan”) is secured by the borrower’s fee simple interest in a 160-unit, garden style multifamily property located in San Bernardino, California (the “Ridgeline Apartments Property”). The Ridgeline Apartments Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $46,000,000. The Ridgeline Apartments Mortgage Loan was originated on June 29, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.73000% per annum on an Actual/360 basis. The Ridgeline Apartments Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Ridgeline Apartments Mortgage Loan is July 6, 2031.

The Property. The Ridgeline Apartments Property is a 160-unit, garden-style multifamily property located in San Bernardino, California. The Ridgeline Apartments Property consists of ten, two-story residential buildings, along with two one-story common area buildings situated on an approximately 9.99-acre site. The Ridgeline Apartments Property was originally constructed in 1985 and has undergone renovations between 2017 and 2026. Recent renovations totaled approximately $11 million and included interior unit upgrades, upgraded amenities, and exterior improvements.

Community amenities at the Ridgeline Apartments Property include a gated entry system, resort-style swimming pool, fitness center, resident clubhouse with lounge and business center, barbecue and picnic areas, soccer field, playground, pet spa, and landscaped outdoor spaces. The Ridgeline Apartments Property also features 300 parking spaces, which are comprised of 23 garage spaces, 159 covered spaces, and 118 surface spaces, resulting in a parking ratio of approximately 1.88 spaces per unit.

The unit mix at the Ridgeline Apartments Property consists of 32 one-bedroom units, 48 two-bedroom/one-bathroom units, and 80 two-bedroom/two-bathroom units, with an average unit size of approximately 909 square feet. Unit amenities include in-unit washer/dryers, stainless steel appliances, granite countertops, vinyl plank flooring, air conditioning, and private patios or balconies. As of June 1, 2026, the Ridgeline Apartments Property was 96.3% leased.

The Ridgeline Apartments Property is subject to the California Tenant Protection Act, which limits annual increases for existing tenants to the lower of (i) 5% plus the local consumer price index increase and (ii) 10%, and requires a landlord to have “just cause” to terminate a tenancy.

The following table presents certain information relating to the unit mix at the Ridgeline Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit(2)
1 BR / 1 BA(3)	32	20.0%	100.0%	730	$2,007	$2,150
2 BR / 1 BA	48	30.0%	95.8%	873	$2,196	$2,450
2 BR / 2 BA	80	50.0%	95.0%	1,002	$2,383	$2,550
Total/Wtd. Avg.	160	100.0%	96.3%	909	$2,250	$2,440
(1)	Based on the underwritten rent roll dated June 1, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
(3)	1 BR / 1 BA includes one model unit that is occupied but as to which no rent is attributable. The model unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

66

Multifamily – Garden 1925 West College Avenue San Bernardino, CA 92407	Collateral Asset Summary – Loan No. 6 Ridgeline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 76.8% 1.31x 7.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Ridgeline Apartments Property:

Cash Flow Analysis
	2024	2025	TTM 5/31/2026(1)	UW(1)(2)	UW Per Unit
Base Rent	$3,478,313	$3,637,964	$3,805,841	$4,131,900	$25,824
Potential Income from Vacant Units	0	0	0	181,200	$1,133
Gross Potential Income	$3,478,313	$3,637,964	$3,805,841	$4,313,100	$26,957
Other Income(3)	226,761	240,491	277,322	480,615	$3,004
Net Rental Income	$3,705,074	$3,878,455	$4,083,163	$4,793,715	$29,961
(Vacancy / Credit Loss)	0	0	0	(215,655)	($1,348)
Effective Gross Income	$3,705,074	$3,878,455	$4,083,163	$4,578,060	$28,613

Real Estate Taxes	$334,596	$344,869	$349,957	$352,975	$2,206
Insurance	144,744	67,381	67,306	77,977	$487
Management Fee	112,574	116,354	122,584	137,342	$858
Utilities	230,962	204,046	210,907	210,907	$1,318
Other Expenses(4)	358,114	282,811	264,329	256,580	$1,604
Total Expenses	$1,180,990	$1,015,461	$1,015,083	$1,035,781	$6,474

Net Operating Income	$2,524,084	$2,862,994	$3,068,080	$3,542,279	$22,139
Replacement Reserves	0	0	0	46,279	$289
Net Cash Flow	$2,524,084	$2,862,994	$3,068,080	$3,496,001	$21,850

Occupancy (%)	90.9%	89.2%	96.3%(5)	95.0%(6)
NCF DSCR	0.94x	1.07x	1.15x	1.31x
NOI Debt Yield	5.5%	6.2%	6.7%	7.7%
(1)	The increase from TTM 5/31/2026 Net Operating Income to U/W Net Operating Income is primarily attributable to lease-up following recent renovations at the Ridgeline Apartments Property.
(2)	Based on the underwritten rent roll dated June 1, 2026.
(3)	Other Income includes RUBS, appliance rental, month to month rental, pet fee, parking, application fee, and gate/garage remote income.
(4)	Other Expenses includes payroll and benefits, contract services, repairs and maintenance, advertising and marketing, and general and administrative expenses.
(5)	Represents most recent occupancy as of June 1, 2026.
(6)	Represents economic occupancy.

Appraisal. According to the appraisal, the Ridgeline Apartments Property had an “as-is” appraised value of $59,900,000 as of June 4, 2026.

Ridgeline Apartments Appraised Value(1)
Property	Value	Capitalization Rate
Ridgeline Apartments	$59,900,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated April 9, 2026, there was a recognized environmental condition at the Ridgeline Apartments Property related to its location within the Newmark Groundwater Contamination Site, a federal Superfund site involving a regional groundwater contamination plume that extends beneath the Ridgeline Apartments Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

67

Multifamily – Garden 1925 West College Avenue San Bernardino, CA 92407	Collateral Asset Summary – Loan No. 6 Ridgeline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 76.8% 1.31x 7.7%

The Market. The Ridgeline Apartments Property is located at 1925 West College Avenue in San Bernardino, California and is part of the Riverside-San Bernardino-Ontario metropolitan statistical area (the “Riverside MSA”). According to the appraisal, the Riverside MSA had an estimated 2025 population of approximately 4.7 million. Major employers in the Riverside MSA include Amazon, San Bernardino County, University of California Riverside, and the Riverside University Health Systems

According to the appraisal, the Ridgeline Apartments Property is located within a suburban area of San Bernardino and benefits from proximity to major employment centers, educational institutions, and retail amenities. Notably, California State University, San Bernardino, which serves 21,430 students, is located approximately 0.8 miles northeast of the Ridgeline Apartments Property and serves as a primary demand driver for the surrounding area. Primary access to the area is provided by Interstate 215, located approximately 0.5 miles from the Ridgeline Apartments Property, which offers connectivity to the broader Inland Empire region.

According to a third-party market research report, the Ridgeline Apartments Property is located within the San Bernardino multifamily submarket of the Riverside multifamily market. As of June 2026, the San Bernardino multifamily submarket had inventory of approximately 43,400 units, a vacancy rate of approximately 5.2%, average asking rent of approximately $1,896 per month, and net absorption of approximately 148 units.

According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Ridgeline Apartments Property was approximately 14,066, 86,538, and 241,703, respectively, and the estimated average household income within the same radii was approximately $96,266, $98,124, and $95,965, respectively.

The following table presents certain information relating to multifamily properties that are comparable to the Ridgeline Apartments Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
Ridgeline Apartments 1925 West College Avenue San Bernardino, CA 92407	-	1985 / 2026	160(2)	96.3%(2)	1BR / 1BA(3)	730 SF(2)	$2,007(2)
					2BR / 1BA	873 SF(2)	$2,196(2)
					2BR / 2BA	1,002 SF(2)	$2,383(2)
Castlepark Apartment Homes 2065 West College Avenue San Bernardino, CA 92407	0.2 mi	1987 / NAP	508	97.6%	1BR / 1BA	675 SF	$2,035
					2BR / 1BA	875 SF	$2,305
					2BR / 2BA	900 SF	$2,321
Broadview Apartments(4) 1930 West College Avenue San Bernardino, CA 92407	0.3 mi	1987 / 2008	254	99.2%	1BR / 1BA	750 SF	$2,030
					2BR / 1BA	875 SF	$2,505
					2BR / 2BA	986 SF	$2,540
Crest Haven 6155 Palm Avenue San Bernardino, CA 92407	2.2 mi	1991 / NAP	300	98.7%	1BR / 1BA	636 SF	$1,885
					2BR / 1BA	779 SF	$2,025
					2BR / 1BA	829 SF	$2,230
The Landing – San Bernardino 200 East 30th Street San Bernardino, CA 92404	3.3 mi	1976 / NAP	190	97.4%	Studio / 1BA	500 SF	$1,491
					1BR / 1BA	648 SF	$1,865
					2BR / 2BA	1,075 SF	$1,975
Alcantara Apartments 1414 North Riverside Avenue Rialto, CA 92376	3.8 mi	1990 / 2025	98	94.9%	1BR / 1BA	788 SF	$2,045
					1BR / 1BA	1,069 SF	$2,350
					2BR / 2BA	1,070 SF	$2,495
					3BR / 2BA	1,314 SF	NAV
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 1, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.
(3)	Average Monthly Rent Per Unit excludes one model unit from 1BR / 1BA that is occupied but to which no rent is attributable. The model unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(4)	Borrower sponsor owned.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

68

Multifamily – Garden 1925 West College Avenue San Bernardino, CA 92407	Collateral Asset Summary – Loan No. 6 Ridgeline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 76.8% 1.31x 7.7%

The Borrower and the Borrower Sponsors. The borrower is Ridgeline Investors LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ridgeline Apartments Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Andrew Gi and Dax T.S. Mitchell, co-founders of MAG Capital Partners. Founded in 2015, MAG Capital Partners is a diversified real estate investment firm with assets under management across 31 states.

The borrower has the right to transfer the Ridgeline Apartments Property to a Delaware statutory trust, which would then assume the Ridgeline Apartments Mortgage Loan, at any time after the date that is 30 days after the closing date of the CGCMT 2026-MFAM1 securitization, subject to conditions set forth in the Ridgeline Apartments Mortgage Loan documents. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Delaware Statutory Trusts” in the Preliminary Prospectus.

Property Management. Ridgeline Apartments Property is managed by Guardian Asset Management Group LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of the Ridgeline Apartments Mortgage Loan, the borrower deposited approximately $123,541 into a reserve account for real estate taxes.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $30,885).

Insurance Reserve – In the event that a blanket policy is in effect with respect to the insurance policies required pursuant to the Ridgeline Apartments Mortgage Loan documents, deposits into the insurance reserve required for insurance premiums will be suspended to the extent that such insurance premiums relate to such blanket policy.  As of the origination date, a blanket policy is in effect with respect to the insurance policies required as of the origination date pursuant to the Ridgeline Apartments Mortgage Loan documents

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $3,857.

Lockbox / Cash Management. The Ridgeline Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the Ridgeline Apartments Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Ridgeline Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Ridgeline Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Ridgeline Apartments Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Ridgeline Apartments Mortgage Loan documents, the lender may apply funds to the Ridgeline Apartments Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Ridgeline Apartments Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.125x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Ridgeline Apartments Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

69

Multifamily – High Rise 237 Madison Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 7 237 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,750,000 68.3% 1.20x 7.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

70

Multifamily – High Rise 237 Madison Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 7 237 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,750,000 68.3% 1.20x 7.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

71

Multifamily – High Rise 237 Madison Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 7 237 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,750,000 68.3% 1.20x 7.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	Shlomo Bakhash and Ezra Mashaal	Collateral:	Fee
Borrower(s):	237 Madison LLC, ZB Madison LLC, SHEL 237 LLC, 71 Nassau Street LLC, SB Madison LLC, MBJAA Madison LLC, ARG Madison LLC and AVAK Madison LLC	Location:	New York, NY
Original Balance:	$45,750,000	Year Built / Renovated:	1926 / 2020
Cut-off Date Balance:	$45,750,000	Property Management:	Livingston Management Services, LLC
% by Initial UPB:	5.6%	Size(3):	107 Units
Interest Rate:	5.95000%	Appraised Value / Per Unit:	$67,000,000 / $626,168
Note Date:	June 1, 2026	Appraisal Date:	January 8, 2026
Original Term:	60 months	Occupancy(3):	96.3% (as of May 21, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.7%
Original Amortization:	NAP	Underwritten NOI(4):	$3,390,169
Interest Only Period:	60 months	Underwritten NCF:	$3,317,271
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(4):	$3,038,778 (TTM December 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$2,881,622
Call Protection:	L(25),D(28),O(7)	2023 NOI:	$2,350,193
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	NAV
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$427,570
Taxes:	$79,353	$79,353	NAP	Maturity Date Loan / Unit:	$427,570
Insurance:	$103,944	$11,549	NAP	Cut-off Date LTV:	68.3%
Replacement Reserves:	$0	$5,242	NAP	Maturity Date LTV:	68.3%
Deferred Maintenance:	$198,582	$0	NAP	UW NOI DY:	7.4%
Other Reserves(2):	$216,000	Springing	$216,000	UW NCF DSCR:	1.20x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,750,000	96.9%	Loan Payoff	$44,979,691	95.2%
Borrower Sponsor Equity	1,478,158	3.1	Closing Costs	1,650,588	3.5
			Upfront Reserves	597,880	1.3
Total Sources	$47,228,158	100.0%	Total Uses	$47,228,158	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Other Reserves are comprised of an initial penthouse unit reserve of $216,000.
(3)	Size and Occupancy represent the multifamily component at the 237 Madison Property (as defined below). The 237 Madison Property also includes 5,500 SF of ground floor retail space accounting for 10.1% of total NRA and 8.9% of underwritten effective gross income. The commercial space is 100.0% leased as of May 21, 2026, by one tenant.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to $216,000 of income attributable to the borrower entering into a master lease with the guarantors for the penthouse unit at the 237 Madison Property. The master lease terminates April 30, 2027 or upon the earlier lease of the penthouse unit to a third-party tenant.

The Loan. The seventh largest mortgage loan (the “237 Madison Mortgage Loan”) is secured by the borrowers’ fee simple interests in a 107-unit, high-rise multifamily property located in New York, New York (the “237 Madison Property”). The 237 Madison Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $45,750,000. The 237 Madison Mortgage Loan was originated on June 1, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.95000% per annum on an Actual/360 basis. The 237 Madison Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 237 Madison Mortgage Loan is June 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

72

Multifamily – High Rise 237 Madison Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 7 237 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,750,000 68.3% 1.20x 7.4%

The Property. The 237 Madison Property is a 17-story, 107-unit, high rise multifamily property with ground floor retail located on the west side of Madison Avenue between East 37th and East 38th Streets in the Murray Hill neighborhood of New York, New York. The 237 Madison Property was originally constructed in 1926 and was converted from a boutique hotel to a residential building in 2020. Community amenities at the 237 Madison Property include full-time concierge staff, multiple resident lounges, roof terrace, fitness center, conference room, laundry facility, and bike storage. The 237 Madison Property also includes one 5,500 square foot ground-floor retail space leased to LayLays NYC, LLC, an Afro-Caribbean restaurant and lounge through September 2033, which accounts for 8.9% of underwritten effective gross income.

The residential unit mix at the 237 Madison Property consists of 78 studios, 22 one-bedroom units, six two-bedroom units, and one penthouse unit, with an average unit size of 455 square feet. Unit amenities include stainless steel appliances, hardwood floors, central air, granite countertops, and washer/dryer in select units. As of May 21, 2026, the residential units at the 237 Madison Property were 96.3% leased.

The following table presents certain information relating to the residential unit mix at the 237 Madison Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	78	72.9%	98.7%	375	$3,308	$3,500
1 BR(3)	22	20.6%	86.4%	575	$4,099	$4,500
2 BR	6	5.6%	100.0%	800	$6,000	$6,000
Penthouse(4)	1	0.9%	100.0%	2,000	$18,000	$18,000
Total/Wtd. Avg.	107	100.0%	96.3%	455	$3,750	$3,981
(1)	Based on the underwritten rent roll dated May 21, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
(3)	1 BR includes one superintendent unit that is occupied but to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(4)	The penthouse unit is currently unleased. The borrowers have entered into a master lease with the guarantors for the penthouse unit for monthly rent of $18,000. The master lease terminates April 30, 2027 or upon the earlier lease of the penthouse unit to a third party tenant. In addition, at origination the borrowers funded a penthouse unit rent reserve in the amount of $216,000 (one-year’s rent). See “Initial and Ongoing Reserves—Penthouse Unit Reserve” below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

73

Multifamily – High Rise 237 Madison Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 7 237 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,750,000 68.3% 1.20x 7.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 237 Madison Property:

Cash Flow Analysis
	2023	2024	2025(1)	U/W(1)(2)	U/W Per Unit
Base Rent	$4,205,992	$4,371,859	$4,365,711	$4,589,940	$42,897
Potential Income from Vacant Units	0	0	0	204,000	$1,907
Gross Potential Income - Residential	$4,205,992	$4,371,859	$4,365,711	$4,793,940	$44,803
Other Income(3)	275,185	296,016	351,125	351,125	$3,282
Net Rental Income	$4,481,177	$4,667,876	$4,716,836	$5,145,066	$48,085
(Vacancy / Credit Loss)	0	(104,827)	(89,341)	(204,000)	($1,907)
Total Effective Gross Income - Residential	$4,481,177	$4,563,048	$4,627,495	$4,941,066	$46,178

Gross Potential Income - Commercial	$111,774	$462,000	$473,613	$510,000	$4,766
(Vacancy / Credit Loss)	0	0	0	(25,500)	($238)
Total Effective Gross Income - Commercial	$111,774	$462,000	$473,613	$484,500	$4,528

Total Effective Gross Income	$4,592,951	$5,025,048	$5,101,108	$5,425,566	$50,706

Real Estate Taxes	$896,245	$922,112	$898,510	$896,652	$8,380
Insurance	119,544	126,158	119,633	132,468	$1,238
Management Fee	91,859	100,501	102,022	162,767	$1,521
Utilities	401,331	362,983	296,762	295,785	$2,764
Other Expenses(4)	733,781	631,672	645,404	547,725	$5,119
Total Expenses	$2,242,759	$2,143,427	$2,062,330	$2,035,397	$19,022

Net Operating Income	$2,350,193	$2,881,622	$3,038,778	$3,390,169	$31,684
Replacement Reserves	0	0	0	62,898	$588
TI/LC	0	0	0	10,000	$93
Net Cash Flow	$2,350,193	$2,881,622	$3,038,778	$3,317,271	$31,003

Occupancy	92.8%	95.9%	95.9%	95.7%(5)
NCF DSCR	0.85x	1.04x	1.10x	1.20x
NOI Debt Yield	5.1%	6.3%	6.6%	7.4%
(1)	The increase from 2025 Net Operating Income to U/W Net Operating Income is primarily attributable to $216,000 of income attributable to the borrower entering into a master lease with the guarantors for the penthouse unit at the 237 Madison Property. The master lease terminates April 30, 2027 or upon the earlier lease of the penthouse unit to a third-party tenant.
(2)	Based on the underwritten rent roll dated May 21, 2026.
(3)	Other Income includes expense reimbursements, bicycle and residential storage fees, amenity fees, forfeited security deposits, and miscellaneous charges such as application fees, lock replacements, and pet fees.
(4)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, the 237 Madison Property had an “as-is” appraised value of $67,000,000 as of January 8, 2026.

237 Madison Appraised Value(1)
Property	Value	Capitalization Rate
237 Madison	$67,000,000	5.50%
(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

74

Multifamily – High Rise 237 Madison Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 7 237 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,750,000 68.3% 1.20x 7.4%

Environmental Matters. According to the Phase I environmental report dated January 13, 2026, there were no recognized environmental conditions at the 237 Madison Property.

The Market. The 237 Madison Property is located at 237 Madison Avenue in the Murray Hill neighborhood of Manhattan, New York and is part of the New York metropolitan statistical area. The Murray Hill neighborhood offers access to Midtown Manhattan employment centers, as well as a wide range of retail, dining, and entertainment options. Primary access to the Murray Hill neighborhood is provided by the 4, 5, 6, and 7 subway lines and Metro-North and Long Island Rail Road service at Grand Central Terminal, which is located approximately five blocks from the 237 Madison Property, providing direct access throughout Manhattan and the greater New York metropolitan area.

According to a third-party market research report, the 237 Madison Property is located within the Murray Hill/Kips Bay multifamily submarket of the New York multifamily market. As of September 30, 2025, the Murray Hill/Kips Bay multifamily submarket had inventory of 20,109 units, a vacancy rate of 5.5%, and average asking rent of $5,236 per month.

According to the appraisal, the 2025 population within a 0.25-, 0.5-, and one-mile radius of the 237 Madison Property was 14,998, 50,081, and 200,459, respectively, and the 2025 average household income within the same radii was $251,728, $243,842, and $219,157 respectively.

The following table presents certain information relating to multifamily properties that are comparable to the 237 Madison Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
237 Madison New York, NY	-	Studio	375 SF(2)	$3,308(2)
		1BR(3)	575 SF(2)	$4,099(2)
		2BR	800 SF(2)	$6,000(2)
		Penthouse(4)	2,000 SF(2)	$18,000(2)
138 East 50th Street New York, NY	0.2 mi	Penthouse	1,636 SF	$20,000
49 East 34th Street New York, NY	0.2 mi	1BR / 1BA	600 SF	$4,700
145 Madison Avenue New York, NY	0.3 mi	2BR / 1BA	850 SF	$6,995
150 East 39th Street New York, NY	0.3 mi	Studio	400 SF	$3,400
222 East 39th Street New York, NY	0.4 mi	Studio	425 SF	$3,450
		1BR / 1BA	550 SF	$4,300
		2BR / 1.5BA	800 SF	$5,825
330 East 39th Street New York, NY	0.6 mi	Studio	400 SF	$3,400
		1BR / 1BA	600 SF	$4,500
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 21, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.
(3)	1 BR includes one superintendent unit that is occupied but to which no rent is attributable. The superintendent unit is excluded from the Average Monthly Rent Per Unit.
(4)	The penthouse unit is currently unleased. The borrowers have entered into a master lease with the guarantors for the penthouse unit for monthly rent of $18,000. The master lease terminates April 30, 2027 or upon the earlier lease of the penthouse unit to a third party tenant. In addition, at origination the borrowers funded a penthouse unit rent reserve in the amount of $216,000 (one-year’s rent). See “Initial and Ongoing Reserves—Penthouse Unit Reserve” below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

75

Multifamily – High Rise 237 Madison Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 7 237 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,750,000 68.3% 1.20x 7.4%

The Borrowers and the Borrower Sponsors. The borrowers are 237 Madison LLC, ZB Madison LLC, SHEL 237 LLC, 71 Nassau Street LLC, SB Madison LLC, MBJAA Madison LLC, ARG Madison LLC and AVAK Madison LLC, as tenants in common, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 237 Madison Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Shlomo Bakhash of the Kash Group and Ezra Mashaal of Skyway Development Group. Kash Group is a New York-based real estate investment and asset management firm focused on multifamily and mixed-use properties. Skyway Capital Partners is a New York based real estate investment firm that specializes in the investment and development of commercial and residential properties.

Property Management. The 237 Madison Property is managed by Livingston Management Services, LLC, an affiliate of the borrowers.

Initial and Ongoing Reserves. At origination of the 237 Madison Mortgage Loan, the borrowers deposited (i) approximately $79,353 into a reserve account for real estate taxes, (ii) approximately $103,944 into a reserve account for insurance premiums, (iii) $216,000 into a reserve account for master lease rent with respect to the penthouse unit and (iv) $198,582 into a reserve account for deferred maintenance.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $79,353).

Insurance Reserve –The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $11,549).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, $5,242.

Penthouse Unit Reserve – If at any time the lender reasonably determines that amounts on deposit in the penthouse unit reserve will be less than six months of rent for the penthouse unit pursuant to the penthouse unit master lease, the borrowers will be required to deposit an amount which will be sufficient to equal 12 months of rent for the unleased penthouse unit, provided that the borrowers will not be required to make a deposit that would cause the funds in the penthouse unit reserve account to exceed $216,000. Upon the lease of the penthouse unit to a third party tenant which is paying full unabated rent, provided no Trigger Period (as defined below) exists, the funds in the penthouse unit reserve will be disbursed to the borrowers.

Lockbox / Cash Management. The 237 Madison Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all non-residential tenants under non-residential leases at the 237 Madison Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 237 Madison Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 237 Madison Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 237 Madison Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the 237 Madison Mortgage Loan documents, the lender may apply funds to the 237 Madison Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the 237 Madison Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 237 Madison Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

76

Multifamily – Mid Rise 194 East 2nd Street New York, NY 10009	Collateral Asset Summary – Loan No. 8 194 East 2nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 64.4% 1.36x 7.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

77

Multifamily – Mid Rise 194 East 2nd Street New York, NY 10009	Collateral Asset Summary – Loan No. 8 194 East 2nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 64.4% 1.36x 7.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

78

Multifamily – Mid Rise 194 East 2nd Street New York, NY 10009	Collateral Asset Summary – Loan No. 8 194 East 2nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 64.4% 1.36x 7.7%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	William Aaron Feldman and Jordan Vogel	Collateral:	Fee
Borrower(s):	Benchmark 194 LLC	Location:	New York, NY
Original Balance:	$44,500,000	Year Built / Renovated:	1997 / 2025
Cut-off Date Balance:	$44,500,000	Property Management:	Benchmark RE Group II, L.P.
% by Initial UPB:	5.4%	Size(3):	61 Units
Interest Rate:	5.56000%	Appraised Value / Per Unit:	$69,100,000 / $1,132,787
Note Date:	June 18, 2026	Appraisal Date:	May 29, 2026
Original Term:	60 months	Occupancy(3):	96.7% (as of May 21, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.4%
Original Amortization:	NAP	Underwritten NOI(4):	$3,443,643
Interest Only Period:	60 months	Underwritten NCF:	$3,410,359
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(4):	$2,848,105 (TTM April 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,193,617
Call Protection:	L(24),YM1(29),O(7)	2024 NOI(5):	$2,079,548
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	NAV
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$729,508
Taxes:	$122,906	$122,906	NAP	Maturity Date Loan / Unit:	$729,508
Insurance:	$27,989	$9,330	NAP	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$1,555	NAP	Maturity Date LTV:	64.4%
TI/LC Reserves:	$0	$1,219	NAP	UW NOI DY:	7.7%
Deferred Maintenance:	$7,700	$0	NAP	UW NCF DSCR:	1.36x
Other(2):	$110,000	$0	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,500,000	100.0%	Loan Payoff	$26,351,402	59.2%
			Borrower Sponsor Equity	14,730,620	33.1
			Closing Costs	3,149,384	7.1
			Upfront Reserves	268,595	0.6
Total Sources	$44,500,000	100.0%	Total Uses	$44,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Initial Other Reserves are comprised of an Unfunded Obligations Reserve of $110,000.
(3)	Size and Occupancy represents the multifamily component at the 194 East 2nd Property (as defined below). The 194 East 2nd Property also includes 14,623 square feet of retail and storage space accounting for 25.3% of NRA and 17.1% of underwritten effective gross income. The commercial space is 100.0% leased as of May 21, 2026, by two tenants, Duane Reade (Walgreens) and Urban Stash, a self-storage operator which leases cellar space.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the borrower’s post-acquisition renovation of the 194 East 2nd Street Property in 2025 and subsequent lease up.
(5)	2024 NOI represents the annualized trailing nine-month period ending December 31, 2024 because the borrower acquired the 194 East 2nd Street Property in 2024.

The Loan. The eighth largest mortgage loan (the “194 East 2nd Street Mortgage Loan”) is secured by the borrower’s fee simple interest in a 61-unit, mid-rise multifamily property located in New York, New York (the “194 East 2nd Street Property”). The 194 East 2nd Street Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $44,500,000. The 194 East 2nd Street Mortgage Loan was originated on June 18, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.56000% per annum on an Actual/360 basis. The 194 East 2nd Street Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 194 East 2nd Street Mortgage Loan is July 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Multifamily – Mid Rise 194 East 2nd Street New York, NY 10009	Collateral Asset Summary – Loan No. 8 194 East 2nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 64.4% 1.36x 7.7%

The Property. The 194 East 2nd Street Property is a six-story, 61-unit, mid-rise multifamily property located in the East Village neighborhood of New York, New York. The 194 East 2nd Street Property was originally constructed in 1997 and was recently renovated in 2025. Recent renovations totaled approximately $2.3 million and included renovations to 41 units, the common areas, and amenity spaces. Community amenities at the 194 East 2nd Street Property include a 24-hour attended lobby, fitness center, resident lounge, billiards room, an outdoor courtyard, and laundry rooms on each floor. The 194 East 2nd Street Property also includes 14,623 square feet of retail and storage space which as of May 21, 2026 was 100.0% leased to Duane Reade (Walgreens) through May 2033 and Urban Stash, a self-storage operator which leases cellar space, through October 2036. The commercial space accounts for 17.1% of underwritten effective gross income at the 194 East 2nd Street Property.

The residential unit mix at the 194 East 2nd Street Property consists of 4 one-bedroom units, 51 two-bedroom units, 1 three-bedroom unit, 3 four-bedroom units, and 2 five-bedroom units, with an average unit size of 706 square feet. Of the 61 units, three are designated as rent stabilized. Unit amenities include full appliance packages, hardwood floors, quartz countertops, and washer/dryers in select units. As of May 21, 2026, the residential portion of the 194 East 2nd Street Property was 96.7% leased.

The following table presents certain information relating to the residential unit mix at the 194 East 2nd Street Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit(2)
1 Bedroom	1	1.6%	100.0%	427	$4,678	$4,500
1 Bedroom – Renovated	3	4.9%	100.0%	427	$4,358	$4,500
2 Bedroom – Home office	3	4.9%	66.7%	823	$6,045	$7,000
2 Bedroom – Home office / Renovated	6	9.8%	100.0%	774	$7,325	$7,000
2 Bedroom(3)	8	13.1%	87.5%	633	$6,339	$7,000
2 Bedroom – Renovated	31	50.8%	100.0%	659	$6,910	$7,000
2 Bedroom – Stabilized(4)	3	4.9%	100.0%	689	$4,103	$4,103
3 Bedroom	1	1.6%	100.0%	960	$8,486	$10,000
4 Bedroom – Home office	3	4.9%	100.0%	1,019	$9,372	$11,333
5 Bedroom – Home office	1	1.6%	100.0%	1,396	$12,783	$15,000
5 Bedroom – Home office / Renovated	1	1.6%	100.0%	1,267	$15,000	$15,000
Total/Wtd. Avg.	61	100.0%	96.7%	706	$6,944	$7,218
(1)	Based on the underwritten rent roll dated May 21, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
(3)	2 Bedroom includes one unit that is occupied by the superintendent but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(4)	For the 2 Bedroom – Stabilized units, Average Monthly Market Rent Per Unit has been assumed to equal the Average Monthly Rent Per Unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Multifamily – Mid Rise 194 East 2nd Street New York, NY 10009	Collateral Asset Summary – Loan No. 8 194 East 2nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 64.4% 1.36x 7.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 194 East 2nd Street Property:

Cash Flow Analysis
	T-9 Ann 12/31/2024(1)	2025(2)	TTM 4/30/2026(2)	U/W(2)(3)	U/W Per Unit
Base Rent	$4,034,897	$4,628,215	$4,789,300	$4,832,677	$79,224
Potential Income from Vacant Units	0	0	0	168,000	$2,754
Gross Potential Income	$4,034,897	$4,628,215	$4,789,300	$5,000,677	$81,978
Other Apartment Income(4)	30,166	46,491	39,019	39,019	$640
Net Rental Income	$4,065,063	$4,674,705	$4,828,319	$5,039,696	$82,618
(Vacancy / Credit Loss)	(813,904)	(1,078,311)	(585,891)	(225,030)	($3,689)
Effective Gross Income - Apartments	$3,251,159	$3,596,395	$4,242,429	$4,814,666	$78,929

Commercial Rental Income	$798,541	$865,150	$865,150	$985,150	$16,150
Other Commercial Income(5)	33,914	53,863	76,954	61,729	$1,012
(Vacancy / Credit Loss)	0	0	0	(52,344)	($858)
Effective Gross Income - Commercial	$832,454	$919,013	$942,104	$994,535	$16,304
Total Effective Gross Income	$4,083,613	$4,515,408	$5,184,533	$5,809,201	$95,233

Real Estate Taxes	$1,261,662	$1,380,599	$1,395,289	$1,441,145	$23,625
Insurance	85,726	100,121	103,889	106,623	$1,748
Management Fee	122,508	135,462	155,536	174,276	$2,857
Utilities	70,165	132,520	141,838	141,838	$2,325
Other Expenses(6)	464,005	573,087	539,876	501,675	$8,224
Total Expenses	$2,004,065	$2,321,791	$2,336,428	$2,365,557	$38,780

Net Operating Income	$2,079,548	$2,193,617	$2,848,105	$3,443,643	$56,453
Replacement Reserves - Apartments	0	0	0	16,468	$270
Replacement Reserves - Commercial	0	0	0	2,193	$36
TI/LC	0	0	0	14,623	$240
Net Cash Flow	$2,079,548	$2,193,617	$2,848,105	$3,410,359	$55,908

Occupancy	81.1%	80.2%	90.1%	95.4%(7)
NCF DSCR	0.83x	0.87x	1.14x	1.36x
NOI Debt Yield	4.7%	4.9%	6.4%	7.7%
(1)	2024 information represents the annualized nine-month period ending December 31, 2024, because the borrower acquired the 194 East 2nd Street Property in 2024.
(2)	The increase from the 2025 Net Operating Income through U/W Net Operating Income is primarily attributable to the borrower’s post-acquisition renovation of the 194 East 2nd Street Property in 2025 and subsequent lease up.
(3)	Based on the underwritten rent roll dated May 21, 2026.
(4)	Other Apartment Income includes revenue generated from late fees, miscellaneous income, laundry income, electricity income, NSF fees, application fees, cleaning fees, administrative fees, and vacant service fee income.
(5)	Other Commercial Income includes Duane Reade (Walgreens) tax reimbursement and water/sewer rent.
(6)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative expenses.
(7)	Represents economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Multifamily – Mid Rise 194 East 2nd Street New York, NY 10009	Collateral Asset Summary – Loan No. 8 194 East 2nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 64.4% 1.36x 7.7%

Appraisal. According to the appraisal, the 194 East 2nd Street Property had an “as-is” appraised value of $69,100,000 as of May 29, 2026.

194 East 2nd Street Appraised Value(1)
Property	Value	Capitalization Rate
194 East 2nd Street	$69,100,000	5.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated June 4, 2026, there were no recognized environmental conditions at the 194 East 2nd Street Property.

The Market. The 194 East 2nd Street Property is located at 194 East 2nd Street in the East Village neighborhood of Manhattan, New York and is part of the New York-Newark-Jersey City, NY-NJ metropolitan statistical area. The East Village neighborhood provides access to a wide range of employment centers, as well as retail, dining, and entertainment uses. Primary access to the East Village neighborhood is provided by the F subway line, located approximately three blocks from the 194 East 2nd Street Property, as well as local bus routes serving the surrounding area.

According to a third-party market research report, the 194 East 2nd Street Property is located within the East Village multifamily submarket of the New York Metro multifamily market. As of June 26, 2026, the East Village multifamily submarket had inventory of 31,840 units, a vacancy rate of 2.0%, and average asking rent of $5,440 per month.

The following table presents certain information relating to multifamily properties that are comparable to the 194 East 2nd Street Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Monthly Rent Per Unit(2)
194 East 2nd Street 194 East 2nd Street New York, NY	-	1997 / 2025	61(2)	1 Bedroom	427 SF(2)	$4,678(2)
				1 Bedroom – Renovated	427 SF(2)	$4,358(2)
				2 Bedroom – HO	823 SF(2)	$6,045(2)
				2 Bedroom - HO / Renovated	774 SF(2)	$7,325(2)
				2 Bedroom(3)	633 SF(2)	$6,339(2)
				2 Bedroom – Renovated	659 SF(2)	$6,910(2)
				2 Bedroom – Stabilized	689 SF(2)	$4,103(2)
				3 Bedroom	960 SF(2)	$8,486(2)
				4 Bedroom – HO	1,019 SF(2)	$9,372(2)
				5 Bedroom – HO	1,396 SF(2)	$12,783(2)
				5 Bedroom - HO / Renovated	1,267 SF(2)	$15,000(2)
The Houston 280 East Houston Street New York, NY	0.1 mi	2025 / NAP	157	Studio	481 SF	$4,891
				1BR	635 SF	$7,147
				2BR	930 SF	$10,095
Sioné 171 Suffolk Street New York, NY	0.1 mi	2019 / NAP	88	Studio	399 SF	$4,237
				1BR	616 SF	$6,623
				2BR	796 SF	$9,365
Liberty Toye 62 Avenue B New York, NY	0.1 mi	1970 / 2013	81	1BR	503 SF	$4,700
				2BR	610 SF	$5,600
				3BR	765 SF	$7,425
				4BR	1,036 SF	$8,999
Stella LES 251 East 2nd Street New York, NY	0.1 mi	2022 / NAP	45	1BR	613 SF	$5,646
				2BR	1,162 SF	$8,000
Untitled 66 Avenue A New York, NY	0.2 mi	1940 / 2024	76	1BR	588 SF	$4,279
				3BR	664 SF	$8,750
				4BR	948 SF	$10,465
EVE 433 East 13th Street New York, NY	0.7 mi	2018 / NAP	113	Studio	455 SF	$4,658
				1BR	611 SF	$6,121
				2BR	885 SF	$7,900
101 East 10th Street 101 East 10th Street New York, NY	0.9 mi	2007 / 2018	58	Studio	370 SF	$4,211
				1BR	499 SF	$5,500
				2BR	760 SF	$7,609
				3BR	765 SF	$7,900
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 21, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.
(3)	Average Monthly Rent Per Unit excludes one superintendent unit from 2 Bedroom that is occupied but to which no rent is attributable. The superintendent unit is excluded from the Average Monthly Rent Per Unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

82

Multifamily – Mid Rise 194 East 2nd Street New York, NY 10009	Collateral Asset Summary – Loan No. 8 194 East 2nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 64.4% 1.36x 7.7%

The Borrower and the Borrower Sponsors. The borrower is Benchmark 194 LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 194 East 2nd Street Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are William Aaron Feldman and Jordan Vogel, co-founders of Benchmark Real Estate Group. Benchmark Real Estate Group is a New York City-based real estate investment and management firm founded in 2009 that specializes in the acquisition, development, rehabilitation, and management of residential and commercial real estate. The firm has completed 60+ acquisitions and currently owns and operates 47 multifamily assets in the greater New York City area.

Property Management. The 194 East 2nd Street Property is managed by Benchmark RE Group II, L.P., an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of the 194 East 2nd Street Mortgage Loan, the borrower deposited (i) approximately $122,906 into a reserve account for real estate taxes, (ii) approximately $27,989 into a reserve account for insurance premiums, (iii) $110,000 into a reserve account for unfunded obligations for free and prepaid rent for the tenant known as “Urban Stash,” and (iv) $7,700 into a reserve account for deferred maintenance.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $122,906).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the 194 East 2nd Street Property does not constitute an approved blanket or umbrella policy pursuant to the 194 East 2nd Street Mortgage Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $9,330).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $1,555.

TI/LC Reserve – The borrower is required to deposit into a reserve for future tenant improvements and leasing commissions for the non-residential space, on a monthly basis, approximately $1,219.

Lockbox / Cash Management. The 194 East 2nd Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, immediately upon receipt, or cause the property manager to deposit, within two business days of receipt, all revenue received by the borrower or the property manager into such lockbox. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 194 East 2nd Street Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 194 East 2nd Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 194 East 2nd Street Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower, provided that any such funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) are required to be retained until the Specified Tenant Stabilization Conditions (as defined below) have been satisfied and any funds deposited to cover free or abated rent periods are required to be retained until the free or abated rent period has expired. Upon an event of default under the 194 East 2nd Street Mortgage Loan documents, the lender may apply funds to the 194 East 2nd Street Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 194 East 2nd Street Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.10x and (iii) a Specified Tenant Trigger Period (as defined below) unless the debt yield (excluding rental income from the Specified Tenant) is at or above the debt yield as of the origination date; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 194 East 2nd Street Mortgage Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) the tenant known as “Duane Reade” (together with any other lessees of such tenant’s space or any portion thereof, and any guarantors of the foregoing leases, the “Specified Tenant”) being in default under its lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of its space, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in its space, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (vi) any bankruptcy or similar insolvency of Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (which must include, without limitation, an acceptable estoppel certificate from the Specified Tenant) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

83

Multifamily – Mid Rise 194 East 2nd Street New York, NY 10009	Collateral Asset Summary – Loan No. 8 194 East 2nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 64.4% 1.36x 7.7%

defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 194 East 2nd Street Mortgage Loan documents, the applicable tenant(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without expressed contingency to commence paying rent thereto) and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under its lease and no other default under such Specified Tenant lease occurs for two consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of its space (or applicable portion thereof) and open for business during customary hours and not “dark”, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or its lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under its lease; provided however, that if a tenant has a free rent or rent abatement period the borrower will have the option to deposit cash with the lender to cover such period.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by retenanting the Specified Tenant’s space, either (i) sufficient funds have been accumulated in the excess cash flow reserve (during the continuance of the subject Specified Tenant Trigger Period) or (ii) the borrower has deposited cash with lender, in each case, to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such retenanting.

“Specified Tenant Stabilization Conditions” means with respect to curing any Specified Tenant Trigger Period by retenanting the Specified Tenant’s space, that all leasing commissions payable in connection with each such lease have been paid and all tenant improvement obligations or other similar landlord obligations have been completed and paid in full, each such tenant has actually commenced paying full contractual rent under the applicable lease and any free rent period or period of partial rent abatements has expired, and each such tenant is open for business in the entirety of its leased premises.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

84

Multifamily – Mid Rise 7403 La Tijera Boulevard Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 7403 Living	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 67.3% 1.22x 7.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

85

Multifamily – Mid Rise 7403 La Tijera Boulevard Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 7403 Living	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 67.3% 1.22x 7.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

86

Multifamily – Mid Rise 7403 La Tijera Boulevard Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 7403 Living	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 67.3% 1.22x 7.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	HGPM LLC, GC Overseas Investment Fund, Ltd and Grand China Overseas Investment Management Co., Ltd	Collateral:	Fee
Borrower(s):	SW Westchester Land, LLC	Location:	Los Angeles, CA
Original Balance:	$37,000,000	Year Built / Renovated:	2019 / NAP
Cut-off Date Balance:	$37,000,000	Property Management:	Greystar California, Inc.
% by Initial UPB:	4.5%	Size(2):	140 Units
Interest Rate:	5.80000%	Appraised Value / Per Unit:	$55,000,000 / $392,857
Note Date:	April 10, 2026	Appraisal Date:	March 23, 2026
Original Term:	60 months	Occupancy(2):	95.0% (as of March 9, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$2,702,893
Interest Only Period:	60 months	Underwritten NCF:	$2,665,057
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,573,403 (TTM February 28, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,389,250
Call Protection:	L(26),D(27),O(7)	2024 NOI:	$2,174,815
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	NAV
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$264,286
Taxes:	$56,038	$56,038	NAP	Maturity Date Loan / Unit:	$264,286
Insurance:	$36,639	$12,213	NAP	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$2,947	NAP	Maturity Date LTV:	67.3%
Deferred Maintenance:	$24,375	$0	NAP	UW NOI DY:	7.3%
				UW NCF DSCR:	1.22x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	99.8%	Loan Payoff	$35,569,862	95.9%
Borrower Sponsor Equity	87,080	0.2	Closing Costs	1,400,166	3.8
			Upfront Reserves	117,052	0.3
Total Sources	$37,087,080	100.0%	Total Uses	$37,087,080	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Size and Occupancy represent the multifamily component at the 7403 Living Property (as defined below). The 7403 Living Property also includes 2,466 square feet of ground-floor retail space, accounting for 2.7% of total NRA and 1.6% of in-place base rent. The commercial space is 46.6% leased as of March 9, 2026, by one tenant, Cafeika International US, LLC.

The Loan. The ninth largest mortgage loan (the “7403 Living Mortgage Loan”) is secured by the borrower’s fee simple interest in a 140-unit, mid-rise multifamily property located in Los Angeles, California (the “7403 Living Property”). The 7403 Living Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $37,000,000. The 7403 Living Mortgage Loan was originated on April 10, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.80000% per annum on an Actual/360 basis. The 7403 Living Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 7403 Living Mortgage Loan is May 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

87

Multifamily – Mid Rise 7403 La Tijera Boulevard Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 7403 Living	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 67.3% 1.22x 7.3%

The Property. The 7403 Living Property is a four-story, 140-unit, multifamily property located in the Westchester/Playa Del Rey neighborhood of Los Angeles, California. The 7403 Living Property was completed in 2019 and is situated on a 1.16-acre site. Community amenities at the 7403 Living Property include a swimming pool and spa with lounge area, fitness center, resident lounge, open courtyard, dog run, onsite parking, electric vehicle charging station, and storage lockers. The 7403 Living Property features three levels of subterranean parking which includes 242 parking spaces, resulting in a parking ratio of approximately 1.73 spaces per unit. The 7403 Living Property also includes 2,466 square feet of ground-floor retail space divided into two units which was 46.6% leased to Cafeika International US, LLC through January 2030, accounting for 1.6% of in-place base rent.

The residential unit mix at the 7403 Living Property consists of 47 studios, 77 one-bedroom units, and 16 two-bedroom units, with an average unit size of 639 square feet. Unit amenities include stainless steel kitchen appliances (dishwasher, gas range/oven, microwave with hood vent, and refrigerator), garbage disposals, vinyl plank flooring, quartz countertops with tile backsplash, in-unit washer and dryer, central HVAC (heating ventilation and air conditioning), recessed lighting, and private balcony/patios. As of March 9, 2026, the residential portion of the 7403 Living Property was 95.0% leased.

The 7403 Living Property is subject to a Rental Covenant Agreement Running with the Land in favor of the City of Los Angeles acting through the Los Angeles Housing and Community Investment Department (the “LAHCID”), pursuant to which, (i) 13 of the 140 units at the 7403 Living Property are required to be leased to households earning not more than 50% of AMI and (ii) the maximum monthly rent for each of such 13 units is capped at 30% of 50% of net median income as established by the LAHCID. Net median income is defined as the County of Los Angeles median income, as determined by the California Department of Housing and Community Development, adjusted for expenses and taxes by the LAHCID or its successor to reflect state and federal income taxes.

The following table presents certain information relating to the residential unit mix at the 7403 Living Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)(3)
Studio	42	30.0%	90.5%	481	$2,376	$2,400
Studio – Affordable	5	3.6%	80.0%	487	$876	$876
1BR / 1BA	70	50.0%	98.6%	669	$2,802	$2,800
1BR / 1BA - Affordable	7	5.0%	85.7%	692	$1,001	$1,001
2BR / 2BA	15	10.7%	100.0%	949	$3,623	$3,650
2BR / 2BA - Affordable	1	0.7%	100.0%	990	$1,126	$1,126
Total/Wtd. Avg.	140	100.0%	95.0%	639	$2,621	$2,600
(1)	Based on the underwritten rent roll dated March 9, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
(3)	For Affordable units, the Average Monthly Market Rent Per Unit has been assumed to equal the Average Monthly Rent Per Unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

88

Multifamily – Mid Rise 7403 La Tijera Boulevard Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 7403 Living	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 67.3% 1.22x 7.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 7403 Living Property:

Cash Flow Analysis
	2024	2025	TTM 2/28/2026	U/W(1)	U/W Per Unit
Base Rent	$4,182,517	$4,340,120	$4,361,771	$4,251,073	$30,365
Potential Income from Vacant Units	0	0	0	218,736	$1,562
Gross Potential Income	$4,182,517	$4,340,120	$4,361,771	$4,469,809	$31,927
Other Income(2)	252,651	268,765	277,789	304,956	$2,178
Net Rental Income	$4,435,168	$4,608,885	$4,639,560	$4,774,765	$34,105
(Vacancy / Credit Loss)	(282,053)	(236,726)	(241,784)	(223,490)	($1,596)
Total Effective Gross Income	$4,153,115	$4,372,160	$4,397,776	$4,551,275	$32,509

Real Estate Taxes	$811,260	$827,477	$640,430	$640,430	$4,574
Insurance	161,441	125,825	120,174	139,577	$997
Management Fee	124,593	131,165	131,933	136,538	$975
Utilities	174,784	206,492	229,232	229,232	$1,637
Other Expenses(3)	706,221	691,951	702,605	702,605	$5,019
Total Expenses	$1,978,300	$1,982,909	$1,824,374	$1,848,382	$13,203

Net Operating Income	$2,174,815	$2,389,250	$2,573,403	$2,702,893	$19,306
Replacement Reserves	0	0	0	35,370	$253
TI/LC	0	0	0	2,466	$18
Net Cash Flow	$2,174,815	$2,389,250	$2,573,403	$2,665,057	$19,036

Occupancy	93.7%	94.5%	94.7%	95.0%(4)
NCF DSCR	1.00x	1.10x	1.18x	1.22x
NOI Debt Yield	5.9%	6.5%	7.0%	7.3%
(1)	Based on the underwritten rent roll dated March 9, 2026.
(2)	Other Income includes categories such as forfeited deposits, vending machines, laundry income, late charges, cable TV, and parking income. Also included within this income is the income associated with the RUBS program at the 7403 Living Property, whereby a portion of the utility expense is shared by tenants and reimbursed to the landlord on a pro rata basis.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance, advertising and marketing, and general and administrative expenses.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the 7403 Living Property had an “as-is” appraised value of $55,000,000 as of March 23, 2026.

7403 Living Appraised Value(1)
Property	Value	Capitalization Rate
7403 Living	$55,000,000	5.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated April 2, 2026, there were no recognized environmental conditions at the 7403 Living Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

89

Multifamily – Mid Rise 7403 La Tijera Boulevard Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 7403 Living	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 67.3% 1.22x 7.3%

The Market. The 7403 Living Property is located at 7403 La Tijera Boulevard in the Westchester/Playa del Rey neighborhood of Los Angeles, California, and is part of the Los Angeles-Long Beach-Anaheim metropolitan statistical area. The Westchester/Playa del Rey neighborhood is part of West Los Angeles and benefits from proximity to major employment centers, coastal neighborhoods, and regional infrastructure, including the master-planned Playa Vista neighborhood. The 7403 Living Property is located approximately 1.25 miles north of Los Angeles International Airport (LAX), which serves as the primary airport for the region. Primary access to the area is provided by the San Diego (405) Freeway and the Santa Monica (10) Freeway, with additional connectivity provided by the Century (105) Freeway.

According to a third-party market research report, the 7403 Living Property is located within the Westchester multifamily submarket of the Los Angeles multifamily market. As of June 26, 2026, the Westchester multifamily submarket had inventory of 4,915 units, a vacancy rate of 6.7%, and average asking rent of $3,052 per month.

According to the appraisal, the estimated 2025 population within a one-, three-, and five- mile radius of the 7403 Living Property was 33,174, 220,235, and 711,762, respectively, and the estimated 2025 average household income within the same radii was $151,341, $141,725, and $138,514, respectively.

The following table presents certain information relating to multifamily properties that are comparable to the 7403 Living Property:

	Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
7403 Living 7403 La Tijera Boulevard Los Angeles, CA 90045	-	2019/NAP	140(2)	95.0%(2)	Studio	481 SF(2)	$2,376(2)
					Studio (Affordable)	487 SF(2)	$876(2)
					1BR / 1BA	669 SF(2)	$2,802(2)
					1BR / 1BA (Affordable)	692 SF(2)	$1,001(2)
					2BR / 2BA	949 SF(2)	$3,623(2)
					2BR / 2BA (Affordable)	990 SF(2)	$1,126(2)
Altitude 5900 Center Drive Los Angeles, CA 90045	1.3 mi	2016 / NAP	545	95.0%	Studio	545 SF	$2,368
					1BR / 1BA	740–791 SF	$2,885
					2BR / 2BA	1,080–1,104 SF	$3,821-$4,019
Kinley West LA 6711 South Sepulveda Boulevard Los Angeles, CA 90045	1.3 mi	2021 / NAP	180	93.0%	Studio	601 SF	$2,570-$2,669
					1BR / 1BA	652-833 SF	$2,703-$3,045
					2BR / 2BA	956 SF	$3,888
Eastway Apartments 8740 La Tijera Bouleva Los Angeles, CA 90045	1.4 mi	2019 / NAP	136	95.0%	Studio	518-562 SF	$2,506-$2,555
					1BR / 1BA	716-905 SF	$2,764-$2,980
					2BR / 2BA	890-1,181 SF	$3,158-$3,613
The Q Playa 5901 West Center Drive Los Angeles, CA 90045	1.4 mi	2018 / NAP	376	95.0%	1BR / 1BA	692-709 SF	$2,927-$3,072
					1BR / 1BA + Loft	831 SF	$3,860
					2BR / 2BA	954-1,126 SF	$3,722-$4,125
Elle at Westchester 8521 S Sepulveda Boulevard Los Angeles, CA 90045	1.5 mi	2024 / NAP	90	96.0%	1BR / 1BA	650 SF	$2,645
					2BR / 1.5BA	950 SF	$3,504
					2BR / 2BA	984 SF	NAV
					2BR / 1BA + Loft	1,005 SF	$3,645
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 9, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

90

Multifamily – Mid Rise 7403 La Tijera Boulevard Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 7403 Living	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 67.3% 1.22x 7.3%

The Borrower and the Borrower Sponsors. The borrower is SW Westchester Land, LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 7403 Living Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are HGPM LLC (“HGPM”), a Florida limited liability company, GC Overseas Investment Fund, Ltd, a Cayman Islands exempted company, and Grand China Overseas Investment Management Co., Ltd, a Cayman Islands exempted company. HGPM is a U.S.-based real estate investment firm that serves as the managing member for the GC Overseas Investment Fund, Ltd. Grand China Overseas Investment Management Co., Ltd is a real estate-focused private equity platform that invests in overseas real estate assets and manages real estate investment funds. The firm focuses on cross-border real estate investment involving residential and mixed-use properties. Grand China Overseas Investment Management Co., Ltd has completed more than 20 real estate investments in the United States, including multifamily developments and acquisitions.

Property Management. The 7403 Living Property is managed by Greystar California, Inc., a third party property management company.

Initial and Ongoing Reserves. At origination of the 7403 Living Mortgage Loan, the borrower deposited (i) approximately $56,038 into a reserve account for real estate taxes, (ii) approximately $36,639 into a reserve account for insurance premiums and (iii) $24,375 for deferred maintenance.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $56,038).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the 7403 Living Property does not constitute an approved blanket or umbrella policy pursuant to the 7403 Living Mortgage Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $12,213).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $2,947.

Lockbox / Cash Management. The 7403 Living Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox account. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver (x) a notice to all non-residential tenants under non-residential leases at the 7403 Living Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account and (y) a notice to all credit card companies or clearing banks with respect to which the borrower or property manager has entered into a merchant’s agreement with respect to the 7403 Living Property, directing them to remit all payments into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 7403 Living Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 7403 Living Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 7403 Living Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 7403 Living Mortgage Loan documents, the lender may apply funds to the 7403 Living Mortgage Loan in such priority as it may determine. On one occasion during the term of the 7403 Living Mortgage Loan, upon the expiration of the first Trigger Period to occur, the borrower may, at its option, request the lockbox account to be deactivated and/or closed (and the lender is required to reasonably cooperate with the borrower in connection therewith); provided, that upon the occurrence of the next Trigger Period, this option will no longer be available and such Trigger Period will be considered the first occurrence of a Trigger Period for the purpose of the 7403 Living Mortgage Loan documents in all other respects.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the 7403 Living Mortgage Loan documents, and (ii) the debt service coverage ratio, to be tested semiannually, being less than 1.10x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 7403 Living Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

91

Multifamily – Garden 8421 Del Lago Circle Tampa, FL 33614	Collateral Asset Summary – Loan No. 10 Innovo at Waters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,250,000 75.0% 1.31x 8.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

92

Multifamily – Garden 8421 Del Lago Circle Tampa, FL 33614	Collateral Asset Summary – Loan No. 10 Innovo at Waters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,250,000 75.0% 1.31x 8.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

93

Multifamily – Garden 8421 Del Lago Circle Tampa, FL 33614	Collateral Asset Summary – Loan No. 10 Innovo at Waters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,250,000 75.0% 1.31x 8.1%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Robert Schlesinger	Collateral:	Fee
Borrower(s):	CLP Waters Ave LLC	Location:	Tampa, FL
Original Balance:	$35,250,000	Year Built / Renovated:	1972 / 2015
Cut-off Date Balance:	$35,250,000	Property Management:	Tenere Management Group, LP
% by Initial UPB:	4.3%	Size:	196 Units
Interest Rate:	5.96000%	Appraised Value / Per Unit:	$47,000,000 / $239,796
Note Date:	March 24, 2026	Appraisal Date:	March 4, 2026
Original Term:	60 months	Occupancy:	95.9% (as of March 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$2,838,104
Interest Only Period:	60 months	Underwritten NCF:	$2,782,590
First Payment Date:	May 6, 2026
Maturity Date:	April 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,687,976 (TTM February 28, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,717,420
Call Protection:	L(27),D(26),O(7)	2024 NOI:	$2,689,740
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$2,415,856

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$179,847
Taxes:	$227,157	$37,860	NAP	Maturity Date Loan / Unit:	$179,847
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	75.0%
Replacement Reserves:	$0	$4,626	NAP	Maturity Date LTV:	75.0%
Deferred Maintenance:	$61,250	$0	NAP	UW NOI DY:	8.1%
				UW NCF DSCR:	1.31x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,250,000	100.0%	Loan Payoff	$22,152,080	62.8%
			Borrower Sponsor Equity	11,760,901	33.4
			Closing Costs	1,048,611	3.0
			Upfront Reserves	288,407	0.8
Total Sources	$35,250,000	100.0%	Total Uses	$35,250,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.

The Loan. The tenth largest mortgage loan (the “Innovo at Waters Mortgage Loan”) is secured by the borrower’s fee simple interest in a 196-unit, garden multifamily property located in Tampa, Florida (the “Innovo at Waters Property”). The Innovo at Waters Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $35,250,000 The Innovo at Waters Mortgage Loan was originated on March 24, 2026 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 5.96000% per annum on an Actual/360 basis. The Innovo at Waters Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Innovo at Waters Mortgage Loan is April 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

94

Multifamily – Garden 8421 Del Lago Circle Tampa, FL 33614	Collateral Asset Summary – Loan No. 10 Innovo at Waters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,250,000 75.0% 1.31x 8.1%

The Property. The Innovo at Waters Property is a 196 unit, garden style multifamily property located in Tampa, Florida. The Innovo at Waters Property was originally constructed in 1972 and most recently renovated in 2015. The Innovo at Waters Property is comprised of 22 three-story and one, one-story apartment buildings and a clubhouse/leasing office situated on a 14.24-acre site. Community amenities at the Innovo at Waters Property include a resort-style swimming pool with sundeck, clubhouse with lounge and café, fitness center, business center, playground, and gated access. The Innovo at Waters Property also includes approximately 290 surface parking spaces, resulting in a parking ratio of approximately 1.48 spaces per unit.

The unit mix at the Innovo at Waters Property consists of 24 studios, 59 one-bedroom units, 93 two-bedroom units, and 20 three-bedroom units, with an average unit size of 1,004 square feet. Unit amenities include full size washer/dryers, stainless steel appliances, walk-in closets, screened patio or balconies, vinyl plank flooring, and granite countertops. As of March 1, 2026, the Innovo at Waters Property was 95.9% leased.

The following table presents certain information relating to the unit mix at the Innovo at Waters Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	24	12.2%	100.0%	530	$1,427	$1,426
1BR / 1BA	29	14.8%	89.7%	763	$1,685	$1,674
1BR / 1.5BA	30	15.3%	96.7%	835	$1,803	$1,801
2BR / 2BA	69	35.2%	98.6%	1,089	$2,043	$2,040
2BR / 2.5BA	24	12.2%	91.7%	1,325	$2,340	$2,340
3BR / 2.5BA	20	10.2%	95.0%	1,495	$2,511	$2,510
Total/Wtd. Avg.	196	100.0%	95.9%	1,004	$1,960	$1,959
(1)	Based on the underwritten rent roll dated March 1, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

95

Multifamily – Garden 8421 Del Lago Circle Tampa, FL 33614	Collateral Asset Summary – Loan No. 10 Innovo at Waters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,250,000 75.0% 1.31x 8.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Innovo at Waters Property:

Cash Flow Analysis
	2022	2023	2024	2025	TTM 2/28/2026	U/W(1)	U/W Per Unit
Base Rent	$3,603,900	$4,220,448	$4,503,009	$4,583,979	$4,593,473	$4,421,580	$22,559
Potential Income from Vacant Units	0	0	0	0	0	192,631	$983
Gross Potential Income	$3,603,900	$4,220,448	$4,503,009	$4,583,979	$4,593,473	$4,614,211	$23,542
Other Income(2)	269,409	297,255	321,592	319,956	321,865	321,865	$1,642
Net Rental Income	$3,873,309	$4,517,703	$4,824,601	$4,903,934	$4,915,338	$4,936,076	$25,184
(Vacancy / Credit Loss)	(96,377)	(235,423)	(248,852)	(268,081)	(289,367)	(230,711)	($1,177)
Total Effective Gross Income	$3,776,932	$4,282,280	$4,575,749	$4,635,853	$4,625,971	$4,705,365	$24,007

Real Estate Taxes	336,988	368,259	384,459	424,786	432,296	442,485	$2,258
Insurance	268,913	419,251	391,613	386,159	390,053	339,567	$1,732
Management Fee	113,000	128,000	137,277	139,076	138,779	141,161	$720
Utilities	276,807	294,699	304,239	326,518	332,484	332,484	$1,696
Other Expenses(3)	614,530	656,215	668,421	641,894	644,382	611,564	$3,120
Total Expenses	$1,610,238	$1,866,424	$1,886,009	$1,918,433	$1,937,994	$1,867,261	$9,527

Net Operating Income	$2,166,694	$2,415,856	$2,689,740	$2,717,420	$2,687,976	$2,838,104	$14,480
Replacement Reserves	0	0	0	0	0	55,514	$283
Net Cash Flow	$2,166,694	$2,415,856	$2,689,740	$2,717,420	$2,687,976	$2,782,590	$14,197

Occupancy	NAV	97.3%	99.3%	91.7%	96.3%	95.0%(4)
NCF DSCR	1.02x	1.13x	1.26x	1.28x	1.26x	1.31x
NOI Debt Yield	6.1%	6.9%	7.6%	7.7%	7.6%	8.1%
(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Other Income includes categories such as forfeited deposits, antennae income, late charges, after-hours utility charges, etc. Also included within this income is the income associated with the RUBS program in-place at the Innovo at Waters Property.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the Innovo at Waters Property had an “as-is” appraised value of $47,000,000 as of March 4, 2026.

Innovo at Waters Appraised Value(1)
Property	Value	Capitalization Rate
Innovo at Waters	$47,000,000	5.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated March 16, 2026, there were no recognized environmental conditions at the Innovo at Waters Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

96

Multifamily – Garden 8421 Del Lago Circle Tampa, FL 33614	Collateral Asset Summary – Loan No. 10 Innovo at Waters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,250,000 75.0% 1.31x 8.1%

The Market. The Innovo at Waters Property is located at 8421 Del Lago Circle in Tampa, Florida and is part of the Tampa–St. Petersburg–Clearwater metropolitan statistical area (the “Tampa MSA”). According to the appraisal, the Tampa MSA had an estimated population of approximately 3.4 million as of 2025, and benefits from a diverse economic base supported by healthcare, retail, professional and business services, and technology sectors. According to the appraisal, the Innovo at Waters Property is located in a suburban location of Tampa, approximately seven miles northwest of the Tampa Central Business District. Primary access to the Innovo at Waters Property is provided by Interstate 275, with additional connectivity via Dale Mabry Highway and West Waters Avenue.

According to a third-party market research report, the Innovo at Waters Property is located within the Northwest Tampa multifamily submarket of the Tampa multifamily market. As of March 19, 2026, the Northwest Tampa multifamily submarket had inventory of 17,375 units, a vacancy rate of 7.1%, and average asking rent of $1,688 per month.

According to the appraisal, the estimated 2025 population within a one-, three-, and five- mile radius of the Innovo at Waters Property was 17,106, 110,952, and 319,558, respectively, and the estimated 2025 average household income within the same radii was $77,910, $89,568, and $90,162, respectively.

The following table presents certain information relating to multifamily properties that are comparable to the Innovo at Waters Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject(1)	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
Innovo at Waters 8421 Del Lago Circle Tampa, FL 33614	-	1972 / 2015	196(2)	95.9%	Studio	530 SF(2)	$1,427(2)
					1BR / 1BA	763 SF(2)	$1,685(2)
					1BR / 1.5BA	835 SF(2)	$1,803(2)
					2BR / 2BA	1,089 SF(2)	$2,043(2)
					2BR / 2.5BA	1,325 SF(2)	$2,340(2)
					3BR / 2.5BA	1,495 SF(2)	$2,511(2)
Grande Oasis at Carrollwood Bulk Condo 3516 Grand Cayman Drive Tampa, FL 33614	0.4 mi	1989 / 2014	578	94.0%	1BR / 1BA	665-820 SF	$1,099-1,517
					2BR / 1BA	920 SF	$1,459
					2BR / 2BA	1,100-1,241 SF	$1,534-1,702
					3BR / 2BA	1,390 SF	$2,153
Haven at Waters Edge FKA Carlyle at Waters 8415 North Armenia Avenue Tampa, FL 33604	0.7 mi	1985 / 2017	392	92.0%	1BR / 1BA	525-748 SF	$1,174-1,430
					2BR / 2BA	924-1,078 SF	$1,650-$2,030
The Windsor Manor 8610 Pine Tree Court Tampa, FL 33604	0.9 mi	1980 / NAP	194	95.0%	1BR / 1BA	750 SF	$1,435
					2BR / 1BA	925 SF	$1,685
					2BR / 1.5BA	1,105 SF	$1,810
					3BR / 2BA	1,365 SF	$1,960
HITE and NOTCH 6006 N. Florida Avenue Tampa, FL 33604	3.9 mi	2018 / NAP	81	94.0%	Studio	528-534 SF	$1,269-1,279
					1BR / 1BA	660-909 SF	$1,522-1,860
					2BR / 2BA	992-1,144 SF	$1,690-2,250
5 West 5150 Net Drive Tampa, FL 33634	4.0 mi	2009 / NAP	318	95.0%	1BR / 1BA	752-839 SF	$1,508-1,724
					2BR / 2BA	1,144-1,310 SF	$2,308-2,346
Arbors at Carrollwood - Fractured Condo 3939 Ehrlich Road Tampa, FL 33624	4.1 mi	2001 / NAP	157	92.0%	1BR / 1BA	769-1,088 SF	$1,411-1,716
					2BR / 2BA	1,148-1,344 SF	$1,942-$1,959
					3BR / 2BA	1,499 SF	$2,390
Vantage on Hillsborough 5307 Reflections Club Drive Tampa, FL 33634	4.5 mi	1986 / 2007	348	94.0%	1BR / 1BA	492-808 SF	$1,337-2,049
					2BR / 1BA	818 SF	$1,789
					2BR / 2BA	1,022-1,141 SF	$1,737-2,525
					3BR / 2BA	1,129 SF	$2,060
Lakes of Northdale 16297 Northdale Oaks Drive Tampa, FL 33624	5.0 mi	1984 / 2016	216	99.0%	1BR / 1BA	670-900 SF	$1,576-1,759
					2BR / 2BA	1,075-1,200 SF	$1,962-2,047
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 1, 2026. Average Monthly Rent Per Unit reflects rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

97

Multifamily – Garden 8421 Del Lago Circle Tampa, FL 33614	Collateral Asset Summary – Loan No. 10 Innovo at Waters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,250,000 75.0% 1.31x 8.1%

The Borrower and the Borrower Sponsor. The borrower is CLP Waters Ave LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. No non-consolidation opinion was provided in connection with the origination of the Innovo at Waters Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Robert Schlesinger of Copperline Partners (“Copperline”). Copperline is a fully integrated multifamily and hospitality-focused real estate investment company with a core portfolio located in the East Coast of the United States. Copperline has over 65 years of experience and has a portfolio of 22,711 units. Robert Schlesinger serves as a managing principal and the managing investment partner of Copperline.

The borrower of the Innovo at Waters Mortgage Loan is affiliated with the borrower of the Innovo at Sunrise Mortgage Loan, which is also being contributed to the CGCMT 2026-MFAM1 securitization.

Property Management. The Innovo at Waters Property is managed by Tenere Management Group, LP, an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of the Innovo at Waters Mortgage Loan, the borrower deposited (i) approximately $227,157 into a reserve account for real estate taxes and (ii) $61,250 for deferred maintenance.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $37,860).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Innovo at Waters Property does not constitute an approved blanket or umbrella policy pursuant to the Innovo at Waters Mortgage Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, the Innovo at Waters Property was covered by an approved blanket policy.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $4,626.

Lockbox / Cash Management. The Innovo at Waters Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Innovo at Waters Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Innovo at Waters Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Innovo at Waters Mortgage Loan. Upon the cure of any Trigger Period, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. In addition, so long as no event of default exists, the lender is required to disburse approved operating expenses and extraordinary expenses to the borrower from the excess cash flow reserve account. Upon an event of default under the Innovo at Waters Mortgage Loan documents, the lender may apply funds to the Innovo at Waters Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Innovo at Waters Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Innovo at Waters Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

98

Multifamily – Garden 8600-8798 Northwest 38th Street Sunrise, FL 33351	Collateral Asset Summary – Loan No. 11 Innovo at Sunrise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 72.6% 1.23x 7.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Robert Schlesinger	Collateral:	Fee
Borrower(s)(1):	CLP Marsh Harbour Owner, LLC	Location:	Sunrise, FL
Original Balance:	$34,000,000	Year Built / Renovated:	1987 / 2025
Cut-off Date Balance:	$34,000,000	Property Management:	Tenere Management Group, LP
% by Initial UPB:	4.2%	Size:	168 Units
Interest Rate:	5.96000%	Appraised Value / Per Unit:	$46,800,000 / $278,571
Note Date:	March 24, 2026	Appraisal Date:	March 9, 2026
Original Term:	60 months	Occupancy:	97.6% (as of March 5, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$2,561,339
Interest Only Period:	60 months	Underwritten NCF:	$2,519,339
First Payment Date:	May 6, 2026
Maturity Date:	April 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,587,972 (TTM February 28, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,555,691
Call Protection:	L(27),D(26),O(7)	2024 NOI:	$2,280,872
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$2,257,246
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$202,381
Taxes:	$361,081	$60,180	NAP	Maturity Date Loan / Unit:	$202,381
Insurance(2):	$0	Springing	NAP	Cut-off Date LTV:	72.6%
Replacement Reserves:	$0	$3,500	NAP	Maturity Date LTV:	72.6%
				UW NOI DY:	7.5%
				UW NCF DSCR:	1.23x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Loan Payoff	$24,130,574	71.0%
			Borrower Sponsor Equity	8,606,616	25.3
			Closing Costs	901,729	2.7
			Upfront Reserves	361,081	1.1
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%
(1)	The borrower of the Innovo at Sunrise mortgage loan is affiliated with the borrower of the Innovo at Waters mortgage loan, which is also being contributed to the CGCMT 2026-MFAM1 securitization.
(2)	Deposits into the Insurance Reserve are not required provided that the borrower provides satisfactory evidence (as reasonably determined by the lender) that the insurance requirements in the Innovo at Sunrise mortgage loan documents have been satisfied pursuant to a blanket insurance policy reasonably acceptable to the lender.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

99

Multifamily – Garden 8600-8798 Northwest 38th Street Sunrise, FL 33351	Collateral Asset Summary – Loan No. 11 Innovo at Sunrise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 72.6% 1.23x 7.5%

The following table presents certain information relating to the unit mix at the Innovo at Sunrise property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	16	9.5%	100.0%	677	$1,910	$1,940
1BR / 1BA	68	40.5%	97.1%	800	$2,020	$2,050
2BR / 1BA	14	8.3%	100.0%	1,000	$2,322	$2,355
2BR / 2BA(3)	70	41.7%	97.1%	1,107	$2,467	$2,505
Total/Wtd. Avg.	168	100.0%	97.6%	933	$2,219	$2,255
(1)	Based on the underwritten rent roll dated March 5, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
(3)	2 BR / 2 BA includes one model unit that is occupied but to which no underwritten rent is attributable. This unit is included in total Occupancy, but not in Average Monthly Rent Per Unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

100

Multifamily – Garden 8600-8798 Northwest 38th Street Sunrise, FL 33351	Collateral Asset Summary – Loan No. 11 Innovo at Sunrise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 72.6% 1.23x 7.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Innovo at Sunrise property:

Cash Flow Analysis(1)
	2022	2023	2024	2025	TTM 2/28/2026	U/W	U/W Per Unit
Base Rent	$3,620,813	$4,161,217	$4,374,279	$4,434,572	$4,446,098	$4,340,040	$25,834
Potential Income from Vacant Units	0	0	0	0	0	109,320	$651
Gross Potential Income	$3,620,813	$4,161,217	$4,374,279	$4,434,572	$4,446,098	$4,449,360	$26,484
Other Income(2)	200,070	205,033	195,376	242,573	268,763	275,000	$1,637
Net Rental Income	$3,820,883	$4,366,250	$4,569,655	$4,677,145	$4,714,860	$4,724,360	$28,121
(Vacancy / Credit Loss)	(129,125)	(180,263)	(216,059)	(220,747)	(211,128)	(222,468)	($1,324)
Total Effective Gross Income	$3,691,758	$4,185,987	$4,353,596	$4,456,398	$4,503,732	$4,501,892	$26,797

Real Estate Taxes	$517,719	$542,668	$606,094	$663,157	$666,467	$690,788	$4,112
Insurance	233,609	535,649	597,523	319,200	319,200	320,002	$1,905
Management Fee	111,070	125,951	130,677	133,967	135,388	135,057	$804
Utilities	221,351	225,079	238,538	262,484	270,755	270,755	$1,612
Other Expenses(3)	494,985	499,394	499,892	521,899	523,951	523,951	$3,119
Total Expenses	$1,578,734	$1,928,741	$2,072,724	$1,900,707	$1,915,760	$1,940,553	$11,551

Net Operating Income	$2,113,024	$2,257,246	$2,280,872	$2,555,691	$2,587,972	$2,561,339	$15,246
Replacement Reserves	0	0	0	0	0	42,000	$250
Net Cash Flow	$2,113,024	$2,257,246	$2,280,872	$2,555,691	$2,587,972	$2,519,339	$14,996

Occupancy	NAV	97.7%	95.0%	96.8%	96.5%	95.0%(4)
NCF DSCR	1.03x	1.10x	1.11x	1.24x	1.26x	1.23x
NOI Debt Yield	6.2%	6.6%	6.7%	7.5%	7.6%	7.5%
(1)	Based on the underwritten rent roll dated March 5, 2026.
(2)	Other Income includes forfeited deposits, antenna income, late charge, after-hour utility charges, and income associated with the RUBS program in-place at the Innovo at Sunrise property.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance and general and administrative expenses.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the Innovo at Sunrise property had an “as-is” appraised value of $46,800,000 as of March 9, 2026.

Innovo at Sunrise Appraised Value(1)
Property	Value	Capitalization Rate
Innovo at Sunrise	$46,800,000	5.50%
(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101

Multifamily – Garden 8600-8798 Northwest 38th Street Sunrise, FL 33351	Collateral Asset Summary – Loan No. 11 Innovo at Sunrise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 72.6% 1.23x 7.5%

The following table presents certain information relating to multifamily properties that are comparable to the Innovo at Sunrise property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit(2)
Innovo at Sunrise 8600-8798 Northwest 38th Street Sunrise, FL	-	1987/2025	168(2)		Studio(2)	677 SF(2)	$1,910(2)
				97.6%(2)	1BR/1BA(2)	800 SF(2)	$2,020(2)
					2BR/1BA(2)	1,000 SF(2)	$2,322(2)
					2BR/2BA(2)(3)	1,107 SF(2)	$2,467(2)
Shamrock at Sunrise 4001 N Pine Island Road Sunrise, FL	0.4 mi	2003 / NAP	119	95.0%	1BR / 1BA	801 SF	$1,875
					2BR / 2BA	1,007 SF	$2,424
					2BR / 2BA	1,092 SF	$2,182
					3BR / 2BA	1,204 SF	$2,933
					4BR / 4BA	1,818 SF	$3,500
Sole at Sunrise 3551 NW 85th Way Sunrise, FL	0.5 mi	1986 / NAP	276	98.0%	1 BR / 1BA	950 SF	$2,462
					2 BR / 2BA	1,254 SF	$2,813
					3 BR / 2BA	1,422 SF	$2,551
Delamar 4108 N Pine Island Road Sunrise, FL	0.6 mi	1975 / NAP	128	98.0%	1BR / 1BA	875 SF	$1,830-$2,005
					1 BR / 2BA + Den	1,026 SF	$1,995
					2 BR / 2BA	1,094 SF	$2,303
					2 BR / 2.5BA	1,400 SF	$2,795
Summerfield Apartments 3200 NW 84th Avenue Sunrise, FL	1.7 mi	1973 / 2012	153	95.0%	1 BR / 1.5BA	820 SF	$1,900
					1BR / 1 BA	820 SF	$1,941
					2BR / 2BA	1,115 SF	$2,203
					3BR / 2BA	1,300 SF	$3,200
Sunrise on the Green 4001 North University Drive Fort Lauderdale, FL	2.0 mi	1975 / NAP	238	83.0%	Studio	600 SF	$1,355
					1BR / 1BA	800 SF	$1,783
					2BR / 2BA	1,200 SF	$2,249
					3BR / 2BA	1,656 SF	$2,614
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 5, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.
(3)	2 BR / 2 BA includes one model unit that is occupied but to which no underwritten rent is attributable. This unit is included in total Occupancy, but not in Average Monthly Rent Per Unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

102

Multifamily – Mid Rise 520 Cliff Street Fairview, NJ 07022	Collateral Asset Summary – Loan No. 12 FIVE20 Views	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.37x 7.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	Abraham Gagin and Eyal Gagin	Collateral:	Fee
Borrower(s):	Cliff Investments LP	Location:	Fairview, NJ
Original Balance:	$34,000,000	Year Built / Renovated:	2020 / NAP
Cut-off Date Balance:	$34,000,000	Property Management:	West of Hudson Properties LLC
% by Initial UPB:	4.2%	Size:	111 Units
Interest Rate:	5.38000%	Appraised Value / Per Unit:	$49,300,000 / $444,144
Note Date:	June 30, 2026	Appraisal Date:	June 8, 2026
Original Term:	60 months	Occupancy:	97.3% (as of June 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI:	$2,563,484
Interest Only Period:	60 months	Underwritten NCF:	$2,535,734
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,548,714 (TTM April 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,491,620
Call Protection:	L(24),D(29),O(7)	2024 NOI:	$2,372,023
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	NAV
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$306,306
Taxes:	$116,725	$58,362	NAP	Maturity Date Loan / Unit:	$306,306
Insurance:	$52,548	$8,758	NAP	Cut-off Date LTV:	69.0%
Replacement Reserves:	$0	$2,313	NAP	Maturity Date LTV:	69.0%
Deferred Maintenance:	$37,030	$0	NAP	UW NOI DY:	7.5%
				UW NCF DSCR:	1.37x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Loan Payoff	$30,469,362	89.6%
			Closing Costs	2,071,232	6.1
			Borrower Sponsor Equity	1,253,103	3.7
			Upfront Reserves	206,302	0.6
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

103

Multifamily – Mid Rise 520 Cliff Street Fairview, NJ 07022	Collateral Asset Summary – Loan No. 12 FIVE20 Views	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.37x 7.5%

The following table presents certain information relating to the unit mix at the FIVE20 Views property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1 BR / 1 BA	60	54.1%	98.3%	772	$2,401	$2,447
2 BR / 1 BA	51	45.9%	96.1%	1,156	$3,109	$3,117
Total/Wtd. Avg.	111	100.0%	97.3%	948	$2,722	$2,755
(1)	Based on the underwritten rent roll dated June 1, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

104

Multifamily – Mid Rise 520 Cliff Street Fairview, NJ 07022	Collateral Asset Summary – Loan No. 12 FIVE20 Views	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.37x 7.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the FIVE20 Views property:

Cash Flow Analysis
	2024	2025	TTM 4/30/2026	U/W(1)	U/W Per Unit
Base Rent	$3,322,707	$3,501,796	$3,563,283	$3,528,312	$31,787
Potential Income from Vacant Units	0	0	0	104,172	$938
Gross Potential Income	$3,322,707	$3,501,796	$3,563,283	$3,632,484	$32,725
Other Income(2)	255,853	271,753	279,428	279,428	$2,517
Net Rental Income	$3,578,560	$3,773,549	$3,842,711	$3,911,912	$35,242
(Vacancy / Credit Loss)	(158,642)	(145,834)	(125,445)	(108,975)	($982)
Total Effective Gross Income	$3,419,918	$3,627,715	$3,717,266	$3,802,937	$34,261

Real Estate Taxes	$672,356	$712,047	$712,046	$756,649	$6,817
Insurance	70,558	83,282	86,361	100,090	$902
Management Fee	102,598	108,831	111,518	114,088	$1,028
Utilities	75,200	100,138	114,586	114,586	$1,032
Other Expenses(3)	127,183	131,797	144,040	154,040	$1,388
Total Expenses	$1,047,895	$1,136,095	$1,168,552	$1,239,454	$11,166

Net Operating Income	$2,372,023	$2,491,620	$2,548,714	$2,563,484	$23,094
Replacement Reserves	0	0	0	27,750	$250
Net Cash Flow	$2,372,023	$2,491,620	$2,548,714	$2,535,734	$22,844

Occupancy	95.2%	95.7%	96.5%	97.0%(4)
NCF DSCR	1.28x	1.34x	1.37x	1.37x
NOI Debt Yield	7.0%	7.3%	7.5%	7.5%
(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Other Income includes net parking income from 200 surface and covered under-building parking spaces, expense reimbursements for water and sewer through a fixed monthly fee ($50 per one-bedroom unit and $60 per two-bedroom unit per month), and miscellaneous sources such as forfeited security deposits, amenity fees, application fees, administration fees, pet fees, storage income, and late charges.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the FIVE20 Views property had an “as-is” appraised value of $49,300,000 as of June 8, 2026.

FIVE20 Views Appraised Value(1)
Property	Value	Capitalization Rate
FIVE20 Views	$49,300,000	5.25%
(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

105

Multifamily – Mid Rise 520 Cliff Street Fairview, NJ 07022	Collateral Asset Summary – Loan No. 12 FIVE20 Views	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.37x 7.5%

The following table presents certain information relating to multifamily properties that are comparable to the FIVE20 Views property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
FIVE20 Views	-	2020 / NAP	111(2)	97.3%(2)	1BR/1BA(2)	772 SF(2)	$2,401(2)
520 Cliff Street					2BR/1BA(2)	1,156 SF(2)	$3,109(2)
Fairview, NJ
The Meadowside	0.1 mi	2022 / NAP	128	96.9%	1BR / 1BA	883 SF	$2,550
333 Bergen Blvd					2BR / 2BA	1,108 SF	$3,250
Fairview, NJ
The Centre	1. 2 mi	2017 / NAP	314	99.0%	Studio / 1 BA	587 SF	$2,258
1 Towne Centre Dr					1 BR / 1 BA	860 SF	$2,773
Cliffside Park, NJ					2 BR / 2 BA	1,263 SF	$3,599
Braddock Park West	1.2 mi	2026 / NAP	135	94.7%	Studio / 1 BA	504 SF	$2,474
8601 Bergenline Ave					1BR / 1BA	768 SF	$3,316
North Bergen, NJ					2BR / 2BA	1,275 SF	$4,658
The Venus	1.0 mi	2026 / NAP	128	83.3%	1BR / 1BA	902 SF	$2,800
8800 John F Kennedy Blvd					2BR / 1BA	970 SF	$3,275
North Bergen, NJ
Infinity Edgewater	1.6 mi	2014 / NAP	100	96.0%	1 BR / 1 BA	918 SF	$3,200
340 Old River Rd					2BR / 2BA	1,290 SF	$3,637
Edgewater, NJ
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 1, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

106

Multifamily – Garden 7259 Point Lake Drive Charlotte, NC 28227	Collateral Asset Summary – Loan No. 13 Greenrock Estates	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 69.2% 1.31x 8.1%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Israel Katz	Collateral:	Fee
Borrower(s):	Preserve Forest Owner LLC	Location:	Charlotte, NC
Original Balance:	$33,000,000	Year Built / Renovated:	1980, 1983 / 2026
Cut-off Date Balance:	$33,000,000	Property Management:	Dasmen Residential Mgmt LLC
% by Initial UPB:	4.0%	Size:	296 Units
Interest Rate:	5.92000%	Appraised Value / Per Unit:	$47,700,000 / $161,149
Note Date:	March 26, 2026	Appraisal Date:	February 25, 2026
Original Term:	60 months	Occupancy:	93.2% (as of March 19, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	93.0%
Original Amortization:	NAP	Underwritten NOI:	$2,676,756
Interest Only Period:	60 months	Underwritten NCF:	$2,602,756
First Payment Date:	May 6, 2026
Maturity Date:	April 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,476,665 (TTM January 31, 2026)
Additional Debt Balance:	NAP	2024 NOI:	$2,364,337
Call Protection:	L(15),YM1(38),O(7)	2023 NOI:	$1,884,583
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	NAV
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$111,486
Taxes:	$148,940	$29,788	NAP	Maturity Date Loan / Unit:	$111,486
Insurance:	$104,075	$14,868	NAP	Cut-off Date LTV:	69.2%
Replacement Reserves:	$0	$6,857	NAP	Maturity Date LTV:	69.2%
Deferred Maintenance:	$47,750	$0	NAP	UW NOI DY:	8.1%
Other Reserves(1):	$43,750	$0	NAP	UW NCF DSCR:	1.31x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Loan Payoff	$30,412,286	92.2%
			Borrower Sponsor Equity	1,225,191	3.7
			Closing Costs	1,018,007	3.1
			Upfront Reserves	344,516	1.0
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	Other Reserves are comprised of an initial Hydraulic Haul Reserve of $43,750, related to the remediation of a recognized environmental condition arising from a hydraulic oil leak.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

107

Multifamily – Garden 7259 Point Lake Drive Charlotte, NC 28227	Collateral Asset Summary – Loan No. 13 Greenrock Estates	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 69.2% 1.31x 8.1%

The following table presents certain information relating to the unit mix at the Greenrock Estates property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR/1BA	60	20.3%	86.7%	688	$973	$975
1BR/1BA Renovated	56	18.9%	83.9%	697	$1,090	$1,075
2BR/1BA	14	4.7%	92.9%	950	$1,143	$1,125
2BR/1BA Renovated	10	3.4%	100.0%	950	$1,308	$1,300
2BR/2BA	51	17.2%	100.0%	1,004	$1,216	$1,215
2BR/2BA Renovated	53	17.9%	100.0%	984	$1,295	$1,300
3BR/2BA	21	7.1%	100.0%	1,250	$1,421	$1,425
3BR/2BA Renovated	31	10.5%	93.5%	1,250	$1,549	$1,550
Total/Wtd. Avg.	296	100.0%	93.2%	917	$1,214	$1,204
(1)	Based on the underwritten rent roll dated March 19, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

108

Multifamily – Garden 7259 Point Lake Drive Charlotte, NC 28227	Collateral Asset Summary – Loan No. 13 Greenrock Estates	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 69.2% 1.31x 8.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Greenrock Estates property:

Cash Flow Analysis(1)
	2023	2024	TTM 1/31/2026	U/W	U/W Per Unit
Base Rent	$4,071,842	$4,142,528	$4,245,569	$4,022,124	$13,588
Potential Income from Vacant Units	0	0	0	260,400	$880
Gross Potential Income	$4,071,842	$4,142,528	$4,245,569	$4,282,524	$14,468
Other Income(2)	688,505	715,342	758,276	748,645	$2,529
Net Rental Income	$4,760,347	$4,857,870	$5,003,846	$5,031,169	$16,997
(Vacancy / Credit Loss)	(754,121)	(428,792)	(520,442)	(327,233)	($1,106)
Total Effective Gross Income	$4,006,227	$4,429,078	$4,483,404	$4,703,936	$15,892

Real Estate Taxes	$320,287	$333,571	$340,435	$340,435	$1,150
Insurance	145,804	161,787	149,025	169,919	$574
Management Fee	120,187	132,872	134,502	141,118	$477
Utilities	461,245	508,766	532,542	542,471	$1,833
Other Expenses(3)	1,074,121	927,746	850,235	833,236	$2,815
Total Expenses	$2,121,644	$2,064,742	$2,006,739	$2,027,180	$6,849

Net Operating Income	$1,884,583	$2,364,337	$2,476,665	$2,676,756	$9,043
Replacement Reserves	0	0	0	74,000	$250
Net Cash Flow	$1,884,583	$2,364,337	$2,476,665	$2,602,756	$8,793

Occupancy	90.0%	95.1%	96.7%	93.0%(4)
NCF DSCR	0.95x	1.19x	1.25x	1.31x
NOI Debt Yield	5.7%	7.2%	7.5%	8.1%
(1)	Based on the underwritten rent roll dated March 19, 2026.
(2)	Other Income includes application fees, late fees, legal fees, forfeited security deposits, gym membership, pet rent, and other miscellaneous income items.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the Greenrock Estates property had an “as-is” appraised value of $47,700,000 as of February 25, 2026.

Greenrock Estates Appraised Value(1)
Property	Value	Capitalization Rate
Greenrock Estates	$47,700,000	5.25%
(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

109

Multifamily – Garden 7259 Point Lake Drive Charlotte, NC 28227	Collateral Asset Summary – Loan No. 13 Greenrock Estates	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 69.2% 1.31x 8.1%

The following table presents certain information relating to multifamily properties that are comparable to the Greenrock Estates property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit(2)
	-	1980, 1983 / 2026	296(2)	93.2%(2)	1BR/1BA(2)	688 SF(2)	$973(2)
					1BR/1BA Renovated(2)	697 SF(2)	$1,090(2)
					2BR/1BA(2)	950 SF(2)	$1,143(2)
Greenrock Estates 7259 Point Lake Drive					2BR/1BA Renovated(2)	950 SF(2)	$1,308(2)
Charlotte, NC					2BR/2BA(2)	1,004 SF(2)	$1,216(2)
					2BR/2BA Renovated(2)	984 SF(2)	$1,295(2)
					3BR/2BA(2)	1,250 SF(2)	$1,421(2)
					3BR/2BA Renovated(2)	1,250 SF(2)	$1,549(2)
Camara Estates	0.2 mi	1996 / 2019	232	95.7%	1 BR / 1 BA	664-699 SF	$950-$1,000
8301 Parkland Circle					2 BR / 2 BA	931-1,011 SF	$1,150
Charlotte, NC					3 BR / 2 BA	1,256 SF	$1,351
Copper Creek – CLT 5710 Copper Creek	0.2 mi	1988 / 2019	208	96.2%	1 BR / 1 BA	471-681 SF	$900-$1,000
Charlotte, NC					2 BR / 2 BA	785-885 SF	$1,101-$1,201
SomerStone Estates	0.5 mi	1983 / 2019	360	97.2%	1 BR / 1 BA	745-779 SF	$989-999
7139 Winding Cedar Triangle					2 BR / 1-2 BA	960-1,068 SF	$1,199-$1,249
Charlotte, NC					3 BR / 2 BA	1,198 SF	$1,449
The Edition	1.0 mi	1980 / NAP	240	97.9%	1 BR / 1 BA	625-650 SF	$1,100-$1,125
5923 Farm Pond Lane					2 BR / 1-2 BA	925-950 SF	$1,425-$1,450
Charlotte, NC					3 BR / 2 BA	1,250 SF	$1,825
The Kelston	1.2 mi	1986 / NAP	310	90.3%	1 BR / 1 BA	775 SF	$1,023
1306 Kelston Place					2 BR / 1-2 BA	970-1,095 SF	$1,036-$1,105
Charlotte, NC					3 BR / 2 BA	1,245-1,270 SF	$1,494-$1,610
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 19, 2026. Average Monthly Rent Per Unit reflects the average unit size and rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

110

Multifamily – Garden 10928 Audelia Road Dallas, TX 75243	Collateral Asset Summary – Loan No. 14 The Azul Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 70.6% 1.24x 8.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Jeffrey W. Amos, Joseph E.B. White, Erik Jackson and Kenneth Le	Collateral:	Fee
Borrower(s):	Azul Multifamily De LLC	Location:	Dallas, TX
Original Balance:	$27,750,000	Year Built / Renovated:	1983 / 2020
Cut-off Date Balance:	$27,750,000	Property Management:	SunRidge Management Group, Inc.
% by Initial UPB:	3.4%	Size:	362 Units
Interest Rate:	6.33000%	Appraised Value / Per Unit:	$39,300,000 / $108,564
Note Date:	March 31, 2026	Appraisal Date:	March 4, 2026
Original Term:	60 months	Occupancy:	89.2% (as of February 28, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	89.3%
Original Amortization:	NAP	Underwritten NOI(2):	$2,296,241
Interest Only Period:	60 months	Underwritten NCF:	$2,200,311
First Payment Date:	May 6, 2026
Maturity Date:	April 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$2,005,328 (TTM January 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$1,874,834
Call Protection:	L(27),D(26),O(7)	2024 NOI:	$1,565,840
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$1,627,779
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$76,657
Taxes:	$309,336	$77,334	NAP	Maturity Date Loan / Unit:	$76,657
Insurance(1):	$0	Springing	NAP	Cut-off Date LTV:	70.6%
Replacement Reserves:	$0	$7,994	NAP	Maturity Date LTV:	70.6%
Deferred Maintenance:	$96,188	$0	NAP	UW NOI DY:	8.3%
				UW NCF DSCR:	1.24x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,750,000	100.0%	Loan Payoff	$26,377,836	95.1%
			Closing Costs	921,937	3.3
			Upfront Reserves	405,524	1.5
			Borrower Sponsor Equity	44,704	0.2
Total Sources	$27,750,000	100.0%	Total Uses	$27,750,000	100.0%
(1)	Monthly Deposits into the Insurance Reserve are not required provided that the borrower provides satisfactory evidence (as reasonably determined by the lender) that the insurance requirements in The Azul Apartments mortgage loan documents have been satisfied pursuant to a blanket insurance policy reasonably acceptable to the lender.
(2)	The increase from Most Recent NOI to Underwritten NOI can be attributed to the borrower signing 49 new leases between January 1, 2026 and February 28, 2026. Underwritten rent is based on current contractual rents from tenants occupying 89.2% of NRA per the February 28, 2026 rent roll. Leases were provided for March move-ins that have been accounted for within the February 28, 2026 rent roll.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

111

Multifamily – Garden 10928 Audelia Road Dallas, TX 75243	Collateral Asset Summary – Loan No. 14 The Azul Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 70.6% 1.24x 8.3%

The following table presents certain information relating to the unit mix at The Azul Apartments property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1 BR / 1 BA	328	90.6%	88.7%	682	$1,022	$1,049
2 BR / 2 BA	34	9.4%	94.1%	927	$1,449	$1,509
Total/Wtd. Avg.	362	100.0%	89.2%	705	$1,064	$1,092
(1)	Based on the underwritten rent roll dated February 28, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

112

Multifamily – Garden 10928 Audelia Road Dallas, TX 75243	Collateral Asset Summary – Loan No. 14 The Azul Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 70.6% 1.24x 8.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Azul Apartments property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 1/31/2026(1)	U/W(1)	U/W Per Unit
Base Rent	$4,478,091	$4,721,601	$4,689,627	$4,680,767	$4,124,184	$11,393
Potential Income from Vacant Units	0	0	0	0	496,388	$1,371
Gross Potential Income	$4,478,091	$4,721,601	$4,689,627	$4,680,767	$4,620,572	$12,764
Other Income(2)	999,778	1,178,172	1,117,305	1,121,558	1,121,558	$3,098
Net Rental Income	$5,477,869	$5,899,773	$5,806,932	$5,802,325	$5,742,130	$15,862
(Vacancy / Credit Loss)	(908,906)	(1,042,624)	(792,089)	(797,854)	(496,388)	($1,371)
Total Effective Gross Income	$4,568,963	$4,857,149	$5,014,843	$5,004,471	$5,245,742	$14,491

Real Estate Taxes	$750,890	$791,358	$883,818	$814,941	$814,465	$2,250
Insurance	402,391	398,876	368,342	295,669	259,348	$716
Management Fee	135,673	145,714	148,553	149,055	157,372	$435
Utilities	394,171	520,733	412,590	419,911	419,911	$1,160
Other Expenses(3)	1,258,060	1,434,627	1,326,707	1,319,567	1,298,404	$3,587
Total Expenses	$2,941,184	$3,291,309	$3,140,009	$2,999,143	$2,949,501	$8,148

Net Operating Income	$1,627,779	$1,565,840	$1,874,834	$2,005,328	$2,296,241	$6,343
Replacement Reserves	0	0	0	0	95,930	$265
Net Cash Flow	$1,627,779	$1,565,840	$1,874,834	$2,005,328	$2,200,311	$6,078

Occupancy	85.2%	90.5%	90.3%	89.2%(4)	89.3%(5)
NCF DSCR	0.91x	0.88x	1.05x	1.13x	1.24x
NOI Debt Yield	5.9%	5.6%	6.8%	7.2%	8.3%
(1)	Based on the underwritten rent roll dated February 28, 2026. The increase from Most Recent NOI to Underwritten NOI can be attributed to the borrower signing 49 new leases between January 1, 2026 and February 28, 2026. Underwritten rent is based on current contractual rents from tenants occupying 89.2% of NRA per the February 28, 2026 rent roll. Leases were provided for March move-ins that have been accounted for within the February 28, 2026 rent roll.
(2)	Other Income includes utility reimbursements, cable TV & internet income, application fees, late charges, and miscellaneous tenant charges such as month-to-month charges, non-refundable risk fees, charges for damages, and resident liability fees.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance, advertising and marketing, general and administrative, and margin tax.
(4)	Represents occupancy as of the underwritten rent roll dated February 28, 2026.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, The Azul Apartments property had an “as-is” appraised value of $39,300,000 as of March 4, 2026.

The Azul Apartments Appraised Value(1)
Property	Value	Capitalization Rate
The Azul Apartments	$39,300,000	5.50%
(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

113

Multifamily – Garden 10928 Audelia Road Dallas, TX 75243	Collateral Asset Summary – Loan No. 14 The Azul Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 70.6% 1.24x 8.3%

The following table presents certain information relating to multifamily properties that are comparable to The Azul Apartments property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Monthly Rent Per Unit
The Azul Apartments 10928 Audelia Road Dallas, TX	-	1983 / 2020	89.2%(2)	362(2)	1 BR / 1 BA(2)	682 SF(2)	$1,022(2)
					2 BR / 2 BA(2)	927 SF(2)	$1,449(2)
Summer Hill	0.5 mi	1979 / 2018	94.5%	240	Studio / 1 BA	492 SF	$1,000
10010 Whitehurst Drive					1 BR / 1 BA	677 SF	$999
Dallas, TX					2 BR / 2 BA	826-1,186 SF	$1,310-$1,460
Reserve at Lake Highlands	0.9 mi	1980 / 2017	93.0%	152	1 BR / 1 BA	732-770 SF	$900-$1,020
11601 Audelia Road					2 BR / 2 BA	1,024 SF	$1,450
Dallas, TX
Highlands Creek	0.9 mi	1980 / 2025	95.5%	132	1 BR / 1 BA	787 SF	$1,325
8300 Skillman Street					2 BR / 2-2.5 BA	1,312 SF	$1,405-$1,615
Dallas, TX
Trellis at Lake Highlands	1.5 mi	1984 / 2014	95.0%	104	1 BR / 1 BA	565-705 SF	$815-$925
9707 Walnut Hill Lane					2 BR / 2-2.5 BA	805-1,085 SF	$1,050-$1,670
Dallas, TX
The Kendrick	1.9 mi	1986 / 2022	87.0%	405	1 BR / 1 BA	503-829 SF	$930-$1,160
7324 Skillman Street					2 BR / 2 BA	940-1,033 SF	$1,350-$1,420
Dallas, TX					3 BR / 2 BA	1,196 SF	$1,720
Solarium I	2.0 mi	1973 / NAP	94.0%	108	1 BR / 1 BA	605-704 SF	$1,050-$1,105
9275 Lyndon B Johnson Freeway					2 BR / 2.5 BA	1,185 SF	$1,500
Dallas, TX
Riverwalk	2.1 mi	1982 / 2021	92.0%	176	1 BR / 1 BA	732-803 SF	$1,163-$1,261
12920 Audelia Road					2 BR / 2 BA	1,044 SF	$1,598
Dallas, TX
Everwood	2.6 mi	1983 / 2015	96.0%	120	1 BR / 1 BA	579-774 SF	$1,003-$1,466
6910 Skillman Street					2 BR / 1-2 BA	830-917 SF	$1,486-$1,579
Dallas, TX
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 28, 2026. Average Monthly Rent Per Unit reflects the average unit size and rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

114

Multifamily – Garden 700-885 Westbury Boulevard and 705- 997 Arundell Drive Howell, MI 48843	Collateral Asset Summary – Loan No. 15 The Kensley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,250,000 72.5% 1.25x 7.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	J. Robert Langan, Timothy Hamick, Matthew Lyons and Martin Lynch	Collateral:	Fee
Borrower(s):	Westbury Phase 2, LLC	Location:	Howell, MI
Original Balance:	$27,250,000	Year Built / Renovated:	2024 / NAP
Cut-off Date Balance:	$27,250,000	Property Management:	RPM Living, LLC
% by Initial UPB:	3.3%	Size:	136 Units
Interest Rate:	6.13000%	Appraised Value / Unit:	$37,575,000 / $276,287
Note Date:	May 1, 2026	Appraisal Date:	March 24, 2026
Original Term:	60 months	Occupancy:	94.9% (as of April 24, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(1):	$2,151,904
Interest Only Period:	60 months	Underwritten NCF:	$2,117,904
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(1):	$1,813,712 (TTM March 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$1,372,505
Call Protection:	L(26),YM1(27),O(7)	2024 NOI(2):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(2):	NAV
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$200,368
Taxes:	$513,804	$46,709	NAP	Maturity Date Loan / Unit:	$200,368
Insurance:	$53,925	$6,741	NAP	Cut-off Date LTV:	72.5%
Replacement Reserves:	$0	$2,833	NAP	Maturity Date LTV:	72.5%
				UW NOI DY:	7.9%
				UW NCF DSCR:	1.25x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,250,000	100.0%	Loan Payoff	$25,443,681	93.4%
			Closing Costs	1,060,828	3.9
			Upfront Reserves	567,728	2.1
			Borrower Sponsor Equity	177,763	0.7
Total Sources	$27,250,000	100.0%	Total Uses	$27,250,000	100.0%
(1)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to lease up after The Kensley property was constructed in 2024.
(2)	2023 NOI and 2024 NOI Information are not available because The Kensley property was recently constructed in 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

115

Multifamily – Garden 700-885 Westbury Boulevard and 705- 997 Arundell Drive Howell, MI 48843	Collateral Asset Summary – Loan No. 15 The Kensley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,250,000 72.5% 1.25x 7.9%

The following table presents certain information relating to the unit mix at The Kensley property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1 BR / 1 BA	20	14.7%	95.0%	963	$1,723	$1,805
2 BR / 2 BA	64	47.1%	96.9%	1,283	$2,081	$2,122
3BR / 2BA	52	38.2%	92.3%	1,347	$2,233	$2,361
Total/Wtd. Avg.	136	100.0%	94.9%	1260	$2,085	$2,166
(1)	Based on the underwritten rent roll dated April 24, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

116

Multifamily – Garden 700-885 Westbury Boulevard and 705- 997 Arundell Drive Howell, MI 48843	Collateral Asset Summary – Loan No. 15 The Kensley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,250,000 72.5% 1.25x 7.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Kensley property:

Cash Flow Analysis(1)
	2025	TTM 3/31/2026(2)	U/W(2)	U/W Per Unit
Base Rent	$3,438,478	$3,418,856	$3,227,280	$23,730
Potential Income from Vacant Units	0	0	188,232	$1,384
Gross Potential Income	$3,438,478	$3,418,856	$3,415,512	$25,114
Other Income(3)	148,420	211,383	211,383	$1,554
Net Rental Income	$3,586,898	$3,630,239	$3,626,895	$26,668
(Vacancy / Credit Loss)	(836,775)	(498,663)	(170,776)	($1,256)
Total Effective Gross Income	$2,750,124	$3,131,575	$3,456,119	$25,413

Real Estate Taxes	384,585	472,335	560,513	$4,121
Insurance	114,115	108,994	77,035	$566
Management Fee	124,692	93,947	103,684	$762
Utilities	141,317	123,552	93,085	$684
Other Expenses(4)	612,909	519,034	469,898	$3,455
Total Expenses	$1,377,618	$1,317,863	$1,304,215	$9,590

Net Operating Income	$1,372,505	$1,813,712	$2,151,904	$15,823
Replacement Reserves	0	0	34,000	$250
Net Cash Flow	$1,372,505	$1,813,712	$2,117,904	$15,573

Occupancy	75.7%	85.4%	95.0%(5)
NCF DSCR	0.81x	1.07x	1.25x
NOI Debt Yield	5.0%	6.7%	7.9%
(1)	Based on the underwritten rent roll dated April 24, 2026.
(2)	The increase from TTM 3/31/2026 Net Operating Income to U/W Net Operating Income is primarily attributable to lease up after The Kensley property was constructed in 2024.
(3)	Other Income includes miscellaneous sources such as forfeited deposits, pet fees, and related items, cable income, and RUBS reimbursements for water, sewer, and trash.
(4)	Other Expenses includes repairs and maintenance, advertising and marketing, general and administrative, payroll and benefits, and employee units expense which reflects the lost rental income from three employee-occupied units.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, The Kensley property had an “as-is” appraised value of $37,575,000 as of March 24, 2026.

The Kensley Appraised Value(1)
Property	Value	Capitalization Rate
The Kensley	$37,575,000	5.75%
(1) Source: Appraisal

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

117

Multifamily – Garden 700-885 Westbury Boulevard and 705- 997 Arundell Drive Howell, MI 48843	Collateral Asset Summary – Loan No. 15 The Kensley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,250,000 72.5% 1.25x 7.9%

The following table presents certain information relating to multifamily properties that are comparable to The Kensley property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit(2)
The Kensley	-	2024 / NAP	136(2)	94.9%(2)	1 BR / 1 BA(2)	963 SF(2)	$1,723(2)
700-885 Westbury Boulevard and 705-997 Arundell Drive					2 BR / 2 BA(2)	1,283 SF(2)	$2,081(2)
Howell, MI 48843					3BR / 2BA(2)	1,347 SF(2)	$2,233(2)
Westbury Apartments	0.1 mi	2003 / NAP	131	97.0%	1 BR / 1 BA	961-963 SF	$1,542
1025 Westbury Boulevard					2 BR / 2 BA	1,242-1,331 SF	$1,853-$2,010
Howell, MI 48843					3 BR / 2 BA	1,258-1,479 SF	$2,140-$2,407
Redwood Howell 1744 Ella Lane Howell, MI 48843	2.9 mi	2014 / NAP	144	95.0%	2 BR / 2 BA	1,294-1,427 SF	$1,849-$2,174
Aberdeen of Brighton	5.6 mi	2006 / NAP	72	96.0%	2 BR / 2 BA	1,525 SF	$1,999
4229 Deeside Drive Brighton, MI 48116					3 BR / 2 BA	1,412-1,739 SF	$2,145-$2,208
Avenue Apartments	5.0 mi	2025 / NAP	109	18.0%	2 BR / 2 BA - Ranch	1,387 SF	$2,349
4100 Wheaton Pl Howell, MI 48843					3 BR / 2 BA - TH	1,674 SF	$2,649
Vista at Brighton	5.3 mi	2025 / NAP	233	43.0%	Studio	470-576 SF	$1,621-$1,783
700 North 2nd Street					1 BR / 1 BA	689-843 SF	$1,775-$2,342
Brighton, MI 48116					2 BR / 2 BA	1,044-1,078 SF	$2,050-$2,771
					3 BR / 2 BA	1,389 SF	$3,123-$3,335
Glens at Rolling Ridge	0.7 mi	2001 / NAP	200	93.0%	1 BR / 1 BA	745-796 SF	$1,390-$1,605
2998 Aubrey Rae Lane Howell, MI 48843					2 BR / 2 BA	967-1,042 SF	$1,530-$1,895
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 24, 2026. Average Monthly Rent Per Unit reflects the average unit size and rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, Academy Securities, Inc., Mischler Financial Group, Inc., Bancroft Capital, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

118